As filed with the Securities and Exchange Commission on August 25, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Advanced Inhalation Therapies (AIT) Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Amir Avniel – Chief Executive Officer	Zysman, Aharoni, Gayer and
Advanced Inhalation Therapies (AIT) Ltd. 2 Derech Meir Weisgal	Sullivan & Worcester LLP 1633 Broadway
Rehovot, 7632605 Israel Tel: +972.8.684.3313	New York, NY 10019 Tel: 212.660.5000
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone
including area code, of registrant’s principal executive offices)	number, including area code, of agent for service)

Copies to:

Edwin L. Miller Jr.	Eran Ben-Dor	Mitchell S. Nussbaum
Oded Har-Even	Zysman, Aharoni, Gayer & Co.	Angela M. Dowd
Shy S. Baranov	41-45 Rothschild Blvd.	Loeb & Loeb LLP
Zysman, Aharoni, Gayer and	Beit Zion	345 Park Avenue
Sullivan & Worcester LLP	Tel-Aviv, Israel 65784	New York, NY 10154
1633 Broadway	Tel: +972.3.795.5555	Tel: 212.407.4000
New York, NY 10019
Tel: 212.660.5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Ordinary shares, par value NIS 0.01 per share(2)(3)	$34,500,000	$4,008.90
Representative’s warrants to purchase ordinary shares(4)	-	-
Ordinary shares underlying representative’s warrants(5)	$2,156,250	$250.56
TOTAL	$36,225,000	$4,209.35

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3) Includes ordinary shares which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(4) In accordance with Rule 457(g) under the Securities Act, because the Registrant’s ordinary shares underlying the Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5) As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 125% of the public offering price, and the proposed maximum aggregate offering price of the ordinary shares underlying the Representative’s warrants is $ .

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 25, 2015

Ordinary Shares

This is a firm commitment initial public offering of                ordinary shares of Advanced Inhalation Therapies (AIT) Ltd. No public market currently exists for our shares. We anticipate that that the initial public offering price per share will be between $       and $      .

We intend to apply to list our ordinary shares on the Nasdaq Capital Market under the symbol “AITP.” No assurance can be given that such application will be approved. If our ordinary shares are not approved for listing on the Nasdaq Capital Market, we will not consummate this offering.

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1) The underwriters will receive compensation in addition to the discounts and commissions. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted the representative of the underwriters an option to purchase up to           additional ordinary shares from us at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable will be $ , and the total proceeds to us, before expenses, will be $ .

The underwriters expect to deliver our shares to purchasers in the offering on or about           , 2015.

Aegis Capital Corp

The date of this prospectus is           , 2015

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You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We are offering to sell our ordinary shares, and seeking offers to buy our ordinary shares, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our ordinary shares.

For investors outside of the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “AIT” refer to Advanced Inhalation Therapies (AIT) Ltd., and its wholly owned subsidiary, Advanced Inhalation Therapies (AIT) Inc.

NOxBR, NOxCF, NOxPN, NOxAST and NOxSysBS are trademarks of Advanced Inhalation Therapies (AIT) Ltd.

Our reporting currency and functional currency is the U.S. dollar.

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PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before buying our ordinary shares. Therefore, you should read the entire prospectus carefully, especially the “Risk Factors” section beginning on page 11 and our consolidated financial statements and the related notes appearing at the end of this prospectus before deciding to invest in our ordinary shares.

THE COMPANY

Overview

We are an emerging biopharmaceutical company that is developing a single proprietary 160 parts per million (ppm) nitric oxide (NO) formulation and delivery system to treat various respiratory infections for which current treatments have limited effectiveness.

Our novel system is designed to safely deliver a high dosage of NO to the lungs, that, for the first time, has the potential to eliminate microbial infections including bacteria, fungi and viruses. This is in contrast to the current U.S. Food and Drug Administration (FDA) approved 20 ppm NO vasodilation treatment which is ineffective in treating microbial infections. NO is produced naturally by the body as an effective innate immunity mechanism. In order to combat severe infections, however, as demonstrated in clinical trials, higher concentrations of an NO formulation are required. To date no NO formulation and delivery system is approved by the FDA to deliver a high antimicrobial dosage to the lungs.

Our general target indication for our platform is Lower Respiratory Tract Infections (LRTI), including our first two targets, children with bronchiolitis, mainly caused by respiratory syncytial virus (RSV) and lung infections in patients with Cystic Fibrosis (CF). Our secondary target indications include pneumonia and severe (infection-induced) asthma. We have completed two Phase 2a safety and efficacy trials to treat severe bronchiolitis and CF-related lung infections. We believe that the results of both trials suggest the safety and efficacy of our product candidates. We have received orphan drug designation by the FDA and the European Medicines Agency (EMA) for the use of our NOxCFTM product candidate for the treatment of CF-related lung infections.

We have a broad intellectual property portfolio directed to our device and mode of delivery, monitoring parameters and methods of treating specific disease indications. Our intellectual property portfolio consists of seven issued patents and one patent application, their continuations and foreign counterparts, which we have obtained through a non-exclusive worldwide license from SensorMedics Corporation (CareFusion) and 17 patent applications developed internally.

Advantages of AIT’s system

We believe that our proprietary NO formulation and delivery system is uniquely suitable for the treatment of severe respiratory-related infections, and has a number of advantages including that it:

•	is optimized to safely deliver a high 160 ppm, anti-microbial dosage of NO, whereas existing formulations of NO currently on the market consist of an NO concentration of approximately 20 ppm;

•	has the potential to eliminate bacteria, viruses, fungi and other microbes from the lungs using a constant positive flow of NO. We believe that positive flow allows for more direct and controlled delivery of a high dosage NO formulation;

•	is not based on antibiotic drug mechanisms of action, and is potentially effective against antibiotic-resistant bacteria;

•	is capable of being programmed to deliver different protocol treatments for a wide range of lung infections;

•	has the potential to reduce the mucus caused by lung infections and enhances vasodilation for improved blood flow; and

•	has the potential to reduce the formation of biofilm, a surface layer that protects harmful bacteria and prevents the penetration of antibiotic medication.

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Market opportunity and indications

There are over 1.5 million hospitalizations related to LRTI annually in the United States, and LRTI is the third leading cause of death worldwide, responsible for over three million deaths annually, according to the World Health Organization (WHO). Our LRTI target indications are as follows:

Bronchiolitis. Bronchiolitis is the most common LRTI in infants and the most common cause of hospitalization of infants during the first year of life. Viral bronchiolitis (infection) causes inflammation of the airways in the lungs, which then fill with mucus. The reduction in air exchange in the lung causes reduction in the oxygen concentration in the blood (hypoxemia). Currently, there is no antiviral treatment for bronchiolitis, and the treatment for acute lung infections in infants is largely supportive, and based on prolonged hospitalization, during which the infant receives a constant flow of oxygen to reduce hypoxemia. In addition, systemic steroids and inhalation with bronchodilators are sometimes administered until recovery, but these treatments are not able to eliminate all microbes. Over 150 million new cases of bronchiolitis are reported worldwide each year. In the United States, there are approximately 150,000 annual bronchiolitis hospitalizations among children five years old or younger and 200 deaths among children less than two years old. In 2009, hospital charges in the United States for bronchiolitis reached $1.7 billion.

Cystic Fibrosis. CF is a lifelong hereditary disease that causes mucus to form in the lungs and other organs. In 90% of CF cases, this mucus blocks the airways in the lungs, making it hard to breathe and leading to serious lung infections. For hospitalized CF patients, current treatments are supportive through the administration of oxygen and inhalation with bronchiodilators, and include broad spectrum antibiotics and sometimes systemic steroids. Because these treatments do not eliminate all microbes, patients often suffer recurrent infections causing lung damage and ultimately in many cases respiratory failure. According to the Cystic Fibrosis Foundation, there are approximately 30,000 CF patients in the United States. According to the Cystic Fibrosis Foundation, the average life expectancy of CF patients is 40 years. The annual cost per patient is estimated to be in the range of $45,000 to $50,000, resulting in more than $1 billion in annual costs on the care of CF patients in the United States. CF is a complex disease with many different manifestations, and we believe that our NO formulation and delivery system may offer patients significant benefit.

Pneumonia and Severe Asthma. Our third and fourth target indications are pneumonia and severe (infection-induced) asthma. Treatment regimens for pneumonia and severe asthma have the same limitations as those for bronchiolitis and CF. Globally, approximately 450 million people suffer from pneumonia every year. Pneumonia is the single largest cause of death in children under the age of five, and is responsible for the annual death worldwide of over a million children within this group, according to the World Health Organization. In the United States, there were approximately 4.2 million ambulatory care visits for pneumonia in 2006, and 1.1 million hospitalizations, of which approximately 50,000 resulted in death in 2009, according to the Center for Disease Control. The annual economic burden associated with pneumonia in the United States exceeds $17 billion.

Asthma is one of the most common and costly diseases in America. Since the 1970s, the prevalence of asthma has increased significantly. In 2007, in the United States alone, there were 1.75 million (1.11 million for adults and 0.64 million for children) asthma-related emergency department visits and 456,000 (299,000 for adults and 157,000 for children) asthma-related hospitalizations, which constituted about one third of the total $14.7 billion annual asthma-related health care expenditures in the United States.

Strategy and Clinical Trials

Our objective is to build a leading biopharmaceutical company focused on developing and commercializing proprietary NO-based products for the treatment of severe respiratory infections and diseases of the lungs. If successful with our planned clinical trials, we expect to commercialize our products by establishing distribution capabilities and pursuing strategic collaborations with large pharmaceutical and medical device companies.

Our completed clinical trials and plans for future clinical trials are as follows:

•	Bronchiolitis. Phase 1 safety studies have been successfully completed at the hospital of the University of British Columbia. More significantly, we recently completed a Phase 2a, double blind, randomized study conducted in Israel in infants with bronchiolitis. In May 2014, we submitted a pre-IND letter to the FDA in which we requested certain feedback. The FDA responded to our request in June 2014, and we perceive their response as favorable. The FDA agreed that the safety profile of NO is well understood, and that the existing pre-clinical data should be sufficient to support an Investigational New Drug (IND) application. We intend to submit our IND to the FDA in the first half of 2016 and expect to commence a U.S.-based Phase 2b clinical trial shortly thereafter.

•	CF-Related Lung Infections. We recently completed a Phase 2a open label, multi-center study in Israel of CF patients who are over 10 years old. Similar to bronchiolitis, we intend to submit our IND to the FDA in the first half of 2016 and expect to commence a U.S.-based Phase 2b clinical trial shortly thereafter.

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•	Pneumonia and Asthma. We expect to conduct Phase 2 clinical trials for the treatment of severe pneumonia and infection-induced asthma initially in Israel. If successful, these will be followed by late-stage clinical trials in the United States.

•	Additional indications. We may in the future consider conducting clinical trials for additional indications, such as other severe respiratory infections and lung cancer.

Risks Associated with Our Business

Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors” immediately following this prospectus summary. These are not the only risks we face. These risks include, among others, that:

•	we are a development-stage biopharmaceutical company and have a limited operating history on which to assess our business, have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future;

•	even if this offering is successful, we expect that we will need to raise additional funding before we can expect to become profitable from sales of our products;

•	we are heavily dependent upon the success of our product candidates, which are in the early stages of clinical development, and we cannot provide any assurance that the FDA or other regulatory agencies will allow us to conduct further clinical trials;

•	we are in the process of finalizing the development of our NOxSysBSTM proprietary delivery system, and unexpected delays will adversely impact the timing of our U.S.-based clinical trials;

•	our competitors may develop or commercialize products faster or more successfully than us;

•	because some of our the target patient populations of our product candidates are small, we must be able to successfully identify patients and achieve a significant market share to maintain profitability and growth;

•	our reliance on third parties to help conduct our pre-clinical studies and clinical trials;

•	we do not have any products approved for sale by the FDA or any other regulatory agencies, and we cannot provide any assurance that any of our product candidates will receive regulatory approval;

•	if we are unable to obtain and maintain effective intellectual property rights for our technologies, product candidates or any future product candidates, we may not be able to compete effectively in our markets; and

•	our future success depends in part upon our ability to retain our executive and scientific teams, and to attract, retain and motivate other qualified personnel.

Corporate Information

We are an Israeli corporation based in Rehovot, Israel, and were incorporated on May 1, 2011. Our principal executive offices are located at Derech Meir Weisgal 2, Rehovot, 7632605 Israel, and our telephone number is +972-8-6843313. Our wholly owned subsidiary, Advanced Inhalation Therapies (AIT) Inc., was incorporated in Delaware on August 29, 2014.

Implications of being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (Securities Act), as modified by the Jumpstart Our Business Startups Act of 2012 (JOBS Act). As such, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•	furnishing only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We intend to take advantage of these exemptions. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.0 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the completion of this offering.

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The JOBS Act permits an “emerging growth company” like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are, for the time being, electing to delay such adoption of new or revised accounting standards.

Implications of being a Foreign Private Issuer

Our status as a foreign private issuer also exempts us from compliance with certain laws and regulations of the Securities and Exchange Commission (SEC), and certain regulations of The NASDAQ Stock Market, including the proxy rules, the short-swing profits recapture rules, the composition of various board committees and certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. In addition, we will not be required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as registered U.S. companies.

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THE OFFERING

Ordinary shares offered by us	ordinary shares

Ordinary shares to be outstanding after this offering	ordinary shares (or ordinary shares if the over-allotment option is exercised in full)

Over-allotment option	We have granted the underwriters the right to purchase up to additional ordinary shares from us at the public offering price less the underwriting discount within 45 days from the date of this prospectus to cover over-allotments.

Underwriter compensation warrants Use of proceeds

We will issue to Aegis Capital Corp., the representative of the underwriters (Aegis), upon closing of this offering, compensation warrants entitling Aegis to purchase 5.0% of the aggregate number of ordinary shares issued in this offering. The underwriter warrants will have a term of four years and may be exercised commencing 12 months after the date of effectiveness of the Registration Statement on Form F-1 of which this prospectus forms a part. The underwriter warrants may be exercised on a cashless basis.

We expect to receive approximately $      million in net proceeds from the sale of      ordinary shares offered by us in this offering (approximately $      million if the underwriters exercise their over-allotment option in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, assuming the shares are offered at $ per share, the midpoint of the estimated price range set forth on the cover of this prospectus.

We currently expect to use the net proceeds from this offering for:

•      completing necessary preparations and conducting a Phase 2b clinical study for NOxBRTM for the treatment of bronchiolitis, estimated at $6 million;

•      completing necessary preparations and conducting a Phase 2b clinical study for NOxCFTM for the treatment of cystic fibrosis, estimated at $5 million;

•      completing necessary preparations and conducting a Phase 2 study for NOxPNTM for the treatment of pneumonia, estimated at $2 million;

•      completing necessary preparations and conducting a Phase 2 study for NOxASTTM for the treatment of asthma, estimated at $3 million;

•      developing NOxSysBSTM for hospital use, estimated at $3 million; and

•      the remainder for working capital and general corporate purposes, and possible in-licensing of additional intellectual property and product candidates.

Risk factors	You should read the “Risk Factors” section starting on page 11 of this prospectus for a discussion of factors to consider carefully before deciding to invest in ordinary shares.

Proposed NASDAQ Capital Market symbol	We intend to apply for the listing of our ordinary shares on the NASDAQ Capital Market under the symbol “AITP.”

Transfer Agent and Registrar	Vstock Transfer, LLC

The number of ordinary shares to be outstanding after this offering is based on 11,628,100 ordinary shares outstanding as of August 1, 2015, and excludes the following:

•	1,713,311 ordinary shares issuable upon the exercise of stock options under our 2013 Share Option Plan (2013 Plan) outstanding as of August 1, 2015, at a weighted-average exercise price of $0.42 per ordinary share;
•	882,282 series A preferred shares (which will automatically be converted into ordinary shares in connection with this offering) issuable upon the exercise of warrants with an exercise price of $0.306 per share;
•	33,369 ordinary shares reserved for future issuance under our 2013 Plan;

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•	4,337,878 ordinary shares issuable upon the exercise of options issued in connection with our convertible promissory notes which options will be granted upon the consummation of this offering with an exercise price of $0.680056 per ordinary share; and
•	32,678 series A preferred shares issuable to a consultant upon the exercise of options at an exercise price which equals the par value per share and subject to the exercise of another investor’s warrants.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

•	the automatic conversion, on a one-for-one basis, of all 5,064,950 outstanding series A preferred shares into 5,064,950 ordinary shares, which will occur automatically immediately prior and subject to the consummation of this offering;
•	the issuance of 24,132 ordinary shares upon the exercise of consultant options, at an exercise price which equals the par value per share, issuable upon the conversion of convertible notes of another investor;
•	the automatic conversion of convertible promissory notes in the aggregate principal amount of $2,950,000, and accrued interest in the amount of $200,872 as of August 1, 2015, into an aggregate of 4,633,254 ordinary shares, which will occur immediately prior and subject to the consummation of this offering;
•	the exercise of warrants to purchase 751,574 ordinary shares, including (i) 65,354 warrants to purchase series A preferred shares (which will be automatically converted on a one-for-one basis into ordinary shares immediately prior and subject to the consummation of this offering) with an exercise price of $0.306 per share and (ii) 686,220 warrants to purchase ordinary shares with an exercise price of $1.02 per share;
•	the filing of our amended and restated articles of association, which will occur immediately prior and subject to the consummation of this offering; and
•	no exercise of the underwriters’ over-allotment option.

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SUMMARY FINANCIAL DATA

The following table summarizes our financial data. We have derived the following statements of operations data for the years ended December 31, 2014 and 2013, from our audited consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. Numbers in the following tables are in U.S. dollars and, except share and per share amounts, are in thousands.

	Year ended December 31,
	2014	2013
Statements of Operations Data:

Research and development expenses	$1,167	$898

General and administrative expenses	989	486

Financial (income) expense, net	411	(7)

Revaluation of warrants to purchase series A preferred shares	2,055	197

Loss attributable to holders of ordinary shares	4,622	1,574

Weighted average number of ordinary shares used in computing basic and diluted net loss per share	11,628,100	11,628,100

	As of December 31, 2014
	Actual	Pro Forma (1) (unaudited)	Pro Forma As Adjusted (2) (unaudited)
Balance Sheet Data:

Total current assets	219	2,259
Total long-term assets	115	115
Total current liabilities	486	486
Long-term liabilities	3,289	1,360
Shareholders’ equity (deficiency)	(3,441)	528

(1) On a pro forma basis to give effect to (i) the automatic conversion, on a one-for-one basis, of 5,064,950 outstanding series A preferred shares into 5,064,950 ordinary shares, which will occur automatically immediately prior and subject to the consummation of this offering, (ii) the exercise of warrants to purchase 751,573 ordinary shares, including (A) 65,353 warrants to purchase series A preferred shares (which will automatically be converted on a one-for-one basis into ordinary shares immediately prior and subject to the consummation of this offering) with an exercise price of $0.306 per share and (B) 686,220 warrants to purchase ordinary shares with an exercise price of $1.02 per share, (iii) the issuance of 24,132 ordinary shares issuable upon the exercise of consultant options outstanding as of August 1, 2015, at an exercise price which equals the par value per share issuable upon conversion of convertible notes of another investor, and (iv) the automatic conversion of convertible notes outstanding in the aggregate principal amount of $2,950,000 and accrued interest as of August 1, 2015 in the amount of $200,872 into an aggregate of 4,633,254 ordinary shares.

(2) Pro forma, as adjusted data gives retroactive effect to the adjustments described in footnote (1) above and the sale of           ordinary shares in this offering at an initial public offering price of $           per share (the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale had occurred on December 31, 2014.

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including our consolidated financial statements and the notes thereto, before deciding to invest in our ordinary shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In these circumstances, the market price of our ordinary shares could decline, and you may lose all or part of your investment.

Risks Related to Our Financial Condition and Capital Requirements

We are a development-stage company and have a limited operating history on which to assess the prospects for our business, have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

We are a development-stage biopharmaceutical company with a limited operating history. We have incurred net losses since our inception in May 2011, including net losses of approximately $4.6 million for the year ended December 31, 2014. As of December 31, 2014, we had an accumulated deficit of approximately $6.37 million.

We have devoted substantially all of our financial resources to design and develop our product candidates, including conducting clinical studies and providing general and administrative support for these operations. To date, we have financed our operations primarily through the sale of equity securities and convertible notes. The amount of our future net losses will depend, in part, on the rate of our future expenditures and our ability to obtain funding through equity or debt financings, strategic collaborations or grants. Biopharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. We are in the early stages of clinical and preclinical development for our product candidates, we have not yet commenced pivotal clinical studies for any product candidate, and it may be several years, if ever, before we complete pivotal clinical studies and have a product candidate approved for commercialization. Even if we obtain regulatory approval to market a product candidate, our future revenue will depend upon the size of the markets for which our product candidates may receive approval and our ability to achieve sufficient market acceptance, pricing, reimbursement from third-party payors and adequate market share for our product candidates in those markets.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. We anticipate that our expenses will increase substantially if and as we:

•	continue our research and preclinical and clinical development of our product candidates;
•	expand the scope of our current clinical studies for our product candidates;
•	advance our programs into larger, more expensive clinical studies;
•	initiate additional preclinical, clinical or other studies for our product candidates;
•	establish our supply chain;
•	seek regulatory and marketing approvals for our product candidates that successfully complete clinical studies;
•	establish a sales, marketing and distribution infrastructure to commercialize any products for which we may obtain marketing approval;
•	seek to identify, assess, acquire, license and/or develop other product candidates;
•	seek to maintain, protect and expand our intellectual property portfolio;
•	seek to attract and retain skilled personnel;
•	create additional infrastructure to support our operations as a public company and our product development and planned future commercialization efforts; and
•	experience any delays or encounter issues with any of the above, including but not limited to failed studies, complex results, safety issues or other regulatory challenges that require longer follow-up of existing studies, additional major studies or additional supportive studies in order to pursue marketing approval.

Further, the net losses we incur may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of our results of operations may not be a good indication of our future performance.

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We have never generated any revenue from product sales and may never be profitable.

We have no products approved for commercialization and have never generated any revenue. Our ability to generate revenue and achieve profitability depends on our ability, alone or with strategic collaboration partners, to successfully complete the development of, and obtain the regulatory and marketing approvals necessary to commercialize, one or more of our product candidates. We do not anticipate generating revenue from product sales for a significant period of time. Our ability to generate future revenue from product sales depends heavily on our success in many areas, including but not limited to:

•	completing research and preclinical and clinical development of our product candidates;
•	obtaining regulatory and marketing approvals for product candidates for which we complete clinical studies;
•	establishing and maintaining supply and manufacturing relationships with third parties that can conduct the process and provide adequate (in amount and quality) products to support clinical development and the market demand for our product candidates, if approved;
•	launching and commercializing product candidates if and when we obtain regulatory and marketing approval, either directly or with a collaborator or distributor;
•	exposing, educating and training physicians to use our products;
•	obtaining market acceptance of our product candidates as viable treatment options;
•	addressing any competing technological and market developments;
•	identifying, assessing, acquiring and/or developing new product candidates;
•	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;
•	maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how; and
•	attracting, hiring and retaining qualified personnel.

Even if one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product candidate. Our expenses could increase beyond expectations if we are required by the FDA, the EMA or other regulatory agencies, domestic or foreign, to change our manufacturing processes for the device, or to perform clinical, nonclinical or other types of studies in addition to those that we currently anticipate. In cases where we are successful in obtaining regulatory approvals to market one or more of our product candidates, our revenue will be dependent, in part, upon the size of the markets in the territories for which we gain regulatory approval, the accepted price for the product, the ability to get reimbursement at an acceptable price and whether we own the commercial rights for that territory. If the number of our addressable patients is not as significant as we estimate, the indication approved by regulatory authorities is narrower than we expect, or the reasonably expected population for treatment is narrowed by competition, physician choice or treatment guidelines, we may not generate significant revenue from sales of such products, even if approved. Additionally, if we are not able to generate revenue from the sale of any approved products, we may be forced to cease operations.

Even if this offering is successful, we expect that we will need to raise substantial additional funding before we can expect to become profitable from sales of our products. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We are currently advancing two product candidates through clinical development for the treatment of CF and bronchiolitis Developing our product candidates is expensive, and we expect our research and development expenses to increase substantially in connection with our ongoing activities, particularly as we advance our product candidates through clinical studies.

If our product candidates enter and advance through preclinical studies and clinical trials, we will need substantial additional funds to expand our development, regulatory, manufacturing, marketing and sales capabilities or contract with other organizations to provide these capabilities for us. We have used substantial funds to develop our product candidates and will require significant funds to conduct further research and development and preclinical testing and clinical trials of our product candidates, to seek regulatory approvals for our product candidates and to manufacture and market products, if any, which are approved for commercial sale.

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As of December 31, 2014, our cash and cash equivalents were $161,000. Upon the completion of this offering, based upon our currently expected level of operating expenditures, we expect that our existing cash and cash equivalents will be sufficient to fund operations through September 30, 2018; however, we expect that we will require substantial additional capital to obtain regulatory approval for, and to commercialize, our product candidates. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Our future funding requirements will depend on many factors, including but not limited to:

•	the scope, rate of progress, results and cost of our clinical studies, preclinical testing and other related activities, as well as whether the FDA or other regulatory agencies will allow us to commence, or require us to conduct additional clinical studies;

•	developing and manufacturing our product candidates for use in clinical trials;

•	the cost of manufacturing or obtaining clinical supplies, and establishing commercial supplies, of our product candidates and any future products;

•	the number and characteristics of product candidates that we pursue;

•	the cost, timing and outcomes of regulatory approvals;

•	the cost and timing of establishing sales, marketing and distribution capabilities; and

•	the terms and timing of any collaborative, licensing and other arrangements that we may establish, including any required milestone and royalty payments thereunder.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product candidates or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

Raising additional capital would cause dilution to our existing shareholders, and may restrict our operations or require us to relinquish rights.

We may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder.

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Risks Related to the Discovery and Development of Our Product Candidates

We are heavily dependent on the success of our product candidates, which are in the early stages of clinical development. We cannot give any assurance that any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized.

To date, we have invested substantially all of our efforts and financial resources to design and develop our product candidates, including conducting clinical studies and providing general and administrative support for these operations. Our future success is dependent on our ability to successfully develop, obtain regulatory approval for, and then successfully commercialize one or more product candidates. We currently generate no revenue from sales of any product, and we may never be able to develop or commercialize a marketable product.

Each of our product candidates is in the early stages of development and will require additional clinical development (and in some cases additional preclinical development), management of nonclinical, clinical and manufacturing activities, regulatory approval, obtaining adequate manufacturing supply, building of a commercial organization and significant marketing efforts before we generate any revenue from product sales. We recently completed two Phase 2a clinical studies primarily designed to test safety and tolerability, and none of our product candidates has advanced into a pivotal study. None of our studies to date have tested for statistical significance, which will be necessary prior to receiving marketing approval. It may be years before a pivotal study is initiated, if at all. Any clinical trials in the United States will require IND approval by the FDA, and we cannot assure that we will obtain such approval in a timely manner, or at all. In addition, we cannot be sure that we will be successful in completing the development of our NOxSysBSTM proprietary delivery system to the satisfaction of the FDA, which could lead to material delays in our ability to commence U.S.-based clinical trials, if at all. We are not permitted to market or promote any of our product candidates before we receive regulatory approval from the FDA or comparable foreign regulatory authorities, and we may never receive such regulatory approval for any of our product candidates.

We as a company have never submitted marketing applications to the FDA or comparable foreign regulatory authorities. We cannot be certain that any of our product candidates will be successful in clinical studies or receive regulatory approval. Further, our product candidates may not receive regulatory approval even if they are successful in clinical studies. If we do not receive regulatory approvals for our product candidates, we may not be able to continue our operations.

We generally plan to seek regulatory approval to commercialize our product candidates in the United States, the EU and in additional foreign countries. To obtain regulatory approvals we must comply with the numerous and varying regulatory requirements of such countries regarding safety, efficacy, chemistry, manufacturing and controls, clinical studies, commercial sales, pricing and distribution of our product candidates. Even if we are successful in obtaining approval in one jurisdiction, we cannot ensure that we will obtain approval in any other jurisdictions. If we are unable to obtain approval for our product candidates in multiple jurisdictions, our revenue and results of operations would be negatively affected.

The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

The time required to obtain approval by the FDA and comparable foreign authorities is unpredictable, typically takes many years following the commencement of clinical studies and depends upon numerous factors. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. We have not obtained regulatory approval for any product candidate, and it is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval.

Applications for our product candidates could fail to receive regulatory approval for many reasons, including but not limited to the following:

•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical studies;
•	we may be unable to demonstrate to the FDA or comparable foreign regulatory authorities that a product candidate’s safety-benefit ratio for its proposed indication is acceptable;
•	the FDA may determine that the population studied in the clinical program was not sufficiently broad or representative to assure safety in the full population for which we seek approval;
•	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical studies;
•	the data collected from clinical studies of our product candidates may not be sufficient to support the submission of a NDA in the United States or elsewhere;
•	the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications or facilities of third-party manufacturers with which we contract for clinical and commercial supplies;

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•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval; and
•	competitors may obtain orphan drug exclusivity for CF before we do, thus potentially delaying our entry into certain markets for a number of years.

This lengthy approval process, as well as the unpredictability of the results of clinical studies, may result in our failing to obtain regulatory approval to market any of our product candidates, which would significantly harm our business, results of operations and prospects.

Clinical drug and medical device development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies may not be predictive of future study results.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical study process. The results of preclinical studies and early clinical studies of our product candidates may not be predictive of the results of later-stage clinical studies. Product candidates that have shown promising results in early-stage clinical studies may still suffer significant setbacks in subsequent advanced clinical studies. There is a high failure rate for drugs and medical devices proceeding through clinical studies, and product candidates in later stages of clinical studies may fail to show the desired safety and efficacy traits despite having progressed satisfactorily through preclinical studies and initial clinical studies. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical studies due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier studies. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses. We do not know whether any Phase 2, Phase 3 or other clinical studies we may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain regulatory approval to market our product candidates.

Our delivery system may be classified as a Class III medical device by the FDA and require premarket approval (PMA) by the FDA, which is a rigorous, time-consuming and expensive process.

While we believe that our device approval we will be based on a 510(k) filing, the FDA may ultimately classify our delivery system as a Class III medical device, and require it to undergo the FDA’s PMA clearance process. We will attempt to submit our delivery system under the FDA’s streamlined 510(k) clearance process, but may not be able to do so. The PMA process is an extremely rigorous, expensive and time-consuming process that requires the developer to independently demonstrate that a medical device is safe and effective. This is done by submitting data regarding design, materials, bench and animal testing and human clinical data for the medical device. The FDA will authorize commercial release of a Class III medical device if it determines there is reasonable assurance that the medical device is safe and effective. This determination is based on benefit outweighing risk for the population intended to be treated with the device.

We may find it difficult to enroll patients in our clinical studies. Difficulty in enrolling patients could delay or prevent clinical studies of our product candidates.

Identifying and qualifying patients to participate in clinical studies of our product candidates is critical to our success. The timing of our clinical studies depends in part on the speed at which we can recruit patients to participate in testing our product candidates, and we may experience delays in our clinical studies if we encounter difficulties in enrollment.

Some of the conditions for which we plan to evaluate our current product candidates are for rare diseases. For example, we estimate that 30,000 patients suffer from CF in the United States. Accordingly, there is a limited patient pool from which to draw for clinical studies. Further, the eligibility criteria of our clinical studies will further limit the pool of available study participants as we will require that patients have specific characteristics that we can measure or to assure their disease is either severe enough or not too advanced to include them in a study.

Additionally, the process of finding patients may prove costly. We also may not be able to identify, recruit and enroll a sufficient number of patients to complete our clinical studies because of the perceived risks and benefits of the product candidate under study, particularly the toxicity of NO in certain doses, the availability and efficacy of competing therapies and clinical studies, the proximity and availability of clinical study sites for prospective patients and the patient referral practices of physicians. If patients are unwilling to participate in our studies for any reason, the timeline for recruiting patients, conducting studies and obtaining regulatory approval of potential products will be delayed.

If we experience delays in the completion or termination of any clinical study of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to generate product revenue from any of these product candidates could be delayed or prevented. In addition, any delays in completing our clinical studies will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenue. Any of these occurrences may harm our business, financial condition and prospects significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical studies may also ultimately lead to the denial of regulatory approval of our product candidates.

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We may encounter substantial delays in our clinical studies, or we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

Before obtaining marketing approval from regulatory authorities for the sale of our product candidates, we must conduct extensive clinical studies to demonstrate the safety and efficacy of the product candidates in humans. Clinical testing is expensive, time consuming and uncertain as to outcome. We cannot guarantee that any clinical studies will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical studies can occur at any stage of testing, and our future clinical studies may not be successful. Events that may prevent successful or timely completion of clinical development include but are not limited to:

•	inability to generate sufficient preclinical, toxicology or other in vivo or in vitro data to support the initiation of human clinical studies;
•	delays in reaching a consensus with regulatory agencies on study design;
•	delays in reaching agreement on acceptable terms with prospective contract research organizations (CROs) and clinical study sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical study sites;
•	delays in obtaining required Institutional Review Board (IRB) approval at each clinical study site;
•	imposition of a clinical hold by regulatory agencies, after review of an investigational new drug (IND) application, or equivalent application, or an inspection of our clinical study operations or study sites;
•	delays in recruiting suitable patients to participate in our clinical studies;
•	difficulty collaborating with patient groups and investigators;
•	failure by our CROs, other third parties or us to adhere to clinical study requirements;
•	failure to perform in accordance with the FDA’s good clinical practices requirements, or applicable regulatory guidelines in other countries;
•	delays in having patients complete participation in a study or return for post-treatment follow-up;
•	patients dropping out of a study;
•	occurrence of serious adverse events associated with the product candidate that are viewed to outweigh its potential benefits;
•	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols;
•	the cost of clinical studies of our product candidates being greater than we anticipate;
•	clinical studies of our product candidates producing negative or inconclusive results, which may result in us deciding, or regulators requiring us, to conduct additional clinical studies or abandon product development programs; and
•	delays in manufacturing, testing, releasing, validating or importing/exporting sufficient stable quantities of our product candidates for use in clinical studies or the inability to do any of the foregoing.

Any inability to successfully complete preclinical and clinical development could result in additional costs to us or impair our ability to generate revenue. In addition, we may need to conduct additional studies to bridge our repurposed product candidates to generic products in the market. We may also be required to conduct additional safety, efficacy and comparability studies before we will be allowed to start clinical studies with our repurposed drugs. Clinical study delays could also shorten any periods during which our products have patent protection and may allow our competitors to bring products to market before we do, which could impair our ability to obtain orphan exclusivity and successfully commercialize our product candidates and may harm our business and results of operations.

Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label or result in significant negative consequences following marketing approval, if any.

Undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical studies and could result in a more restrictive marketing label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. There is currently limited data regarding possible side effects for an antimicrobial dosage of NO treatments, such as our product candidates. Potential side effects of NO treatments may include high methamoglobin, nitrogen dioxide (NO2), toxicity, nose bleeding and low blood pressure. Results of our studies may identify unacceptable severity and prevalence of these or other side effects. In such an event, our studies could be suspended or terminated, and the FDA or comparable foreign regulatory authorities could order us to cease further development of or deny or withdraw approval of our product candidates for any or all targeted indications.

Drug-related side effects could affect patient recruitment, the ability of enrolled patients to complete the study or result in potential product liability claims.

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Additionally, if one or more of our product candidates receives marketing approval, and we or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including but not limited to:

•	regulatory authorities may withdraw approvals of such product;
•	regulatory authorities may require additional warnings on the label;
•	we may be required to create a Risk Evaluation and Mitigation Strategy (REMS) plan, which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers and/or other elements to assure safe use;
•	we could be sued and held liable for harm caused to patients; and
•	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm our business, results of operations and prospects.

Even if we obtain regulatory approval for a product candidate, our products will remain subject to regulatory scrutiny.

If our product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies and submission of safety, efficacy and other post-market information, including both federal and state requirements in the United States. In addition, manufacturers and manufacturers’ facilities are required to comply with extensive FDA requirements, including ensuring that quality control and manufacturing procedures conform to current Good Manufacturing Practices (cGMP) regulations and Quality System Regulation (QSR). As such, we and our contract manufacturers will be subject to continual review and inspections to assess compliance with cGMP, QSR and adherence to commitments made in any NDA. Accordingly, we and others with whom we work must continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production and quality control.

Any regulatory approvals that we receive for our product candidates may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials and surveillance to monitor the safety and efficacy of the product candidate. We will also be required to report certain adverse reactions and production problems, if any, to the FDA, and to comply with requirements concerning advertising and promotion for our products. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. As such, we may not promote our products for indications or uses for which they do not have FDA approval. The holder of an approved NDA must also submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling or manufacturing process. We could also be asked to conduct post-marketing clinical studies to verify the safety and efficacy of our products in general or in specific patient subsets. If original marketing approval were obtained via the accelerated approval pathway, we could be required to conduct a successful post-marketing clinical study to confirm clinical benefit for our products. An unsuccessful post-marketing study or failure to complete such a study could result in the withdrawal of marketing approval. Furthermore, any new legislation addressing drug safety issues could result in delays in product development or commercialization or increased costs to assure compliance. Foreign regulatory authorities impose similar requirements.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing or labeling of a product, such regulatory agency may impose restrictions on that product or us, including requiring withdrawal of the product from the market. If we fail to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may, among other things:

•	issue warning letters;
•	impose civil or criminal penalties;
•	suspend or withdraw regulatory approval;
•	suspend any of our ongoing clinical studies;
•	refuse to approve pending applications or supplements to approved applications submitted by us;
•	impose restrictions on our operations, including closing our contract manufacturers’ facilities; or
•	seize or detain products, or require a product recall.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenue from our products. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our company and our operating results will be adversely affected.

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Risks Related to our Reliance on Third Parties

We rely on third parties to conduct our preclinical and clinical studies and perform other tasks for us. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or comply with regulatory requirements, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

We have relied upon and plan to continue to rely upon third-party CROs to monitor and manage data for our ongoing preclinical and clinical programs. We rely on these parties for execution of our preclinical and clinical studies, and control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards and our reliance on the CROs does not relieve us of our regulatory responsibilities. We and our CROs and other vendors are required to comply with current Good Manufacturing Practice (cGMP), Good Clinical Practice (GCP), QSR and Good Laboratory Practices (GLP), which are regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the European Economic Area (EEA), and comparable foreign regulatory authorities for all of our product candidates in clinical development. Regulatory authorities enforce these regulations through periodic inspections of study sponsors, principal investigators, study sites and other contractors. If we or any of our CROs or vendors fail to comply with applicable regulations, the clinical data generated in our clinical studies may be deemed unreliable and the FDA, EMA or comparable foreign regulatory authorities may require us to perform additional clinical studies before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical studies comply with GCP regulations. In addition, our clinical studies must be conducted with products which are produced under cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical studies, which would delay the regulatory approval process.

If any of our relationships with these third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs or do so on commercially reasonable terms. In addition, our CROs are not our employees, and except for remedies available to us under our agreements with such CROs, we cannot control whether or not they devote sufficient time and resources to our on-going clinical, nonclinical and preclinical programs. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical studies may be extended, delayed or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates. CROs may also generate higher costs than anticipated. As a result, our results of operations and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenue could be delayed.

Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays may occur, which could materially impact our ability to meet our desired clinical development timelines. Though we carefully manage our relationships with our CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.

We will rely on third parties to manufacture our NO formulation and delivery system. Our business could be harmed if those third parties fail to provide us with sufficient quantities of our needed supplies, or fail to do so at acceptable quality levels or prices.

We do not currently have the infrastructure or capability internally to manufacture the components of our NO formulation and delivery system, and we lack the resources and the capability to manufacture any of our product candidates on a clinical or commercial scale. We plan to rely on third parties for such supplies. There are a limited number of manufacturers who have the ability to produce our delivery system and our NO formulation, and there may be a need to identify alternate manufacturers to prevent a possible disruption of our clinical studies. Any significant delay or discontinuity in the supply of these components could considerably delay completion of our clinical studies, product testing and potential regulatory approval of our product candidates, which could harm our business and results of operations.

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We and our collaborators and contract manufacturers are subject to significant regulation with respect to manufacturing our product candidates. The manufacturing facilities on which we rely may not continue to meet regulatory requirements and have limited capacity.

All entities involved in the preparation of therapeutics for clinical studies or commercial sale, including our existing contract manufacturers for our product candidates, are subject to extensive regulation. Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical studies must be manufactured in accordance with cGMP. In addition, manufacturers of medical devices are subject to QSR. These regulations govern manufacturing processes and procedures (including record keeping) and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. Poor control of production processes can lead to the introduction of contaminants or to inadvertent changes in the properties or stability of our product candidates that may not be detectable in final product testing. We, our collaborators or our contract manufacturers must supply all necessary documentation in support of an NDA, or Marketing Authorization Application (MAA) on a timely basis and must adhere to GLP, cGMP and QSR regulations enforced by the FDA and other regulatory agencies through their facilities inspection program. Some of our contract manufacturers have never produced a commercially approved pharmaceutical product and therefore have not obtained the requisite regulatory authority approvals to do so. The facilities and quality systems of some or all of our collaborators and third-party contractors must pass a pre-approval inspection for compliance with the applicable regulations as a condition of regulatory approval of our product candidates or any of our other potential products. In addition, the regulatory authorities may, at any time, audit or inspect a manufacturing facility involved with the preparation of our product candidates or our other potential products or the associated quality systems for compliance with the regulations applicable to the activities being conducted. We do not control the manufacturing process of, and are completely dependent on, our contract manufacturing partners for compliance with the regulatory requirements. If these facilities do not pass a pre-approval plant inspection, regulatory approval of the products may not be granted or may be substantially delayed until any violations are corrected to the satisfaction of the regulatory authority, if ever.

The regulatory authorities also may, at any time following approval of a product for sale, audit the manufacturing facilities of our collaborators and third-party contractors. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of our product specifications or applicable regulations occurs independent of such an inspection or audit, we or the relevant regulatory authority may require remedial measures that may be costly and/or time consuming for us or a third party to implement, and that may include the temporary or permanent suspension of a clinical study or commercial sales, or the temporary or permanent closure of a facility. Any such remedial measures imposed upon us or third parties with whom we contract could materially harm our business.

If we, our collaborators, or any of our third-party manufacturers fail to maintain regulatory compliance, the FDA or other applicable regulatory authority can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new drug product, withdrawal of an approval or suspension of production. As a result, our business, financial condition and results of operations may be materially harmed.

Additionally, if supply from one approved manufacturer is interrupted, an alternative manufacturer would need to be qualified through an NDA or MAA amendment, or equivalent foreign regulatory filing, which could result in further delay. The regulatory agencies may also require additional studies if a new manufacturer is relied upon for commercial production. Switching manufacturers may involve substantial costs and is likely to result in a delay in our desired clinical and commercial timelines.

These factors could cause us to incur higher costs and could cause the delay or termination of clinical studies, regulatory submissions, required approvals or commercialization of our product candidates. Furthermore, if our suppliers fail to meet contractual requirements and we are unable to secure one or more replacement suppliers capable of production at a substantially equivalent cost, our clinical studies may be delayed or we could lose potential revenue.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Because we rely on third parties to develop and manufacture our product candidates, we must, at times, share trade secrets with them. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, such as trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor’s discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and may have a material adverse effect on our business.

Risks Related to Commercialization of Our Product Candidates

If the market opportunities for our product candidates are smaller than we believe they are, our revenue may be adversely affected, and our business may suffer.

Our projections of both the number of people who have our target diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with our product candidates, are based on our beliefs and estimates. These estimates have been derived from a variety of sources, including the scientific literature, surveys of clinics, patient foundations or market research and may prove to be incorrect. Further, new studies may change the estimated incidence or prevalence of these diseases. The number of patients may turn out to be lower than expected. The effort to identify patients with diseases we seek to treat is in early stages, and we cannot accurately predict the number of patients for whom treatment might be possible. Additionally, the potentially addressable patient population for each of our product candidates may be limited or may not be amenable to treatment with our product candidates, and new patients may become increasingly difficult to identify or gain access to, which would adversely affect our results of operations and our business.

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We intend to rely on third-party manufacturers to produce our product candidates, but we have not entered into binding agreements with any such manufacturers to support commercialization.

We have not yet secured manufacturing capabilities for commercial quantities of our product candidates. We intend to rely on third-party manufacturers for commercialization. We may be unable to negotiate binding agreements with the manufacturers to support our commercialization activities at commercially reasonable terms.

We face intense competition and rapid technological change and the possibility that our competitors may discover, develop or commercialize therapies that are similar, more advanced or more effective than ours, which may adversely affect our financial condition and our ability to successfully commercialize our product candidates.

The biotechnology and pharmaceutical industries are highly competitive. There are many pharmaceutical companies, biotechnology companies, public and private universities and research organizations actively engaged in the research and development of products that may be similar to our products. We are aware of several companies currently developing and selling NO therapies for various indications such as pulmonary hypertension. For example Ikaria, Inc. commercializes INOMAX® (nitric oxide) for inhalation, which is approved for use to treat newborns suffering from HRF-PPHN, in the United States, Canada, Australia, Mexico and Japan. The Linde Group has marketing rights to INOMAX® in Europe. Air Liquide sells a similar product in Europe, called VasoKINOX™, together with their delivery platform called OptiKINOX™, for the treatment of pulmonary hypertension that occurs during or after heart surgery. In Europe, Bedfont Scientific Ltd. has a delivery system called NOxBOX® and Air Products PLC has a gas product called NOXAP®, each used in delivering inhaled NO formulations. Bellepheron Therapeutics is developing NO-based products for persistent arterial hypertension and pulmonary hypertension associated with chronic obstructive pulmonary disease. Geno LLC is developing NO-based products for the treatment of a variety of pulmonary and cardiac diseases such as acute vasoreactivity testing, pulmonary arterial hypertension and pulmonary hypertension associated with idiopathic pulmonary fibrosis. In addition, other companies may be developing generic NO formulation delivery systems for various dosages. Ceretec, Inc., a company affiliated with 12th Man Technologies Inc., recently obtained clearance from the FDA to market an NO gas product for use in membrane diffusing capacity testing in pulmonary function laboratories in the United States. Novoteris, LLC recently received orphan drug designation from the FDA and EMA for the use of inhaled NO-based treatments in treating CF. If the FDA approves Novoteris’ product candidate, then Novoteris may be eligible for orphan drug exclusivity. In January 2015, Ikaria entered into an agreement with Novoteris to collaborate on the development of an outpatient program for treating bacterial infections associated with cystic fibrosis. Recently, we have become aware that Ikaria and Novoteris are planning a Phase 2 clinical trial using a 160 ppm NO formulation to treat patients with CF.

In addition to NO treatments currently available or under development, we also face competition from non-NO-based drugs and therapies. For example, the successful development of immunizations for bronchiolitis may render useless any product we develop for that indication. Also, antibiotic treatments for infections associated with CF, and inhaled short-acting beta-2 agonist and oral corticosteroids for the treatment of asthma may be preferred over any product that we develop. Even if we successfully develop our product candidates, and obtain approval for them, other treatments may be preferred and we may not be successful in commercializing our product candidates.

Many of our competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations. Additional mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in our competitors. As a result, these companies may obtain regulatory approval more rapidly than we are able to and may be more effective in selling and marketing their products as well. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors may succeed in developing, acquiring or licensing on an exclusive basis, products that are more effective or less costly than any product candidate that we may develop, or achieve earlier patent protection, regulatory approval, product commercialization and market penetration than we do. Additionally, technologies developed by our competitors may render our potential product candidates uneconomical or obsolete, and we may not be successful in marketing our product candidates against competitors.

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We currently have no marketing and sales organization. If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate any revenue.

Although our employees may have sold other similar products in the past while employed at other companies, we as a company have no experience selling and marketing our product candidates and we currently have no marketing or sales organization. To successfully commercialize any products that may result from our development programs, we will need to develop these capabilities, either on our own or with others. If our product candidates receive regulatory approval, we intend to establish a sales and marketing organization with technical expertise and supporting distribution capabilities to commercialize our product candidates in major markets, which will be expensive, difficult and time consuming. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of our products.

Further, given our lack of prior experience in marketing and selling biopharmaceutical products, our initial estimate of the size of the required sales force may be materially more or less than the size of the sales force actually required to effectively commercialize our product candidates. As such, we may be required to hire substantially more sales representatives to adequately support the commercialization of our product candidates or we may incur excess costs as a result of hiring more sales representatives than necessary. With respect to certain geographical markets, we may enter into collaborations with other entities to utilize their local marketing and distribution capabilities, but we may be unable to enter into such agreements on favorable terms, if at all. If our future collaborators do not commit sufficient resources to commercialize our future products, if any, and we are unable to develop the necessary marketing capabilities on our own, we will be unable to generate sufficient product revenue to sustain our business. We may be competing with companies that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, we may be unable to compete successfully against these more established companies.

The commercial success of any current or future product candidate will depend upon the degree of market acceptance by physicians, patients, third-party payors and others in the medical community.

Even with the requisite approvals from the FDA and comparable foreign regulatory authorities, the commercial success of our product candidates will depend in part on the medical community, patients and third-party payors accepting our product candidates as medically useful, cost-effective and safe. Any product that we bring to the market may not gain market acceptance by physicians, patients, third-party payors and others in the medical community. The degree of market acceptance of any of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

•	the safety and efficacy of the product as demonstrated in clinical studies and potential advantages over competing treatments;
•	the prevalence and severity of any side effects, including any limitations or warnings contained in a product’s approved labeling;
•	the clinical indications for which approval is granted;
•	relative convenience and ease of administration;
•	the cost of treatment, particularly in relation to competing treatments;
•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;
•	the strength of marketing and distribution support and timing of market introduction of competitive products;
•	publicity concerning our products or competing products and treatments; and
•	sufficient third-party insurance coverage and reimbursement.

Even if a potential product displays a favorable efficacy and safety profile in preclinical and clinical studies, market acceptance of the product will not be fully known until after it is launched. Our efforts to educate the medical community and third-party payors on the benefits of the product candidates may require significant resources and may never be successful. If our product candidates are approved but fail to achieve an adequate level of acceptance by physicians, patients, third-party payors and others in the medical community, we will not be able to generate sufficient revenue to become or remain profitable.

The insurance coverage and reimbursement status of newly-approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for new or current products could limit our ability to market those products and decrease our ability to generate revenue.

The pricing, coverage and reimbursement of our product candidates, if approved, must be adequate to support our commercial infrastructure. Our per-patient prices must be sufficient to recover our development and manufacturing costs and potentially achieve profitability. Accordingly, the availability and adequacy of coverage and reimbursement by governmental and private payors are essential for most patients to be able to afford expensive treatments such as ours, assuming approval. Sales of our product candidates will depend substantially, both domestically and abroad, on the extent to which the costs of our product candidates will be paid for by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government authorities, private health insurers and other third-party payors. If coverage and reimbursement are not available, or are available only to limited levels, we may not be able to successfully commercialize our product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize a return on our investment.

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There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, the principal decisions about coverage and reimbursement for new drugs are typically made by the Centers for Medicare & Medicaid Services (CMS), an agency within the U.S. Department of Health and Human Services, as CMS decides whether and to what extent a new drug will be covered and reimbursed under Medicare. Private payors tend to follow the coverage reimbursement policies established by CMS to a substantial degree. It is difficult to predict what CMS will decide with respect to reimbursement for products such as ours.

Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and we believe the increasing emphasis on cost-containment initiatives in Europe, Canada and other countries has and will continue to put pressure on the pricing and usage of our product candidates. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. In general, the prices of medicines under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for medicinal products, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our product candidates. Accordingly, in markets outside the United States, the reimbursement for our products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.

Moreover, increasing efforts by governmental and third-party payors in the United States and abroad to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for our product candidates. We expect to experience pricing pressures in connection with the sale of any of our product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

Healthcare legislative reform measures may have a material adverse effect on our business and results of operations.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. For example, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (the Health Care Reform Law), was passed, which substantially changes the way health care is financed by both governmental and private insurers, and significantly impacts the U.S. pharmaceutical industry. The Health Care Reform Law, among other things, addresses a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, increases the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extends the rebate program to individuals enrolled in Medicaid managed care organizations, establishes annual fees and taxes on manufacturers of certain branded prescription drugs and promotes a new Medicare Part D coverage gap discount program.

In addition, other legislative changes have been proposed and adopted in the United States since the Health Care Reform Law was enacted. On August 2, 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers up to 2% per fiscal year. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012 which, among other things, delayed for another two months the budget cuts mandated by these sequestration provisions of the Budget Control Act of 2011. On March 1, 2013, the President signed an executive order implementing sequestration, and on April 1, 2013, the 2% Medicare payment reductions went into effect. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates or additional pricing pressures.

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Risks Related to Our Intellectual Property

If we are unable to obtain and maintain effective patent rights for our product candidates or any future product candidates, we may not be able to compete effectively in our markets.

We rely upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to our technologies and product candidates. Our success depends in large part on our and our licensors’ ability to obtain and maintain intellectual property protection in the United States and in other countries with respect to our proprietary technology and products.

We have sought to protect our proprietary position by filing patent applications in the United States and abroad related to our novel technologies and products that are important to our business. This process is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain and involves complex legal and factual questions for which legal principles remain unsolved. The patent applications that we own or in-license may fail to result in issued patents with claims that cover our product candidates in the United States or in other foreign countries. There is no assurance that all potentially relevant prior art relating to our patents and patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover our product candidates, third parties may challenge their validity, enforceability or scope, which may result in such patents being narrowed, found unenforceable or invalidated. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property, provide exclusivity for our product candidates or prevent others from designing around our claims. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

We have filed several patent applications directed to various aspects of our product candidates. We cannot offer any assurances about which, if any, patents will issue, the breadth of any such patent or whether any issued patents will be found invalid and unenforceable or will be threatened by third parties. Any successful opposition to these patents or any other patents owned by or licensed to us after patent issuance could deprive us of rights necessary for the successful commercialization of any product candidates that we may develop. Further, if we encounter delays in regulatory approvals, the period of time during which we could market a product candidate under patent protection could be reduced. In addition, some or all of our patent applications may not result in issued patents.

If we cannot obtain and maintain effective patent rights for our product candidates, we may not be able to compete effectively and our business and results of operations would be harmed.

At least one third party has rights, and other third parties may acquire rights, in patents related to methods and devices for delivering nitric oxide to patients included in the non-exclusive license granted to us by CareFusion, which could allow them to make and sell product candidates in competition with ours.

To the extent that we do not have exclusive rights in the patents covered by the license granted to us by CareFusion, we may be unable to prevent third parties from making, using, importing, offering for sale and selling nitric oxide delivery systems in competition with ours. While we are unaware of any other licenses issued by CareFusion to third parties granting rights in the patents CareFusion licensed to us, we cannot be sure other licenses have not already been granted, or will not be granted in the future, by CareFusion to third parties.

Five of the patents licensed to us by CareFusion are jointly owned by Pulmonox Technologies Corporation (Pulmonox). Thus, even if any negotiations with CareFusion regarding an exclusive license are ultimately successful, at least Pulmonox would still have rights in those patents and so we may be unable to prevent Pulmonox, or other third parties, from making, using, importing, offering for sale and selling nitric oxide delivery systems covered by those patents. Absent any agreement between CareFusion and Pulmonox to the contrary, each of the joint owners may make, use, offer to sell, or sell the patent invention within the United States, or import the patented invention into the United States, without the consent of and without accounting to the other owner. Pulmonox may have the right to make, use, import, offer for sale and sell products covered by the five patents, and Pulmonox has the right to license third-parties under those patents without consent of CareFusion or the Company. If Pulmonox or another party develops, manufactures, markets and sells any product covered by the same patent rights and technologies that compete with ours, it could significantly undercut the value of any of our product candidates, which would materially adversely affect our revenue, financial condition and results of operations.

The terms of our non-exclusive license with CareFusion leaves full control of any and all enforcement of the licensed patents with CareFusion. If CareFusion elects to not enforce any or all of the licensed patents it could significantly undercut the value of any of our product candidates, which would materially adversely affect our revenue, financial condition and results of operations. For five of the licensed patents, CareFusion is a joint owner with Pulmonox and thus for any enforcement action against a third party CareFusion would need to join Pulmonox who may not be willing to participate on commercially reasonable terms or at all. Failure of Pulmonox to join CareFusion in any enforcement of the jointly owned patents against a third party, or Pulmonox’s license of a third-party under those patents, could significantly harm our business, results of operations, and prospects.

Intellectual property rights of third parties could adversely affect our ability to commercialize our product candidates, and we might be required to litigate or obtain licenses from third parties in order to develop or market our product candidate. Such litigation or licenses could be costly or not available on commercially reasonable terms.

Given the number of companies developing various types of NO devices, it is difficult to conclusively assess our freedom to operate without infringing on third party rights. There are numerous companies that have pending patent applications and issued patents in the field of therapeutic NO delivery. Our competitive position may suffer if patents issued to third parties or other third party intellectual property rights cover our products or elements thereof, or our manufacture or uses relevant to our development plans. In such cases, we may not be in a position to develop or commercialize products or our product candidates unless we successfully pursue litigation to nullify or invalidate the third party intellectual property right concerned, or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms. There may be pending patent applications of which we are not aware, that if they result in issued patents, could be alleged to be infringed by our product candidates. If such an infringement claim should be brought and be successful, we may be required to pay substantial damages, be forced to abandon our product candidates or seek a license from any patent holders. No assurances can be given that a license will be available on commercially reasonable terms, if at all.

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It is also possible that we have failed to identify relevant third party patents or applications. For example, U.S. applications filed before November 29, 2000 and certain U.S. applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Patent applications in the United States and elsewhere are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering our product candidate or platform technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our platform technologies, our product candidate or the use of our product candidate. Third party intellectual property right holders may also actively bring infringement claims against us. We cannot guarantee that we will be able to successfully settle or otherwise resolve such infringement claims. If we are unable to successfully settle future claims on terms acceptable to us, we may be required to engage in or continue costly, unpredictable and time-consuming litigation and may be prevented from or experience substantial delays in pursuing the development of and/or marketing our product candidate. If we fail in any such dispute, in addition to being forced to pay damages, we may be temporarily or permanently prohibited from commercializing our product candidate that is held to be infringing. We might, if possible, also be forced to redesign our product candidate so that we no longer infringe the third party intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business.

Patent terms are limited and we may not be able to effectively protect our products and business.

Patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. Although various extensions may be available, the life of a patent, and the protection it affords, is limited.

In addition, upon issuance in the United States, the patent term may be extended based on certain delays caused by the applicant(s) or the U.S. Patent and Trademark Office (USPTO). Even if we obtain effective patent rights for our product candidates, we may not have sufficient patent terms or regulatory exclusivity to protect our products, and our business and results of operations would be adversely affected.

Patent policy and rule changes could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. We therefore cannot be certain that we or our licensor were the first to make the invention claimed in our owned and licensed patents or pending applications, or that we or our licensor were the first to file for patent protection of such inventions. Assuming the other requirements for patentability are met, in the United States prior to March 15, 2013, the first to invent the claimed invention is entitled to the patent, while outside the United States, the first to file a patent application is entitled to the patent. After March 15, 2013, under the Leahy-Smith America Invents Act (Leahy-Smith Act), enacted on September 16, 2011, the United States has moved to a first to file system. The Leahy-Smith Act also includes a number of significant changes that affect the way patent applications will be prosecuted and may also affect patent litigation. The effects of these changes are currently unclear as the USPTO must still implement various regulations, the courts have yet to address these provisions and the applicability of the act and new regulations on specific patents discussed herein have not been determined and would need to be reviewed. In general, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

If we are unable to maintain effective proprietary rights for our product candidates or any future product candidates, we may not be able to compete effectively in our markets.

In addition to the protection afforded by patents, we rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce and any other elements of our product candidate discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect. We seek to protect our proprietary technology and processes, in part, by entering into confidentiality agreements with our employees, consultants, scientific advisors and contractors. We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently discovered by competitors.

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All of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information or technology enter into confidentiality agreements and we expect they will assign all rights in their inventions to us pursuant to the terms of such agreements; however, we cannot provide any assurances that all such agreements have been duly executed or that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Misappropriation or unauthorized disclosure of our trade secrets could impair our competitive position and may have a material adverse effect on our business. Additionally, if the steps taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret.

Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. There have been many lawsuits and other proceedings involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including with respect to NO delivery systems and formulations, including patent infringement lawsuits, interferences, oppositions and reexamination proceedings before the USPTO and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that our product candidates may be subject to claims of infringement of the patent rights of third parties.

Third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. We do not know whether there are any third-party patents that would impair our ability to commercialize these product candidates. We also cannot be sure that we have identified each and every patent and pending patent application in the United States and abroad that is relevant or necessary to the commercialization of our product candidates. Because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that our product candidates may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of any of our product candidates, any molecules formed during the manufacturing process or any final product itself, the holders of any such patents may be able to block our ability to commercialize such product candidate unless we obtained a license under the applicable patents, or until such patents expire or are finally determined to be invalid or unenforceable.

Similarly, if any third-party patents were held by a court of competent jurisdiction to cover aspects of our formulations, processes for manufacture or methods of use, the holders of any such patents may be able to block our ability to develop and commercialize the applicable product candidate unless we obtained a license or until such patent expires or is finally determined to be invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

We may not be successful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses.

We currently own and have in-licensed rights to intellectual property through licenses from third parties and under patents that we own, to develop our product candidates. Because our programs may require the use of proprietary rights held by third parties, the growth of our business will likely depend in part on our ability to acquire, in-license or use these proprietary rights. In addition, our product candidates may require specific formulations to work effectively and efficiently and the rights to these formulations may be held by others. We may be unable to acquire or in-license any compositions, methods of use, processes or other third-party intellectual property rights from third parties that we identify as necessary for our product candidates. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire third-party intellectual property rights that we may consider attractive. These established companies may have a competitive advantage over us due to their size, cash resources and greater clinical development and commercialization capabilities.

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For example, we sometimes collaborate with U.S. and foreign academic institutions to accelerate our preclinical research or development under written agreements with these institutions. Typically, these institutions provide us with an option to negotiate a license to any of the institution’s rights in technology resulting from the collaboration. Regardless of such option, we may be unable to negotiate a license within the specified timeframe or under terms that are acceptable to us. If we are unable to do so, the institution may offer the intellectual property rights to other parties, potentially blocking our ability to pursue our program.

In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment. If we are unable to successfully obtain rights to required third-party intellectual property rights, we may have to abandon development of that program and our business and financial condition could suffer.

If we fail to comply with our obligations in the agreements under which we license intellectual property and other rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

We are currently a party to intellectual property license agreements that are important to our business, and we expect to enter into additional license agreements in the future. Our existing license agreements impose, and we expect that future license agreements will impose, various diligence, milestone payment, royalty and other obligations on us. For example, our existing license agreement with CareFusion imposes several milestones we are obligated to achieve between 2017 and 2021 relating to the clinical trial plan for the license product, obtaining FDA approval and sale thereof. If we fail to comply with our obligations under the CareFusion agreement or other agreements, or we are subject to a bankruptcy, we may be required to make certain payments to the licensor, we may lose our license or the licensor may have the right to terminate the license, in which event we would not be able to develop or market products covered by the license. Additionally, payments associated with these licenses will make it less profitable for us to develop our product candidates. See “Business—Intellectual Property” for a description of our current license agreements.

Licensing of intellectual property is of critical importance to our business and involves complex legal, business and scientific issues. Disputes may arise regarding intellectual property subject to a licensing agreement, including but not limited to:

•	the scope of rights granted under the license agreement and other interpretation-related issues;
•	the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;
•	the sublicensing of patent and other rights;
•	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;
•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our collaborators; and
•	the priority of invention of patented technology.

If disputes over intellectual property and other rights that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates.

We may be involved in lawsuits or post-grant proceedings to protect or enforce our patents or the patents of our licensor, which could be expensive, time consuming and unsuccessful.

Competitors may infringe the patents of our licensor. If our licensing partner were to initiate legal proceedings against a third party to enforce a patent covering one of our product candidates, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable.

Pending patent applications may be subject to third-party preissuance submission of prior art to the USPTO, and any patents issuing thereon may become involved in derivation, reexamination, inter partes review, post grant review, interference proceedings or other patent office proceedings in the United States challenging our patent rights.

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Proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications or those of our licensor. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation or proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties or enter into development partnerships that would help us bring our product candidates to market.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our ordinary shares.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

We employ individuals who were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of any of our employee’s former employer or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely impact our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in or right to compensation with respect to our patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or claiming the right to compensation. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. To the extent that our employees have not effectively waived the right to compensation with respect to inventions that they helped create, they may be able to assert claims for compensation with respect to our future revenue may be successful. As a result, we may receive less revenue from future products if such claims are successful which in turn could impact our future profitability.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biotechnology industry involves both technological and legal complexity. Therefore, obtaining and enforcing biotechnology patents is costly, time consuming and inherently uncertain. In addition, the United States has recently enacted and is currently implementing wide-ranging patent reform legislation. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on future actions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States.

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Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Under applicable employment laws, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.

We generally enter into non-competition agreements with our employees and certain key consultants. These agreements prohibit our employees and certain key consultants, if they cease working for us, from competing directly with us or working for our competitors or clients for a limited period of time. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or the protection of its intellectual property. If we cannot demonstrate that such interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.

Risks Related to Our Business Operations

We manage our business through a small number of employees and key consultants. We depend on them even more than similarly-situated companies.

We have a total of eleven employees and dedicated consultants, four of whom work for us on a part-time basis. In addition, any of our employees and consultants may leave our company at any time, subject to certain notice periods. The loss of the services of any of our executive officers or any key employees or consultants would adversely affect our ability to execute our business plan and harm our operating results.

We do not currently carry “key person” insurance on the lives of members of management.

We will need to expand our organization and we may experience difficulties in recruiting needed additional employees and consultants, which could disrupt our operations.

As our development and commercialization plans and strategies develop and because we are so leanly staffed, we will need additional managerial, operational, sales, marketing, financial, legal and other resources. The competition for qualified personnel in the pharmaceutical field is intense. Due to this intense competition, we may be unable to attract and retain qualified personnel necessary for the development of our business or to recruit suitable replacement personnel.

Our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional product candidates. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize product candidates and compete effectively will depend, in part, on our ability to effectively manage any future growth.

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If we fail to obtain or maintain orphan drug exclusivity for our products, our competitors may sell products to treat the same conditions and our revenue will be reduced.

In some cases, our business strategy focuses on the development of drugs that are eligible for FDA and EU orphan drug designation. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is intended to treat a rare disease or condition, defined as a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the European Union, the EMA’s Committee for Orphan Medicinal Products (COMP), grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition affecting not more than five in 10,000 persons in the European Union Community. Additionally, designation is granted for products intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the drug.

In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. In addition, if a product receives the first FDA approval for the indication for which it has orphan designation, the product is entitled to orphan drug exclusivity, which means the FDA may not approve any other application to market the same drug for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the product with orphan exclusivity or where the manufacturer is unable to assure sufficient product quantity. In the European Union, orphan drug designation also entitles a party to financial incentives such as reduction of fees or fee waivers and 10 years of market exclusivity is granted following drug approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity.

Because the extent and scope of patent protection for our products may in some cases be limited, orphan drug designation is especially important for our products for which orphan drug designation may be available. For eligible drugs, we plan to rely on the exclusivity period under the Orphan Drug Act to maintain a competitive position. If we do not obtain orphan drug exclusivity for our drug products that do not have broad patent protection, our competitors may then sell the same drug to treat the same condition sooner than if we had obtained orphan drug exclusivity and our revenue will be reduced.

Further, even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different drugs with different active moieties can be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve the same drug with the same active moiety for the same condition if the FDA concludes that the later drug is safer, more effective or makes a major contribution to patient care. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process.

Novoteris recently received orphan drug designation from the FDA and EMA for the use of an inhaled NO formulation in treating CF. This does not derogate from the orphan drug designation that we have received, as more than one sponsor may receive orphan drug designation of the same drug for the same rare disease or condition. Currently, neither Novoteris nor any other company has orphan drug exclusivity for an NO-based treatment of CF.  In the event that Novoteris’s designated orphan product receives marketing approval from the FDA before we do, they may be entitled to orphan drug exclusivity and our ability to obtain product approval for treating CF or orphan drug exclusivity may be significantly impaired.

We may not be successful in our efforts to identify, license or discover additional product candidates.

Although a substantial amount of our effort will focus on the continued clinical testing, potential approval and commercialization of our existing product candidates, the success of our business also depends upon our ability to identify, license or discover additional product candidates. Our research programs or licensing efforts may fail to yield additional product candidates for clinical development for a number of reasons, including but not limited to the following:

•	our research or business development methodology or search criteria and process may be unsuccessful in identifying potential product candidates;
•	we may not be able or willing to assemble sufficient resources to acquire or discover additional product candidates;
•	our product candidates may not succeed in preclinical or clinical testing;
•	our potential product candidates may be shown to have harmful side effects or may have other characteristics that may make the products unmarketable or unlikely to receive marketing approval;
•	competitors may develop alternatives that render our product candidates obsolete or less attractive;
•	product candidates we develop may be covered by third parties’ patents or other exclusive rights;
•	the market for a product candidate may change during our program so that such a product may become unreasonable to continue to develop;

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•	a product candidate may not be capable of being produced in commercial quantities at an acceptable cost, or at all; and
•	a product candidate may not be accepted as safe and effective by patients, the medical community or third-party payors.

If any of these events occur, we may be forced to abandon our development efforts for a program or programs, or we may not be able to identify, license or discover additional product candidates, which would have a material adverse effect on our business and could potentially cause us to cease operations. Research programs to identify new product candidates require substantial technical, financial and human resources. We may focus our efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and the NASDAQ Stock Market have imposed various requirements on public companies. In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as “say on pay” and pay parity. Recent legislation permits smaller “emerging growth companies” to implement many of these requirements over a longer period and up to five years from the pricing of this offering. We intend to take advantage of this new legislation but cannot guarantee that we will not be required to implement these requirements sooner than budgeted or planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain our current levels of such coverage.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we will be required to perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report, commencing in our annual report on Form 20-F for the year ending December 31, 2015, on the effectiveness of our internal controls over financial reporting, if then required by Section 404 of the Sarbanes-Oxley Act. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or if we identify or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by NASDAQ, the SEC or other regulatory authorities, which would require additional financial and management resources.

New laws and regulations as well as changes to existing laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act and rules adopted by the SEC and by NASDAQ, would likely result in increased costs to us as we respond to their requirements.

We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

If we obtain FDA approval for any of our product candidates and begin commercializing those products in the United States, our operations may be directly or indirectly through our customers, subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, the federal False Claims Act and physician sunshine laws and regulations. These laws may impact, among other things, our proposed sales, marketing and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

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•	the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;
•	federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other third-party payors that are false or fraudulent;
•	the federal Health Insurance Portability and Accountability Act of 1996 (HIPAA), which created new federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;
•	HIPAA, as amended by the Health Information Technology and Clinical Health Act (HITECH), and its implementing regulations, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information;
•	the federal physician sunshine requirements under the Health Care Reform Laws requires manufacturers of drugs, devices and medical supplies to report annually to the U.S. Department of Health and Human Services information related to payments and other transfers of value to physicians, other healthcare providers and teaching hospitals and ownership and investment interests held by physicians and other healthcare providers and their immediate family members and applicable group purchasing organizations; and
•	state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers, state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. For example, the Health Care Reform Law, among other things, amends the intent requirement of the federal anti-kickback and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. Moreover, the Health Care Reform Law provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from participation in government health care programs, such as Medicare and Medicaid, imprisonment and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

International expansion of our business exposes us to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States or Israel.

Other than our headquarters and other operations which are located in Israel (as further described below), we currently have limited international operations, but our business strategy incorporates potentially significant international expansion, particularly in anticipation of approval of our product candidates. We plan to maintain sales representatives and conduct physician and patient association outreach activities, as well as clinical trials, outside of the United States and Israel. Doing business internationally involves a number of risks, including but not limited to:

•	multiple, conflicting and changing laws and regulations such as privacy regulations, tax laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;
•	failure by us to obtain regulatory approvals for the use of our products in various countries;
•	additional potentially relevant third-party patent rights;
•	complexities and difficulties in obtaining protection and enforcing our intellectual property;
•	difficulties in staffing and managing foreign operations;
•	complexities associated with managing multiple payor reimbursement regimes, government payors or patient self-pay systems;
•	limits in our ability to penetrate international markets;
•	financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for our products and exposure to foreign currency exchange rate fluctuations;

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•	natural disasters, political and economic instability, including wars, terrorism and political unrest, outbreak of disease, boycotts, curtailment of trade and other business restrictions;
•	certain expenses including, among others, expenses for travel, translation and insurance; and
•	regulatory and compliance risks that relate to maintaining accurate information and control over sales and activities that may fall within the purview of the U.S. Foreign Corrupt Practices Act (FCPA), its books and records provisions or its anti-bribery provisions.

Any of these factors could significantly harm our future international expansion and operations and, consequently, our results of operations.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

Our research and development activities and our third-party manufacturers’ and suppliers’ activities involve the controlled storage, use and disposal of hazardous materials, including the components of our product candidates and other hazardous compounds. We and our manufacturers and suppliers are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use are stored at our and our manufacturers’ facilities pending their use and disposal. We cannot eliminate the risk of contamination, which could cause an interruption of our commercialization efforts, research and development efforts, business operations and environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. Although we believe that the safety procedures utilized by our third-party manufacturers for handling and disposing of these materials generally comply with the standards prescribed by these laws and regulations, we cannot guarantee that this is the case or eliminate the risk of accidental contamination or injury from these materials. In such an event, we may be held liable for any resulting damages and such liability could exceed our resources and state or federal or other applicable authorities may curtail our use of certain materials and/or interrupt our business operations. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance. We do not currently carry biological or hazardous waste insurance coverage.

The use of any of our product candidates could result in product liability or similar claims that could be expensive, damage our reputation and harm our business.

Our business exposes us to an inherent risk of potential product liability or similar claims. The medical device industry has historically been litigious, and we face financial exposure to product liability or similar claims if the use of any of our products were to cause or contribute to injury or death. There is also the possibility that defects in the design or manufacture of any of our products might necessitate a product recall. Although we plan to maintain product liability insurance, the coverage limits of these policies may not be adequate to cover future claims. In the future, we may be unable to maintain product liability insurance on acceptable terms or at reasonable costs and such insurance may not provide us with adequate coverage against potential liabilities. A product liability claim, regardless of merit or ultimate outcome, or any product recall could result in substantial costs to us, damage to our reputation, customer dissatisfaction and frustration and a substantial diversion of management attention. A successful claim brought against us in excess of, or outside of, our insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to this Offering and Ownership of Our Ordinary Shares

There is a risk that we may be classified as a passive foreign investment company (PFIC), which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (including our pro rata share of the gross income of our 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (including our pro rata share of the assets of our 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, rents, royalties and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section titled “Taxation—U.S. Federal Income Taxation—General”) of our ordinary shares, the U.S. Holder may be subject to increased U.S. federal income tax liability upon a sale or other disposition of the ordinary shares or the receipt of certain excess distributions from us and may be subject to additional reporting requirements. In particular, if the U.S. Holder did not make an election to treat us as a “qualified electing fund” (QEF), or make a “mark-to-market” election, then “excess distributions” to the U.S. Holder, and any gain realized on the sale or other disposition of our ordinary shares by the U.S. Holder: (1) would be allocated ratably over the U.S. Holder’s holding period for the ordinary shares, (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the Internal Revenue Service (IRS) determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. Holder to make a timely QEF or mark-to-market election. U.S. Holders that have held our ordinary shares during a period when we were a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. Holders who made a timely QEF or mark-to-market election. A U.S. Holder can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto.

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Based on the anticipated composition (and estimated values) of our assets and the nature of our expected income and operations, we do not expect to be treated as a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, is uncertain and will not be determinable until after the end of such taxable year. In addition, our PFIC status may depend in part on the market value of our ordinary shares. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We do not intend to notify U.S. Holders that hold our ordinary shares if we believe we will be treated as a PFIC for any taxable year in order to enable U.S. Holders to consider whether to make a QEF election. In addition, we do not intend to furnish such U.S. Holders annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC.

U.S. investors are urged to consult their own tax advisors regarding the possible application of the PFIC rules. For more information, see “Taxation—U.S. Federal Income Taxation—U.S. Holders—Passive Foreign Investment Company Rules.”

The market price of our ordinary shares may be highly volatile, and you may not be able to resell your shares at or above the initial public offering price.

Prior to this offering, there has not been a public market for our ordinary shares. If an active trading market for our ordinary shares does not develop following this offering, you may not be able to sell your shares quickly or at the market price. The initial public offering price for the shares will be determined by negotiations between us and representatives of the underwriters and may not be indicative of prices that will prevail in the trading market.

The trading price of our ordinary shares is likely to be volatile. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our ordinary shares:

•	inability to obtain the approvals necessary to commence further clinical trials;
•	unsatisfactory results of clinical trials;
•	announcements of regulatory approval or the failure to obtain it, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;
•	announcements of therapeutic innovations or new products by us or our competitors;
•	adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;
•	changes or developments in laws or regulations applicable to any product candidate;
•	any adverse changes to our relationship with manufacturers or suppliers;
•	any intellectual property infringement actions in which we may become involved;
•	announcements concerning our competitors or the pharmaceutical industry in general;
•	achievement of expected product sales and profitability or our failure to meet expectations;
•	our commencement of, or involvement in, litigation;
•	any major changes in our board of directors or management; and
•	legislation in the United States relating to the sale or pricing of pharmaceuticals.

In addition, the stock market in general, and The NASDAQ Stock Market in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of small companies. Broad market and industry factors may negatively affect the market price of our ordinary shares, regardless of our actual operating performance. Further, a systemic decline in the financial markets and related factors beyond our control may cause our share price to decline rapidly and unexpectedly.

Our principal shareholders and directors currently own approximately 90% of our outstanding ordinary shares and will own approximately       % of our ordinary shares upon the closing of this offering. They will therefore be able to exert significant control over matters submitted to our shareholders for approval.

After this offering, our officers and directors and shareholders who own more than 5% of our outstanding ordinary shares before this offering will, in the aggregate, beneficially own approximately     % of our ordinary shares (assuming no exercise of the underwriters’ over-allotment option and no exercise of outstanding options). This significant concentration of share ownership may adversely affect the trading price for our ordinary shares because investors often perceive disadvantages in owning stock in companies with controlling shareholders. As a result, these shareholders, if they acted together, could significantly influence or even unilaterally approve matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of these shareholders may not always coincide with our interests or the interests of other shareholders.

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If you purchase our ordinary shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The initial public offering price is substantially higher than the net tangible book value per share of our ordinary shares. Investors purchasing ordinary shares in this offering will pay a price per share that substantially exceeds the net tangible book value of our ordinary shares. As a result, investors purchasing ordinary shares in this offering will incur immediate dilution of $     per share, based on the initial public offering price of $     per share, and our pro forma net tangible book value as of December 31, 2014. The exercise of outstanding warrants and options may result in further dilution of your investment. In addition, if we raise funds by issuing additional shares or convertible securities in the future, the newly issued shares may further dilute your ownership interest. As a result of this dilution, investors purchasing shares in this offering may receive significantly less than the purchase price paid in this offering in the event of liquidation or sale. For more information, please see “Dilution.”

Future sales of our ordinary shares, or the perception that future sales may occur, may cause the market price of our ordinary shares to decline, even if our business is doing well.

Sales of substantial amounts of our ordinary shares in the public market after this offering, or the perception that these sales may occur, could materially and adversely affect the price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. The ordinary shares sold in this offering will be freely tradable, without restriction, in the public market, except for any shares sold to our affiliates.

In connection with this offering, we, our officers and directors and holders of 1% or more of our currently outstanding ordinary shares have agreed prior to the commencement of this offering, subject to limited exceptions, not to sell or transfer any ordinary shares for 180 days after the date of this prospectus without the consent of the underwriters. However, the underwriters may release these shares from any restrictions at any time. We cannot predict what effect, if any, market sales of shares held by any stockholder or the availability of shares for future sale will have on the market price of our ordinary shares.

Approximately           ordinary shares may be sold in the public market by existing security holders after the date of this prospectus and an additional            ordinary shares may be sold in the public market by existing security holders on or about 180 days after the date of this prospectus, subject to volume and other limitations imposed under the federal securities laws. Sales of substantial amounts of our ordinary shares in the public market after the completion of this offering, or the perception that such sales could occur, could adversely affect the market price of our ordinary shares and could materially impair our ability to raise capital through offerings of our ordinary shares. See the section entitled “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling shares of our ordinary shares after this offering.

We are issuing a warrant to the underwriter in this offering to purchase an additional        ordinary shares. In addition, as of August 1, 2015, we had 1,713,311 ordinary shares issuable upon the exercise of stock options under our 2013 Plan; 33,369 ordinary shares reserved for future issuance under our 2013 Plan; warrants to purchase an aggregate of 947,636 series A preferred shares convertible on a one-for-one basis into ordinary shares; 4,337,878 ordinary shares issuable upon the exercise of options issued in connection with our convertible promissory notes which options will be granted upon the consummation of this offering; 24,132 ordinary shares issuable upon the exercise of consultant options; 686,220 warrants to purchase ordinary shares, and 32,678 series A preferred shares issuable to a consultant upon the exercise of consultant options.

We plan to register for offer and sale the ordinary shares that are reserved for issuance pursuant to outstanding options and warrants. Shares covered by such registration statements upon the exercise of stock options and warrants generally will be eligible for sale in the public market, except that affiliates will continue to be subject to volume limitations and other requirements of Rule 144 under the Securities Act of 1933, as amended. The issuance or sale of such shares could depress the market price of our ordinary shares.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders.

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If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our shares, our share price and trading volume could decline.

The trading market for our ordinary shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

Because we do not intend to declare cash dividends on our ordinary shares in the foreseeable future, shareholders must rely on appreciation of the value of our ordinary shares for any return on their investment.

We have never declared or paid cash dividends on our ordinary shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our ordinary shares, if any, will provide a return to investors in this offering.

The requirements associated with being a public company will require significant company resources and management attention.

Following this offering, we will become subject to the reporting requirements of the Securities Exchange Act of 1934 (Exchange Act), the Sarbanes-Oxley Act, the listing requirements of the securities exchange on which our ordinary shares are traded and other applicable securities rules and regulations. The Exchange Act requires that we file periodic reports with respect to our business and financial condition and maintain effective disclosure controls and procedures and internal control over financial reporting. In addition, subsequent rules implemented by the SEC and The NASDAQ Stock Market may also impose various additional requirements on public companies. As a result, we will incur additional legal, accounting and other expenses that we did not incur as a nonpublic company, particularly after we are no longer an “emerging growth company” as defined in the JOBS Act. Further, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our development plans. We have made changes to our corporate governance standards, disclosure controls and financial reporting and accounting systems to meet our reporting obligations. The measures we take, however, may not be sufficient to satisfy our obligations as a public company, which could subject us to delisting of our ordinary shares, fines, sanctions and other regulatory action and potentially civil litigation.

The JOBS Act and our status as a foreign private issuer will allow us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in our company and adversely affect the market price of our ordinary shares.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies” including:

•	the provisions of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;
•	the “say on pay” provisions requiring a non-binding shareholder vote to approve compensation of certain executive officers and the “say on golden parachute” provisions requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations of the Dodd-Frank Act and some of the disclosure requirements of the Dodd-Frank Act relating to compensation of our chief executive officer;
•	the requirement to provide detailed compensation discussion and analysis in proxy statements and reports filed under the Exchange Act, and instead provide a reduced level of disclosure concerning executive compensation;
•	our ability not to comply with new accounting principles that do not apply to public companies until such accounting principles become applicable to private companies;
•	any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements; and
•	our ability to furnish two rather than three years of income statements and statements of cash flows in various required filings.

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We intend to take advantage of these exemptions until we are no longer an “emerging growth company.” We expect to remain an emerging growth company for up to five years.

Our status as a foreign private issuer also exempts us from compliance with certain SEC laws and regulations and certain regulations of The NASDAQ Stock Market, including the proxy rules, the short-swing profits recapture rules and certain governance requirements, such as: (i) independent director oversight of the nomination of directors and executive compensation, (ii) adopting a formal written nomination committee charter or board resolution; (iii) that our board of directors be comprised of a majority of independent directors, (iv) convening regularly scheduled meetings at which only independent directors are present and (v) the requirement to obtain shareholder approval for certain dilutive events (such as certain acquisitions of the stock or assets of another company, issuances that will result in a change of control of the company and establishment or amendment of certain equity-based compensation plans). Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. See "Management – NASDAQ Listing Rules and Home Country Practices."

Accordingly, our public filings, including our financial statements may not be comparable to those of other public companies. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile and may decline.

Risks Related to Israeli Law and Our Operations in Israel

Our headquarters and other significant operations are located in Israel and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

Our executive offices are located in Rehovot, Israel. In addition, the majority of our officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. Since March 2011, there has been a civil war in Syria, Israel’s neighboring country to the north. Occasionally, violence from Syria has spilled over into Israel, and Israel has responded militarily several times since the onset of the civil war. During the summer of 2014, Israel was engaged in an armed conflict with Hamas, a militia group and political party which controls the Gaza Strip, following various conflicts with Hamas in the past. During the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party. These conflicts involved missile strikes against civilian targets in various parts of Israel, including the location of our offices and areas in which our employees and some of our consultants are located, and may negatively affect business conditions in Israel. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may sometimes decline to travel to Israel during periods of heightened unrest or tension, and airline companies may cancel or delay scheduled air travel to Israel, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government has in the past covered the reinstatement value of certain damages that were caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions generally and could harm our results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial conditions or the expansion of our business.

Our operations may be disrupted as a result of the obligation of management or key personnel to perform military service.

Our employees and consultants in Israel, including members of our senior management, may be obligated to perform one month, and in some cases longer periods, of annual military reserve duty until they reach the age of 40 (or older, for citizens who hold certain positions in the Israeli armed forces reserves), and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be similar large-scale military reserve duty call-ups in the future. Our operations could be disrupted by the absence of a significant number of our officers, directors, employees and consultants. Such disruption could materially adversely affect our business and operations.

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Exchange rate fluctuations between the U.S. dollar and the New Israeli Shekel currencies may negatively affect our earnings.

We incur expenses both in U.S. dollars and New Israeli Shekels, but our financial statements are denominated in U.S. dollars. As a result, we are exposed to the risks that the New Israeli Shekel may appreciate relative to the U.S. dollar, or, if the New Israeli Shekel instead devalues relative to the U.S. dollar, that the inflation rate in Israel may exceed such rate of devaluation of the New Israeli Shekel, or that the timing of such devaluation may lag behind inflation in Israel. In any such event, the U.S. dollar cost of our operations in Israel would increase and our U.S. dollar-denominated results of operations would be adversely affected. We cannot predict any future trends in the rate of inflation in Israel or the rate of devaluation (if any) of the New Israeli Shekel against the U.S. dollar.

Provisions of Israeli law and our amended and restated articles of association may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date on which a merger proposal is filed by each merging company with the Israel Registrar of Companies and at least 30 days have passed from the date on which the shareholders of both merging companies have approved the merger. In addition, a majority of each class of securities of the target company must approve a merger. Moreover, a tender offer for all of a company’s issued and outstanding shares can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital. Completion of the tender offer also requires approval of a majority of the offerees that do not have a personal interest in the tender offer, unless, following consummation of the tender offer, the acquirer would hold at least 98% of the Company’s outstanding shares. Furthermore, the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following the completion of the tender offer, petition an Israeli court to alter the consideration for the acquisition, unless the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek such appraisal rights.

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. See “Taxation—Israeli Tax Considerations” for additional information.

Our amended and restated articles of association that will be in effect immediately prior and subject to the consummation of this offering will also contain provisions that could delay or prevent changes in control or changes in our management without the consent of our board of directors. These provisions will include the following:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates; and
•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors.

It may be difficult to enforce a judgment of a U.S. court against us and our officers and directors and the Israeli experts named in this prospectus in Israel or the United States, to assert U.S. securities laws claims in Israel or to serve process on our officers and directors and these experts.

We were incorporated in Israel. Substantially all of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. securities laws, may not be collectible in the United States and may not necessarily be enforced by an Israeli court. It also may be difficult for you to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court. See “Enforceability of Civil Liabilities” for additional information on your ability to enforce a civil claim against us and our executive officers or directors named in this prospectus.

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Your rights and responsibilities as a shareholder will be governed by Israeli law which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

The rights and responsibilities of the holders of our ordinary shares are governed by our amended and restated articles of association and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in typical U.S.-based companies. In particular, a shareholder of an Israeli company has certain duties to act in good faith and fairness towards the Company and other shareholders, and to refrain from abusing its power in the Company. See “Management—Approval of Related Party Transactions under Israeli Law—Shareholder Duties” for additional information. There is limited case law available to assist us in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on holders of our ordinary shares that are not typically imposed on shareholders of U.S. companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

Forward-looking statements include, but are not limited to, statements about:

•	our goals and strategies;
•	our timeline for our product candidate development path, including the anticipated starting and ending dates of our anticipated clinical trials;
•	the timing and conduct of our research and development programs;
•	anticipated actions of the FDA or other regulatory bodies, including approval to conduct clinical trials, the scope of those trials and the prospects for regulatory approval of, or other regulatory action with respect to, our product candidates;
•	the commercial launch and future sales of our existing product candidates or any other future potential product candidates;
•	our ability to achieve favorable pricing;
•	our expectations regarding the commercial supply of our products;
•	third-party payor reimbursement for our products;
•	our estimates regarding anticipated expenses, future revenues, capital requirements and our needs for additional financing;
•	the patient market size and market adoption of our product candidates by physicians and patients;
•	the timing, cost or other aspects of the commercial launch of our product candidates;
•	completion and receiving favorable results of our anticipated clinical trials;
•	market acceptance of our product;
•	our expectations regarding licensing and strategic partnering;
•	the impact of government laws and regulations;
•	difficulties in maintaining commercial scale manufacturing capacity and capability;
•	our intended use of proceeds of this offering;
•	general economic conditions and market conditions in our industry;
•	unanticipated financial resources needed to respond to technological changes and increased competition;
•	claims that might be brought in excess of our insurance coverage; and
•	our ability to recruit and retain qualified regulatory and research and development personnel.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different conclusions or that historic results referred to in this prospectus would be interpreted differently in light of additional research and clinical and preclinical trial results.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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USE OF PROCEEDS

We expect to receive approximately $       million in net proceeds from the sale of        ordinary shares offered by us in this offering (approximately $       million if the underwriters exercise their over-allotment option in full), assuming an initial public offering price of $ per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for:

•	completing necessary preparations and conducting a Phase 2b clinical study for NOxBRTM for the treatment of bronchiolitis, estimated at $6 million;
•	completing necessary preparations and conducting a Phase 2b clinical study for NOxCFTM for the treatment of cystic fibrosis, estimated at $5 million;
•	completing necessary preparations and conducting a Phase 2 study for NOxPNTM for the treatment of pneumonia, estimated at $2 million;
•	completing necessary preparations and conducting a Phase 2 study for NOxASTTM for the treatment of asthma, estimated at $3 million;
•	developing NOxSysBSTM for hospital use, estimated at $3 million; and
•	the remainder for working capital and general corporate purposes, and possible in-licensing of additional intellectual property and product candidates.

We will use the remaining net proceeds for the further advancement of our early-stage development programs, for further product development, and for general corporate purposes, including general and administrative expenses, working capital and prosecution and maintenance of our intellectual property rights.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering.

We have no current understandings, commitments or agreements with respect to any material acquisition of or investment in any technologies, products or companies.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

The Israeli Companies Law imposes further restrictions on our ability to declare and pay dividends. See “Description of Share Capital—Dividend and Liquidation Rights” for additional information.

Payment of dividends may be subject to Israeli withholding taxes. See “Taxation—Israeli Tax Considerations” for additional information.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2014:

•	on an actual basis;

•	on a pro forma basis to give effect to (i) the automatic conversion, on a one-for-one basis, of 5,064,950 outstanding series A preferred shares into 5,064,950 ordinary shares, which will occur automatically immediately prior and subject to the consummation of this offering, (ii) the exercise of warrants to purchase 751,573 ordinary shares, including (A) 65,353 warrants to purchase series A preferred shares (which will automatically be converted on a one-for-one basis into ordinary shares immediately prior and subject to the consummation of this offering) with an exercise price of $0.306 per share and (B) 686,220 warrants to purchase ordinary shares with an exercise price of $1.02 per share, (iii) the issuance of 24,132 ordinary shares issuable upon the exercise of consultant options outstanding as of August 1, 2015, at an exercise price which equals the par value per share issuable upon conversion of convertible notes of another investor, and (iv) the automatic conversion of convertible notes outstanding in the aggregate principal amount of $2,950,000 and accrued interest as of August 1, 2015 in the amount of $200,872 into an aggregate of 4,633,254 ordinary shares; and

•	on a pro forma, as adjusted, basis to also give effect to the sale of ordinary shares in this offering at the initial public offering price of $ per share (the midpoint of the range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, at the closing of the offering, as if the sale of the shares in each case had occurred on December 31, 2014.

You should read this table in conjunction with the sections titled “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. Information in the table below is in thousands, except for share and per share amounts.

	December 31, 2014
	Actual	Pro forma (unaudited)	Pro Forma as adjusted (unaudited)
Ordinary shares of NIS 0.01 par value; 93,954,736 shares authorized and 11,628,100 shares issued and outstanding actual; 93,954,736 shares authorized and 22,102,009 shares issued and outstanding pro forma; shares authorized and shares issued and outstanding pro forma as adjusted	29	56
Series A Preferred shares of NIS 0.01 par value; 6,045,264 shares authorized and 4,215,346 shares issued and outstanding actual; 6,045,264 shares authorized and no shares issued and outstanding pro forma; shares authorized and no shares issued and outstanding pro forma as adjusted	11	-
Additional paid-in capital	$2,890	$9,418	$
Deficit accumulated	$(6,371)	$(8,946)	$
Total shareholders’ equity (deficiency)	$(3,441)	$528	$

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The share information above excludes the following, each as of August 1, 2015:

•	1,713,311 ordinary shares issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $0.42 per ordinary share;

•	33,369 ordinary shares reserved for future issuance under our 2013 Plan;

•	882,282 preferred series A shares (which will automatically be converted into ordinary shares) issuable upon the exercise of warrants with an exercise price of $0.306 per share;

•	32,678 preferred series A shares issuable to a consultant upon the exercise of consultant options at an exercise price which equals the par value per share and subject to the exercise of another investor's warrants; and

•	4,337,878 ordinary shares issuable upon the exercise of options issued in connection with our convertible promissory notes, which options will be granted upon the consummation of this offering with an exercise price of $0.680056 per share.

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DILUTION

If you invest in our ordinary shares, you will experience immediate and substantial dilution to the extent of the difference between the initial public offering price of our ordinary shares and the pro forma as adjusted net tangible book value (deficit) per share of our ordinary shares immediately after the offering.

Our historical net tangible book value (deficit) per share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding ordinary shares. The historical net tangible book deficit of our ordinary shares as of December 31, 2014, was ($3,441), or ($0.296) per ordinary share. The pro forma net tangible book value of our ordinary shares as of December 31, 2014 was                 or                 per ordinary share. Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding ordinary shares, after giving effect to the pro forma adjustments referenced under “Capitalization.”

The pro forma as adjusted net tangible book value (deficit) of our ordinary shares as of December 31, 2014, was $     , or $     per share. The pro forma as adjusted net tangible book value (deficit) gives effect to the sale of          ordinary shares in this offering at the initial public offering price of $      per share (the midpoint of the range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The difference between the initial public offering price and the pro forma as adjusted net tangible book value (deficit) per share represents an immediate dilution of $      per share to new investors purchasing ordinary shares in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share		$
Pro forma net tangible book value per share before this offering, as of December 31, 2014	$
Increase in pro forma net tangible book value per share attributable to new investors in this offering
Pro forma net tangible book value per share after offering
Dilution in pro forma tangible book value per share to new investors		$

A $1.00 increase (decrease) in the assumed initial public offering price of $     per ordinary share would increase (decrease) our pro forma net tangible book value per share by $     and the dilution per ordinary share to new investors by $     , assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions.

If the underwriters’ over-allotment option to purchase additional shares from us is exercised in full, and based on the initial public offering price of $     per share, the pro forma as adjusted net tangible book value (deficit) per share after this offering would be approximately $     per share, the increase in the pro forma net tangible book value (deficit) per share attributable to new investors would be approximately $     per share and the dilution to new investors purchasing shares in this offering would be approximately $     per share.

The table below summarizes as of December 31, 2014, on the pro forma as adjusted basis described above, the number of ordinary shares we issued and sold, the total consideration we received and the average price per share (1) paid by our existing shareholders and (2) to be paid by new investors purchasing our ordinary shares in this offering at the initial public offering price of $     per share, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased			Total Consideration			Average Price
	Number	Percent		Amount	Percent		Per Share
Existing shareholders			%	$		%	$
New investors			%
Total		100%		$	100%		$

The number of ordinary shares outstanding immediately after this offering is based on 22,102,009 ordinary shares, on an as converted basis, giving effect to the pro forma transactions described in “Capitalization.”

This number excludes the following, each as of August 1, 2015:

•	1,713,311 ordinary shares issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $0.42 per ordinary share;

•	33,369 ordinary shares reserved for future issuance under our 2013 Plan;

•	882,282 preferred series A shares (which will automatically be converted into ordinary shares) issuable upon the exercise of warrants with an exercise price of $0.306 per share;

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•	32,678 preferred series A shares issuable to a consultant upon the exercise of consultant options at an exercise price which equals the par value per share and subject to the exercise of another investor’s warrants; and

•	4,337,878 ordinary shares issuable upon the exercise of options issued in connection with our convertible promissory notes, which options will be granted upon the consummation of this offering with an exercise price of $0.680056.

To the extent that new options are granted under our equity benefit plans, there will be further dilution to investors purchasing ordinary shares in this offering.

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SELECTED FINANCIAL DATA

The following table summarizes our financial data. We have derived the following statements of operations data for the years ended December 31, 2014 and 2013, from our audited consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. Numbers in the following tables are in U.S. dollars and, except share and per share amounts, in thousands.

	Year ended December 31,
(in thousands of U.S. dollars, except share and per share amounts)	2014	2013

Statements of Operations Data:

Research and development expenses	1,167	898

General and administrative expenses	989	486

Financial (income) expense, net	411	(7)

Revaluation of warrants to purchase series A preferred shares	2,055	197

Loss attributable to holders of ordinary shares	4,622	1,574

Weighted average number of ordinary shares used in computing basic and diluted net loss per share	11,628,100	11,628,100

	As of December 31, 2014
(in thousands of U.S. dollars)	Actual	Pro Forma(1) (unaudited)	Pro Forma As Adjusted(2) (unaudited)
Balance Sheet Data:

Total current assets	219	2,259
Total long-term assets	115	115
Total current liabilities	486	486
Long term liabilities	3,289	1,360
Shareholders’ equity (deficiency)	(3,441)	528

(1) On a pro forma basis to give effect to (i) the automatic conversion, on a one-for-one basis, of 5,064,950 outstanding series A preferred shares into 5,064,950 ordinary shares, which will occur automatically immediately prior and subject to the consummation of this offering, (ii) the exercise of warrants to purchase 751,573 ordinary shares, including (A) 65,353 warrants to purchase series A preferred shares (which will automatically be converted on a one-for-one basis into ordinary shares immediately prior and subject to the consummation of this offering) with an exercise price of $0.306 per share and (B) 686,220 warrants to purchase ordinary shares with an exercise price of $1.02 per share, (iii) the issuance of 24,132 ordinary shares issuable upon the exercise of consultant options outstanding as of August 1, 2015, at an exercise price which equals the par value per share issuable upon conversion of convertible notes of another investor, and (iv) the automatic conversion of convertible notes outstanding in the aggregate principal amount of $2,950,000 and accrued interest as of August 1, 2015 in the amount of $200,872 into an aggregate of 4,633,254 ordinary shares.

(2) Pro forma, as adjusted data gives retroactive effect to the adjustments described in footnote (1) above and the sale of           ordinary shares in this offering at an initial public offering price of $           per share, which is the midpoint of the range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale had occurred on December 31, 2014.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and other parts of the prospectus contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Introduction

We are an emerging biopharmaceutical company that is developing a single proprietary NO formulation and a delivery system to treat various respiratory infections for which current treatments have limited effectiveness.

Our general target indication for our platform is lower respiratory tract infections, including our first two targets, children with bronchiolitis (mainly respiratory syncytial virus) and lung infections in patients with CF, as well as secondary targets including pneumonia and severe (infection-induced) asthma. A Phase 1 clinical trial demonstrating the safety of our system has been completed. We have also recently completed two Phase 2a safety and efficacy trials to treat severe bronchiolitis and CF-related lung infections.

To date, we have not generated revenue from the sale of any product, and we do not expect to generate significant revenue unless and until we obtain marketing approval of, and commercialize, our product candidates. As of December 31, 2014, we had an accumulated deficit of $6.37 million. Our financing activities are described below under “Liquidity and Capital Resources.”

Financial Overview

Operating Expenses

Our current operating expenses consist of two components — research and development expenses and general and administrative expenses.

Research and Development Expenses

Our research and development expenses consist primarily of the cost of third party clinical consultants and expenses related to conducting clinical and preclinical trials, salaries and related personnel expenses, share-based compensation expenses, travel expenses and other research and development expenses.

We expect that our research and development expenses will materially increase because we plan to initiate clinical activity and prepare to conduct clinical trials in the near future.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries, share-based compensation expense, professional service fees for accounting, legal, bookkeeping and facilities, travel expenses and other general and administrative expenses.

We expect our general and administrative expenses, such as accounting and legal fees, to increase after we become a U.S. public company, and we expect increases in the number of our executive, accounting and administrative personnel due to the anticipated growth of our company.

Financial Expense and Income

Financial expense and income consist of the amortization of a beneficial conversion feature which the Company recorded for convertible notes which is being amortized over the term of the notes, bank fees and other transactional costs and exchange rate differences.

Revaluation of Warrants to Purchase Preferred A Shares

Revaluation of warrants to Preferred A shares expenses reflects the changes in the fair value of the warrants to purchase Preferred A Shares.

Critical Accounting Policies and Estimate

We describe our significant accounting policies more fully in Note 2 to our consolidated financial statements for the years ended December 31, 2014 and 2013. We believe that the accounting policies below are critical in order to fully understand and evaluate our financial condition and results of operations.

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We prepare our financial statements in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions. Our management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

JOBS Act

On April 5, 2012, the U.S. Congress enacted the JOBS Act. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are electing to delay such adoption of new or revised accounting standards. As a result, our financial statements may not be comparable to companies that comply with the public company effective date.

Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on other exemptions, such that we will not be required to comply with the following: (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 and (ii) complying with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis). These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company.”

Stock-based compensation and fair value of ordinary shares

We account for stock-based compensation in accordance with ASC 718, “Compensation — Stock Compensation,” which requires companies to estimate the fair values of equity-based payment awards on the date of grant using an option-pricing model. The value of the stock options is recognized as an expense over the requisite service periods in our statement of statement of comprehensive loss. We recognize compensation expense for the value of our awards granted based on accelerated method over the requisite service period of each of the awards.

The fair value of the ordinary shares was based on the application of the Option-Pricing Method (OPM). The first step in performing a valuation using OPM involves estimating the fair value of total shareholders’ equity (capital instruments). As part of our analysis, we used the Discounted Cash Flows (DCF) method, at the option valuation dates in order to evaluate the fair value of our total shareholders’ equity.

Under the option-pricing method, we estimated the fair value of the ordinary shares as the net value of a series of call options, representing the present value of the expected future returns to the ordinary shareholders. Essentially, the rights of the ordinary shareholders are equivalent to a call option on any value of the Company above the respective preferred shareholders’ liquidation preferences, with adjustment to account for the rights retained by the preferred shareholders related to their share of any value above the values at which they would convert to ordinary shares. Thus, the ordinary shares were valued by estimating the value of their share in each of these call option rights

We primarily selected the Black-Scholes-Merton model, which is the most common model in use in evaluating stock options. This model evaluates the options as if there is a single exercise point, and thus incorporates an expected option life (expected term). The input factored in this model is constant for the entire expected life of the option.

Since the Company is not traded on any stock exchange market, quoted prices of the Company's shares are unavailable. According to ASC 718, due to insufficient or no historical data for the Company, the expected volatility determination was based on similar companies' stock volatility. The risk-free interest rate assumption is the implied yield currently available on United States treasury zero-coupon issues with a remaining term equal to the expected life term of the options. We determined the expected life of the options based on the “simplified method,” representing the period of time that options granted are expected to be outstanding.

The expected dividend yield assumption is based on the Company’s historical experience and expectation of no future dividend payouts. The Company has historically not paid cash dividends and has no foreseeable plans to pay cash dividends in the future.

We apply ASC 505-50, “Equity-Based Payments to Non-Employees” with respect to options and warrants issued to non-employees.

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Warrants to purchase preferred shares and revaluation of warrants:

The Company accounts for freestanding warrants to purchase its preferred shares as a liability on its balance sheet at fair value. The warrants to purchase preferred shares are recorded as a liability because the underlying preferred shares are contingently redeemable (upon a deemed liquidation event) and, therefore, may obligate the Company to transfer assets in the future. The warrants are subject to re-measurement to fair value at each balance sheet date and any change in fair value is recognized as a component of financial income (expense), net, on the statements of comprehensive loss. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants, the completion of a deemed liquidation event or the conversion of series A preferred shares into ordinary shares.

As there has been no public market for the Company's shares, the fair value of the warrants has been determined by the Company's management, using the assistance of an independent valuation firm.

The valuation was determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The assumptions used in the valuation model are based on future expectations, combined with the judgment of the Company’s management. Numerous objective and subjective factors were considered to determine the fair value, including the following factors:

•	prices, rights, preferences and privileges of the convertible preferred shares;
•	current business conditions and projections;
•	the Company’s stage of development;
•	the likelihood of a liquidity event for the ordinary shares underlying these options, such as an initial public offering or sale of the Company, given prevailing market conditions; and
•	any adjustments necessary due to the lack of marketability of the ordinary shares;

There are various events, some of which are listed below, that support a higher valuation as of December 31, 2014, which accounts for, the significant revaluation of the warrants liability during the year ended on December 31, 2014:

•	In May 2014, the Company submitted a pre-IND letter to the FDA in which the Company requested certain feedback. The FDA responded to the Company's request in June 2014, and the Company perceived their response as favorable. The FDA agreed that the safety profile of NO is well understood, and that the existing nonclinical safety data should be sufficient to support clinical trials.

•	In April 2014, the Company completed its Phase 2a trial for Bronchiolitis, and perceived interim results as positive.

•	In April 2014, the Company completed its Phase 2a open label, multi-center trial for cystic fibrosis, and perceived interim results as positive.

•	Between December 2013 and June 30, 2014, the Company submitted two provisional patent applications to the USPTO and an additional PCT patent application.

•	In April 2014, the Company strengthened its management team by engaging a Chief Financial Officer with extensive experience with publicly traded companies

Beneficial conversion feature with respect to a convertible notes:

In accordance with ASC 470-20, the Company recorded a beneficial conversion feature in the amount of $1,651,000 and $37,000, in the years ended December 31, 2014 and December 31, 2013, respectively, which will be amortized over the term of the convertible notes through financial expenses unless converted earlier. Since the Company needed to support and finance its ongoing operations, the Company entered into the convertible notes agreements based on a lower Company value (value consistent with prior financing rounds) compared to the Company's value on the commitment date of the convertible notes. The difference between the values resulted in the aforementioned beneficial conversion feature.

The Company entered all the convertible notes agreements based on the same Company value, with no value changes between the periods before and after April 2014. The reasons that support this are listed below:

•	the maturity date of the notes, unless converted earlier, is December 12, 2017. The conversion price was set to (i) $0.31 upon voluntary conversion, and (ii) the lowest of 33.3% of the price of the most senior shares of the Company or a price per share of $0.68 ("discounted conversion price") upon mandatory conversion in the event of a "triggering event" (as defined in the agreement, e.g. Initial public offering. Due to the expected initial public offering of the Company's shares, the convertible notes relevant exercise price is $0.68 (as opposed to $0.31), which reflects approximately a $19.7M Company value on a fully diluted basis;

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•	the price of the convertible note is relatively small (on a fully diluted basis);
•	several of the note holders that invested after April 2014 were returning investors and/or related parties, and others were brought by existing note holders; and
•	since negotiating a new financial round could take substantial time, efforts and management attention.

In the year ended December 31, 2014, the Company recorded $290,000 of amortization expenses in respect to the beneficial conversion feature of the convertible notes.

Results of Operations

	Year ended December 31
(in thousands of U.S. dollars)	2014	2013

Research and development expenses	$1,167	$898
General and administrative expenses	989	486
Operating loss	2,156	1,384

Financial expense (income), net	411	(7)
Revaluation of warrants to Preferred A Shares	2,055	197

Net comprehensive loss	4,622	1,574

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Comparison of the year ended December 31, 2014 to the year ended December 31, 2013

Research and development expenses

The following table discloses the breakdown of research and development expenses for the last three fiscal years.

	Year ended December 31,
(in thousands of U.S. dollars)
	2014	2013
Cost to third-party clinical consultants and expenses related to conducting clinical and preclinical trials	$566	$572
Salaries and related personnel	196	93
Share-based compensation	185	55
Patents	99	130
Other	121	48
Total	$1,167	$898

Our research and development expenses for the year ended December 31, 2014, amounted to $1,167,000, representing an increase of $269,000, or 30%, compared to $898,000 for the year ended December 31, 2013. The increase derives from salaries and related personnel expenses in the amount of approximately $ 196,000, representing an increase of $103,000 or 110%, compared to $ 93,000 for the year ended December 31, 2013, due to an increase in the number of employees engaged in research and development related activities.

In addition, the increase derives also from share-based compensation expenses in the amount of approximately $ 185,000, representing an increase of $130,000, or 236% compared to $ 55,000 for the year ended December 31, 2013, due to an increase in Company's value and options grants.

Research and development expense by clinical study
(in thousands of U.S. dollars)	Year ended December 31,
	2014	2013
Bronchiolitis study	$284	$195
Cystic Fibrosis study	219	67
Other	63	310
Total	$566	572

Our research and development expense is highly dependent on the execution of clinical trials and therefore is expected to fluctuate highly from year to year.

The variances in expense between the year ended December 31, 2014, and the corresponding period in 2013 are mainly due to the following projects:

•	Bronchiolitis clinical study. Our expenses related to Bronchiolitis clinical study for the year ended December 31, 2014, amounted to $284,000, representing an increase of $89,000, or 45%, compared to $195,000 for the year ended December 31, 2013. The increase was primarily attributable to payments made to our consultants for finalizing the phase 2a study as well preparing the upcoming clinical study.

•      CF clinical study. Our expenses related to the CF clinical study for the year ended December 31, 2014, amounted to $219,000, representing an increase of $152,000, or 226%, compared to $67,000 for the year ended December 31, 2013. The increase was primarily attributable to payments made to our consultants for finalizing the phase 2a study.

•      Other R&D expenses. Our expenses related to these general R&D expenses for the year ended December 31, 2014, amounted to $63,000, representing a decrease of $247,000, or 80%, compared to $310,000 for the year ended December 31, 2014. The decrease was primarily attributable to the preparation of our clinical studies.

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General and administrative expenses

Our general and administrative expenses totaled $989,000 for the year ended December 31, 2014, an increase of $503,000, or 103%, compared to $486,000 for the year ended December 31, 2013. The increase resulted primarily from an increase of $467,000 in professional services expenses.

Operating loss

As a result of the foregoing, our operating loss for the year ended December 31, 2014, was $2,156,000, as compared to an operating loss of $1,384,000 for the year ended December 31, 2013, an increase of $772,000, or 56%.

Financial expense and income

We recognized financial expense of $411,000 for the year ended December 31, 2014, compared to financial income of $7,000 for the year ended December 31, 2013, The increase resulted primarily from an expenses of $290,000 due to beneficial conversion of the notes and interest expenses of $ 91,000 for the convertible notes.

Revaluation of warrants to purchase Preferred A Shares

We recognized an adjustment of liability in respect of warrants issued of $2,055,000 for the year ended December 31, 2014, compared to expenses of $197,000 for the year ended December 31, 2013. The warrants to purchase preferred A Shares which classified as a liability are being re-measured to fair value at each reporting date. The increase in the adjustment derives from the Company’s estimate of the increase in Company value, as mentioned above in "Critical Accounting Policies and Estimate".

Loss

As a result of the foregoing, our loss for the year ended December 31, 2014, was $4,622,000, as compared to $1,574,000 for the year ended December 31, 2013, an increase of $3,295,000 or 209%.

Liquidity and Capital Resources

Overview

Since our inception through December 31, 2014, we have funded our operations principally with $1,250,000 from the issuance of ordinary and preferred shares and $1,880,000 from loans and convertible promissory notes. As of December 31, 2014, we had $161,000 in cash and cash equivalents. The Company subsequently received 1,320,000 from the issuance of convertible notes and preferred shares.

The table below presents our cash flows for the year ended December 31, 2014 and 2013:

	Year ended December 31,
(in thousands of U.S. dollars)	2014	2013

Operating activities	$(1,883)	$(804)
Investing activities	(18)	298
Financing activities	2,039	362
Net increase (decrease) in cash and cash equivalents	138	(144)

Operating Activities

Net cash used in operating activities during the year ended December 31, 2014, and the year ended December 31, 2013, were $1,883,000 and $804, 000, respectively.

The increase of $1,079,000 in the year ended December 31, 2014, was primarily attributed to increase in research and development expenses and an increase in general and administrative expenses.

Investing Activities

Net cash used for investing activities during the year ended December 31, 2014 of $18,000 reflected investment in property and equipment. Net cash from investing activities during the year ended December 31, 2013 were $298,000, primarily reflecting our investment in property and redemption of bank deposits.

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Financing Activities

Net cash provided by financing activities during the year ended December 31, 2014, and the year ended December 31, 2013, were $2,039,000 and $362, 000, respectively. Most of the increase is from proceeds from convertible notes in amount of $1,830,000 in 2014 compared to $50,000 in 2013.

Current Outlook

We have financed our operations to date primarily through proceeds from sales of our ordinary shares, series A preferred shares and convertible promissory notes. We have incurred losses and generated negative cash flows from operations since inception. To date, we have not generated any revenue from the sale of products, and we do not expect to generate revenues from sale of our products in the next several years.

Our independent registered public accounting firm’s report on our consolidated financial statements for the fiscal year ended December 31, 2014, states that there is a substantial doubt that we will be able to continue as a going concern. Furthermore, according to our estimates, based on our budget, if we are not successful in obtaining additional capital resources, there is a substantial doubt that we will be able to continue our activities after October 31, 2015. Even if we are able to raise funds in the offering contemplated herein, we believe that we will need to raise additional funds before we generate positive cash flow from operations.

As of December 31, 2014, our cash, cash equivalents totaled $161,000. Subsequent to December 31, 2014, we received an additional $250,000 from the issuance of preferred shares and $1,070,000 from the issuance of convertible promissory notes. As of August 1, 2015, the aggregate accrued interest on the convertible promissory notes was $200,872. The convertible promissory notes will automatically convert into ordinary shares immediately prior and subject to the consummation of this initial public offering, at a conversion rate of $0.680056 per share.

We believe that our existing cash resources and the net proceeds from the current offering will be sufficient to fund our projected cash requirements for approximately three years. Nevertheless, we will require significant additional financing in the future to fund our operations if and when we obtain regulatory approval and commercialize our products. We currently anticipate that, assuming consummation of the current offering, we will utilize approximately $16 million for clinical trial activities over the course of the next 36 months. We also anticipate utilizing approximately between $3 million for the development and manufacture of our delivery system intended for use in clinical trials. Our future capital requirements will depend on many factors, including:

•	the progress and costs of our preclinical studies, clinical trials and other research and development activities;
•	the scope, prioritization and number of our clinical trials and other research and development programs;
•	the costs and timing of obtaining regulatory approval for our product candidates;
•	the costs of filing, prosecuting, enforcing and defending patent claims and other intellectual property rights;
•	the costs of, and timing for, strengthening our manufacturing agreements for production of sufficient clinical quantities of our product candidates;
•	the potential costs of contracting with third parties to provide marketing and distribution services for us or for building such capacities internally;
•	the costs of acquiring or undertaking the development and commercialization efforts for additional, future therapeutic applications of our product candidates;
•	the magnitude of our general and administrative expenses; and
•	any cost that we may incur under current and future in- and out-licensing arrangements relating to our product candidates.

Until we can generate significant recurring revenues, we expect to satisfy our future cash needs through the net proceeds from the current offering, debt or equity financings or out-licensing applications of our drug candidates. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate research or development plans for, or commercialization efforts with respect to, one or more applications of our drug candidates. This may raise substantial doubts about the Company’s ability to continue as a going concern.

Contractual Obligations

The following table summarizes our significant contractual obligations at December 31, 2014:

	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
	(in thousands US$)
Operating leases:
Facility	25	-	25	-	-
Motor Vehicles	3	-	3	-	-

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During the year ended December 31, 2014, we engaged a few service providers and vendors. We do not deem such engagements to be significant compared with our current financial resources.

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements.

Quantitative and Qualitative Disclosure about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of foreign currency exchange rates.

Foreign Currency Exchange Risk

Our results of operations and cash flow are subject to fluctuations due to changes in foreign currency exchange rates. Certain of our expenses are denominated in New Israeli Shekels. Our results of operations and cash flow are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. Approximately 30% of our expenses are denominated in New Israeli Shekel. Changes of 5% and 10% in the USD/NIS exchange rate will increase/decrease our operation expenses by 1.5% and 3%, respectively. We do not hedge our foreign currency exchange risk. In the future, we may enter into formal currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of our principal operating currencies. These measures, however, may not adequately protect us from the material adverse effects of such fluctuations.

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BUSINESS

Overview

We are an emerging biopharmaceutical company that is developing a single proprietary 160 parts per million (ppm) nitric oxide (NO) formulation and delivery system to treat various respiratory infections for which current treatments have limited effectiveness.

Our novel system is designed to safely deliver a high dosage of NO to the lungs, that, for the first time, has the potential to eliminate microbial infections including bacteria, fungi and viruses. This is in contrast to the current U.S. Food and Drug Administration (FDA) approved 20 ppm NO vasodilation treatment which is ineffective in treating microbial infections. NO is produced naturally by the body as an effective innate immunity mechanism. In order to combat severe infections, however, as demonstrated in clinical trials, higher concentrations of an NO formulation are required. To date no NO formulation and delivery system is approved by the FDA to deliver a high antimicrobial dosage to the lungs.

Our general target indication for our platform is Lower Respiratory Tract Infections (LRTI), including our first two targets, children with bronchiolitis, mainly caused by respiratory syncytial virus (RSV) and lung infections in patients with Cystic Fibrosis (CF). Our secondary target indications include pneumonia and severe (infection-induced) asthma. There are over 1.5 million hospitalizations related to LRTI annually in the United States, and LRTI is the third leading cause of death worldwide. Over 150 million new cases of bronchiolitis are reported worldwide each year. In the United States, there are approximately 150,000 annual bronchiolitis hospitalizations among children five years old or younger. According to the Cystic Fibrosis Foundation, there are approximately 30,000 CF patients in the United States. Globally, approximately 450 million people suffer from pneumonia every year, and pneumonia is the single largest cause of death in children under the age of five.

Currently, there is no antiviral treatment for bronchiolitis and the treatment for acute lung infections in infants is largely supportive, and is based primarily on prolonged hospitalization during which the infant receives a constant flow of oxygen to reduce hypoxemia, which is a reduced concentration of oxygen in the blood. In addition, systemic steroids and inhalation with bronchodilators are sometimes administered until recovery, but these treatments are not able to effectively eliminate microbes. For hospitalized CF patients, current treatments are supportive through the administration of oxygen and inhalation with bronchiodilators, and often include broad spectrum antibiotics and systemic steroids. Because these treatments do not eliminate all microbes, patients often suffer recurrent infections causing lung damage which at times leads to respiratory failure.

In contrast, we believe that our system is designed to safely and effectively eliminate bacteria, viruses, fungi and other microbes from the lungs, is not based on antibiotic drug mechanisms of action and is potentially effective against antibiotic resistant bacteria and reduces the mucus caused by lung infections and enhances vasodilation for improved blood flow.

A Phase 1 clinical trial for a 160 ppm NO formulation has been completed in healthy adults for pandemic flu. We have also recently completed two Phase 2a safety and efficacy trials to treat bronchiolitis and CF-related lung infections. We have not yet submitted any investigational new drug applications for our products to the FDA.

We have a broad intellectual property portfolio directed to our device and mode of delivery, monitoring parameters and methods of treating specific disease indications. In addition to 17 applications directed to intellectual property developed internally, we have obtained a non-exclusive worldwide license to seven patents and one patent application, their continuations and foreign counterparts, from SensorMedics Corporation (CareFusion), a leading worldwide provider of inhalation medical devices.

We have received orphan drug designation by the FDA and the European Medicines Agency (EMA) for the use of our NOxCFTM product candidate for CF-related lung infections. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is intended to treat a rare disease or condition, defined as having a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the product will be recovered from sales in the United States. Orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages, and FDA user-fee waivers. In addition, if, and only if, a product receives the first FDA approval for the indication for which it has orphan designation, the product is entitled to orphan drug exclusivity, which means the FDA may not approve any other application to market the same product for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the product with orphan exclusivity or where the manufacturer is unable to assure sufficient product quantity.

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Additionally, our product candidates may be able to benefit from prior studies, scientific publications and prior clearance of other NO products by the FDA.

Our objective is to build a leading biopharmaceutical company focused on developing and commercializing proprietary products for the treatment of respiratory infections and inflammatory diseases of the lungs. Upon successful completion of our planned clinical trials, we expect to commercialize our products by establishing our own distribution capabilities, as well as pursuing strategic collaborations with large pharmaceutical and medical device companies.

Background and Mechanism of Action

NO is recognized as a vital molecule involved in many physiological and pathological processes. NO is naturally produced by the body’s immune system to provide a first line of defense against invading pathogens. It is a powerful molecule with a short half-life of a few seconds in the blood. The ability of the body to clear NO from the body rapidly contributes to a favorable safety profile. NO has been shown to play a critical role in the function of several body systems. For example, as vasodilator of smooth muscles, NO enhances blood flow and circulation. In addition, NO is involved in regulation of a wound healing and immune responses to infection. While the data supporting our own product candidates may differ, the pharmacology, toxicity and safety data for NO in humans is generally well known, and its use has been approved by the FDA in a number of therapeutic applications, mainly as a vasodilator.

NO has multiple immunoregulatory and antimicrobial functions that are likely to be of relevance to inhaled NO therapy. In vitro studies suggest that NO possesses anti-microbial activity against common bacteria, gram positive and gram negative, as well as mycobacteria, fungi, yeast, parasites and helminthes. It has the potential to eliminate multi-drug resistant strains of the above. Anti-viral activity covers respiratory viruses such as influenza, corona viruses, RSV and others. In healthy humans, NO has been shown to stimulate muccocilary clearance, and low levels of nasal NO correlate with impaired muccociliary function in the human upper airway. Unlike other inhaled drugs, NO is also a smooth muscle relaxant and avoids the concomitant bronchial constriction often associated with inhaled antibiotics and muccolytics. In addition to treating CF infections, this suggests that NO may be useful in directly treating the mucus caused by CF, which is the principal manifestation of the disease.

The precise effect of inhaled NO is dependent on concentration, oxidation state and type of pathogen.

Nitric Oxide and Infection

NO possesses broad-spectrum anti-microbial activity acting against bacteria, fungi and viruses. NO is produced at high output as part of the innate immune response. NO and its by-products (for example, Reactive Nitrogen Species, RNS) are responsible for the process of killing microorganisms within white blood cells called macrophages and in organs such as the lungs and other mucolytic tissues.

More than a decade ago several research groups showed that NO and RNS possess anti-viral activity and affect several viruses including coxsackievirus (CVB), RSV, influenza, severe acute respiratory syndrome (SARS), coronavirus, rhinovirus, herpes simplex virus (HSV), Epstein-Barr virus (EBV) and many others. NO has also been shown to be useful in preventing bacterial growth on surfaces.

Continuous exposure to 160 ppm NO and above, especially in the lungs, may have side effects and damage to host cells. Intermittent exposure to NO in cycles, however, retains NO anti-microbial activity both in vitro and in animal model of infection, without harmful side effects and without affecting host cells. Exposure of bacteria to concomitant 30-minute treatments with 160 ppm NO resulted in over a significant reduction in bacterial load. A similar dose has been shown to reduce viruses (common influenza) by 30-100% in a canine kidney infection model. In vivo, in a pneumonia model in rats, inhaled 160 ppm NO, for 30 minutes, every 4 hours, resulted in significant reduction in bacteria counts in the lungs, without affecting the body's defense mechanisms, and without any other adverse effect. In addition, a daily dose of 160 ppm of NO was found to be safe and effective treatment for bovine respiratory disease (BRD) in cattle.

Importantly, several studies report synergy between NO and antibiotic drugs. Adjunctive treatment combining NO together with inhaled Tobramycin antibiotics or other anti-microbial agents has been shown to greatly enhance the efficacy of the antibiotics in dispersing P. aeruginosa biofilms and to increase their ability to elicit anti-microbial activity. These studies suggest that adjuvant treatment combining NO with antibiotics might have a beneficial role by reducing bacterial infectivity, and therefore reduce the dependency on antibiotics.

Our Technology

We have developed a novel and precise delivery system that provides continuous monitoring and control of the gaseous content administered during intermittent NO inhalation treatments, as well as a precise and reliable monitoring system that is able to monitor patient status and alert medical staff to any adverse effects.

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Our novel delivery system, known as NOxSysBSTM, is a sophisticated inhalation system designed to provide the patient with a gaseous high dosage blend of NO, oxygen and air. The gaseous blend is supplied to the patient via a face mask and is designed to minimize the time that NO is mixed with oxygen and air. The system continuously monitors inhaled NO concentration, NO2 concentration, methemoglobin and the fraction of inspired oxygen (FiO2), blood oxygen saturation and heart rate, all of which are important safety parameters. A dedicated screen allows for monitoring of the gas mixture and the patient's vital signs. Further, and without diminishing from the novelty of its technology, our product candidate resembles other inhalation systems, making it user friendly, with operation and maintenance familiar to medical staff. We are currently in the process of designing a version that is improved over the model used in our clinical trials to date.

Our novel drug delivery technology is designed to specifically deliver an anti-microbial dosage of NO, and has a number of advantages over other NO formulation delivery systems, such as:

•	Optimization to deliver a high 160 ppm, anti-microbial dosage of NO, whereas existing formulations of NO currently on the market consist of an NO concentration of approximately 20 ppm;

•	Equipped with a monitoring system that continuously monitors system parameters (e.g., NO, NO2 and FiO2 concentrations) as well as patient parameters (e.g. vital signs, MetHemoglobin and OxyHemoglobin percentages);

•	Positive flow (as opposed to negative pressure) – we believe that positive flow allows for more direct and controlled delivery of a high dosage NO formulation;

•	Provides constant flow of our NO formulation, thereby effectively and adequately covering the surface area of the lung to eliminate bacteria, viruses, fungi and other microbes;

•	Programmable and able to deliver different dosage regimens for a wide range of lung infections;

•	Systems will be designed to be convenient and portable; and

•	Will be administered non-invasively through a facial mask, which has the potential to address large, underserved chronic-care markets, such as CF.

We believe that our solution has the potential for a number of additional benefits and opportunities, as follows:

•	The antimicrobial and signaling properties of the NO molecule delivered to the lungs suggest the potential for application in a wide range of respiratory diseases. In contrast to the often arduous and slow drug discovery process for small molecules, the use of NO in medicine is well known, and therefore the identification of NO product candidates has been, and we expect will continue to be, much simpler, quicker and less costly.

•	The FDA approved the use of an NO formulation as an inhaled drug for the treatment of pulmonary hypertension in newborns in 1999. More than a decade of clinical experience with safe delivery, monitoring and understanding of NO in the clinical environment for vascular uses has been documented.

•	NO is naturally produced by the immune system and acts as a first line of defense against infectious diseases. Therapeutic use of NO for viral and bacterial co-infections would potentially improve the effectiveness of antimicrobial and anti-viral treatments by mimicking the body’s natural defense mechanism and thereby directly reduce viral infectivity, as well as antibiotic drug resistant bacteria.

Our Strategy

Our objective is to build a leading biopharmaceutical company that will develop and commercialize patented and proprietary products for the treatment of respiratory infections and diseases. We intend to conduct additional clinical trials for our most advanced product candidates, NOxBRTM for the treatment of bronchiolitis and NOxCFTM for the treatment of lung infections caused by unique bacteria associated with CF. If these trials are successful, we will seek marketing approval from the FDA and other worldwide regulatory bodies. We also plan to conduct clinical studies for pneumonia and asthma.

Our completed clinical trials and plans for future clinical trials are as follows:

•	Bronchiolitis. Phase 1 safety studies have been successfully completed at the hospital of the University of British Columbia. More significantly, we recently completed a Phase 2a, double blind, randomized study conducted in Israel in infants with bronchiolitis. In May 2014, we submitted a pre-IND letter to the FDA in which we requested certain feedback. The FDA responded to our request in June 2014, and we perceive their response as favorable. The FDA agreed that the safety profile of NO is well understood, and that the existing pre-clinical data should be sufficient to support an Investigational New Drug (IND) application. We intend to submit our IND to the FDA in the first half of 2016 and expect to commence a U.S.-based Phase 2b clinical trial shortly thereafter.

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•	CF-Related Lung Infections. We recently completed a Phase 2a open label, multi-center study in Israel of CF patients who are over 10 years old. Similar to bronchiolitis, we intend to submit our IND to the FDA in the first half of 2016 and expect to commence a U.S.-based Phase 2b clinical trial shortly thereafter.

•	Pneumonia and Asthma. We expect to conduct Phase 2 clinical trials for the treatment of severe pneumonia and infection-induced asthma initially in Israel. If successful, these will be followed by late-stage clinical trials in the United States.

•	Additional indications. We may in the future consider conducting clinical trials for additional indications, such as other severe respiratory infections and lung cancer.

Our Initial Disease Targets and Market Opportunity

Our initial disease targets are bronchiolitis in infants and lung infections in CF patients. Our future therapeutic targets may include pneumonia and asthma.

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The Company’s product pipeline is detailed in the following chart:

Bronchiolitis

Bronchiolitis is the most common acute lower respiratory infection in infants, and is the leading cause of the hospitalization of infants during the first year of life. Bronchiolitis is caused by viruses, mainly by RSV. The initial symptoms of bronchiolitis are similar to that of a common cold, but the illness leads to fast and troubled breathing due to spread of the infection to the lower respiratory system. To date, the standard treatment has been supportive care consisting of assisted feeding and hydration, minimal handling, nasal suctioning and oxygen administration. In addition, better airway cleaning, which improves the respiratory function, has been achieved using nebulized hypertonic saline. Many pharmacological therapies, ranging from bronchodilators to corticosteroids, have been found to offer either no or short-term benefits.

Bronchiolitis Market Data

Each year 150 million new cases of bronchiolitis are reported worldwide in infants, and 2–3% of infants affected require hospitalization. In the United States, there are approximately 150,000 annual bronchiolitis hospitalizations among children younger than five years, of which about 115,000 children are younger than one year old. These hospital visits resulted in total hospital charges of $1.7 billion in 2009 according to a study published in 2013. For infants, bronchiolitis accounts for 20% of annual hospitalizations and 18% of emergency department visits.

According to the American Academy of Pediatrics, the number of children in the United States with bronchiolitis needing mechanical ventilation was almost 3,000 children in 2009, and the average length of hospital stay for previously healthy infants was 2.5 days. The mortality in children less than one year of age was 0.25%. In 2009, the total direct cost of bronchiolitis related hospitalization was $545 million.

Limitations of Current Treatment Options for Bronchiolitis

Clinical practice in the management of acute bronchiolitis varies widely even among medical centers in the same country, and there is much controversy, confusion and lack of evidence concerning the best treatment option. Disease management mainly consists of supportive care by means of oxygen supplementation, but also includes inhalations of hypertonic saline or steroids with or without beta agonist drugs, anti-viral therapy and chest physiotherapy.

None of the specified treatments has been proven to have a clear beneficial effect on the course of the disease or a reduction in the length of hospitalization. In addition, some treatment strategies have been subject to debate regarding beneficial effects. For example, the anti-viral drug Ribavirin, a broad-spectrum antiviral agent approved for treatment of RSV infections, is controversial due to questions regarding its efficacy, safety and high cost.

Cystic Fibrosis

We believe that our NO technology will be useful in treating respiratory infections associated with CF.

CF is a congenital disease that causes mucus to build up in the lungs, digestive tract and other areas of the body. The Cystic Fibrosis Foundation estimates that approximately 70,000 people suffer from CF throughout the world, including 30,000 in the United States. New occurrences in the United States are about 1,000 per year. Treatment of CF continues throughout the patient’s life, and standard treatments are currently limited to inhaled antibiotics and, in severe cases, lung transplantation. If our new CF therapy is demonstrated to minimize the complications of CF, it would have a major impact on the length and quality of life of CF patients. Annual estimated cost of patient care ranges from $45,000 to $50,000. Repeated episodes of infection may result in progressive lung injury, respiratory failure and ultimately death.

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In light of the unavailability of vaccines against the major bacterial pathogens associated with CF, it is becoming increasingly difficult to prevent or treat these pulmonary infections with the existing classes of anti-microbial drugs. Thus, there is an unmet need to develop alternative treatment strategies for patients with CF at increased risk for microbial infections. Additionally, we received orphan drug designation from the FDA and the EMA for the use of our CF product candidate in CF-related lung infections, which may provide us with significant economic advantages.

Limitations of Current Treatment Options for Cystic Fibrosis Related Lung Infections

Although current therapies for CF related lung infections has led to improvement in lung function, chronic bacterial infections associated with CF necessitate multiple antibiotic therapy courses, which have led to antibiotic resistance. It is clear from recent developments that resistance develops faster than new antibiotics can be produced, evaluated and processed through regulatory approvals. In addition to increasing bacterial resistance rates in patients towards antibiotics worldwide, antibiotics may be less effective in CF airways due to sputum adsorption.

In addition, there is a lack of medical treatment for viral respiratory infections (i.e., RSV) associated with CF, as antibiotic therapies are ineffective in the treatment of viruses. Accordingly, there is an urgent need to develop better treatment strategies for both bacterial and viral infections, such as our novel NO product candidates.

Other Disease Targets

We believe that our technology and delivery system may be applied to other lung conditions and diseases, including severe pneumonia and asthma exacerbations leading to hospitalization. The prevalence of pneumonia and asthma is even broader than bronchiolitis. The limitations of the current treatment options are similar to the limitations on the treatment of bronchiolitis, creating a significant opportunity for our technology and delivery system.

Pneumonia

Pneumonia is an inflammatory condition of the lungs, affecting primarily the microscopic air sacs known as alveoli. Pneumonia is usually caused by infection with viruses or bacteria acquired outside the hospital, or due to treatment with ventilation in the hospital.

Globally, approximately 450 million people suffer from pneumonia every year. Pneumonia is the single largest cause of death in children worldwide, responsible for the death of an estimated 1.1 million children under the age of five every year. In the United States, there were approximately 4.2 million ambulatory care visits for pneumonia in 2006. The annual economic burden associated with pneumonia in the United States has been estimated to exceed $17 billion.

Asthma

Asthma is a common chronic inflammatory disease of the airways characterized by variable and recurring symptoms, reversible airflow obstruction and bronchospasm. Asthma is thought to be caused by a combination of genetic and environmental factors, which include mites, dust and viruses.

Treatment of acute symptoms often entails inhaled short-acting beta-2 agonist and oral corticosteroids. The prevalence of asthma has increased significantly since the 1970s. In 2011, over 200 million people globally have been diagnosed with asthma, causing 250,000 deaths. Asthma affects up to 10% of adults and 30% of children in the Western world. In 2007, in the United States alone, there were over 456,000 asthma-related hospitalizations, which constitutes about one third of the estimated total $14.7 billion in annual asthma-related health care expenditures in the United States.

There are several current therapeutic strategies for prevention and treatment of virus-induced asthma exacerbations. These include the prevention of infection with either vaccines or the treatment of the infection using antiviral agents, anti-inflammatory treatments (corticosteroids), macrolide/ketolide antibiotics and supplementation of protective antiviral responses (interferon). At present, there are no safe and effective human vaccines for the most common viruses causing asthma exacerbations (RSV or rhinovirus) and no specific treatment exists that will alter the clinical outcome of an infection. Inhaled NO may provide proactive elimination of microbial infections thus preventing infection-related asthma exacerbation. In addition NO possesses anti-inflammatory and bronchodilating properties that may be useful in reducing the severity of asthma attacks.

Our Clinical Results to Date

We have conducted several clinical trials to assess the safety and preliminary efficacy of our 160 ppm NO inhalation-treatment in various indications. These trials include:

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Phase I Clinical Results

A prospective, open label, controlled, single-center Phase I study was conducted on 10 healthy adults between 20 and 62 years of age. Subjects received our proprietary 160 ppm NO formulation for 30 minutes, five times a day, for five consecutive days by direct inhalation to the lungs via a prototype delivery system similar to our NoxSysBSTM delivery system. The study was performed at the University of British Columbia (UBC) in Canada, and was published in 2012 in the Journal of Cystic Fibrosis.

The primary objectives of the study were to determine the safety and tolerability of the inhaled NO formulation treatment on healthy subjects, to determine the effect of the treatment based on pulmonary function test results, to determine the met hemoglobin (MetHb) level associated with the inhaled NO formulation treatment and to assess adverse events associated with the treatment. Secondary objectives of the study were to assess the changes in cytokine levels. Safety parameters, including NO and NO2 concentrations, inhaled fraction of inspired oxygen (FiO2). MetHb and oxygen saturation (SaO2) were continuously monitored. Vital signs, lung function, blood chemistry (including nitrite/nitrates), hematology, prothrombin time, inflammatory cytokine/chemokines levels and endothelial activation (angiopoietin ratio) were closely monitored.

All individuals tolerated the NO formulation treatment courses well. No significant adverse events occurred. The maximal amount of air one can forcefully exhale in one second, known as forced expiratory volume in one second (FEV1) and other lung function parameters, serum nitrites/nitrates, prothrombin, pro-inflammatory cytokine and chemokine levels did not differ between baseline and day five, while MetHb increased during the study period to a level of 0.9%, as expected. These data suggest that inhalation of 160 ppm NO for 30 minutes, five times a day, for five consecutive days is well tolerated in healthy individuals.

Bronchiolitis Clinical Results

We completed a clinical trial examining the safety and tolerability of our NO formulation in a double blind, randomized Phase 2a study. The study was performed at Soroka University Medical Center in Israel. Forty-three infants between the ages two to 12 months diagnosed with bronchiolitis were randomly assigned to either treatment group or control group. The treatment group was comprised of 21 subjects that received intermittent (30 minutes, five times a day) inhalation of 160 ppm NO formulation, in addition to supportive O2 treatment for up to five days. The control group received ongoing inhalation of the supportive O2 treatment.

The primary objective of the study was to assess the safety and tolerability of our NO formulation treatment, and secondary objectives were designed to assess efficacy parameters of the treatment. Primary endpoints included determination of the MetHb levels, adverse events associated with the inhaled NO formulation and proportion of subjects who prematurely discontinued the study. Secondary endpoints included assessment of the length of hospital stay (LOS), rate of clinical improvement and the length of oxygen treatments. Safety parameters, including NO and Nitrogen dioxide (NO2) concentrations, inhaled FiO2, MetHb percentage and SaO2 were continuously monitored. Vital signs (body temperature, blood pressure, pulse, respiratory rate) were closely monitored.

Mean MetHb levels before and after treatment remained well under the study threshold limit of five percent. Mean NO2 levels during the first treatment remained well under the study threshold of five ppm. Out of 156 treatments, 6.4 percent (10 treatments) resulted in MetHb levels above five percent, and one treatment resulted in NO2 above five ppm.

Out of 43 patients, 39 (~90%) completed the study per protocol, with similar percentages (~90%) for each the control and the treatment groups, individually. Only one subject from the treatment group discontinued treatment due to an adverse event, namely – repeated MetHb levels above 5%.

Ten adverse events were experienced by subjects in the treatment group and 13 in the control group. Eight subjects experienced serious adverse events (SAEs) – four in the treatment group and four in the control group. However, none of the SAEs in the treatment group were considered to be related to our NO formulation treatments. Rather, all SAEs were considered to be related to either known complications resulting from bronchiolitis, such as pneumonia, or due to other medical conditions such as gastroenteritis.

LOS was calculated from the start of the first inhalation treatment until "fit to discharge" defined as physician decision to discharge. Mean LOS was lower by 23.42 hours in the study group compared to the control group (ITT, n=27 and LOS>24 hours). Time to achieve O2 saturation of 92% (improvement) leading to discharge (hours) was calculated from first inhalation treatment to the first time of O2 saturation of at least 92% before discharge. Mean time to achieve 92% Saturation was lower by 24.14 hours in the study group compared to the control group (n=27 and LOS>24 hours). Mean time to achieve Tal Score ≤5 (hours), calculated from the start of the first inhalation treatment to time to achieve Score ≤5, was lower by 25.86 hours in the study group compared to the control group (ITT, n=27 and LOS>24 hours). Tal Score measures respiratory rate, accessory muscle use, wheezing, cyanosis, and oxygen saturation.

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CF Clinical Results

We completed a Phase 2a open label, multi-center safety study in nine adults and youth older than ten years of age with CF. Patients received intermittent (30 minutes, three times a day) inhalation of 160 ppm NO formulation, five days a week, over a two week period. The study was performed in two centers, Soroka Medical Center and Schneider Children’s Medical Center of Israel.

The study was designed to assess the safety and tolerability of the treatment, and its secondary objective was to assess the efficacy of the treatment. The primary endpoints of the study were to determine the MetHb percentage, adverse events associated with inhaled NO and to determine the percentage of subjects who prematurely discontinued the study due to adverse events/serious adverse events or for any other reason. The secondary endpoint of the study was to determine changes in FEV1 before and after our NO treatment. Safety parameters, including NO and nitrogen dioxide (NO2) concentrations, inhaled FiO2, MetHb percentage and SaO2 were continuously monitored. Vital signs (body temperature, blood pressure, pulse, respiratory rate) were closely monitored.

 Out of an aggregate of 268 treatments, none resulted in MetHb or NO2 levels above the study threshold. All of the patients tolerated the treatment well and completed the study per protocol. Thirty-one adverse events were reported during the study, 24 adverse events were defined as possibly related to the study drug and occurred among only two patients. None of the subjects experienced SAEs.

The study results demonstrated differential yet significant reduction of microbiological infection levels (total over 50%) and eradication of fungal infection in one patient.  Elimination of the inflammatory marker C reactive protein (CRP) was observed and found to be directly attributed to NO treatment in patients with active inflammation. FEV1 values were determined for all nine patients from day one until the end of treatment. Three patients exhibited no significant change in FEV1 levels, three patients had an increase in FEV1 levels and three patients had a decrease in FEV1 levels.

The results of preclinical studies and early clinical studies of our product candidates may not be predictive of the results of later-stage clinical studies. Furthermore, our assessment of safety and efficacy may not be concurred with by the FDA or other regulatory agencies. Product candidates that have shown promising results in early-stage clinical studies may still suffer significant setbacks in subsequent advanced clinical studies. We do not know whether any Phase 2, Phase 3 or other clinical studies we may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain regulatory approval to market our product candidates. None of our studies to date have tested for statistical significance, which will be necessary prior to receiving marketing approval.

Commercialization

We plan to seek regulatory approval for, and, if approved, our product candidates would be marketed as, combination drug/device products. As such, any final product will be comprised of two distinct components – our proprietary delivery systems and a specific gaseous NO drug.

We anticipate that if we reach the commercialization stage, we will sell our systems through third party distributors, utilizing existing sales channels. As NO gas requires special handling, the unique drug component of any approved product will be distributed through a strategic partner, having a supply infrastructure for the distribution of medical gasses.

Competition

The biotechnology and pharmaceutical industries are highly competitive. There are many pharmaceutical companies, biotechnology companies, public and private universities and research organizations actively engaged in the research and development of products that may be similar to our products. We are aware of several companies currently developing and selling NO therapies for various indications such as pulmonary hypertension. For example Ikaria, Inc. commercializes INOMAX® (nitric oxide) for inhalation, which is approved for use to treat newborns suffering from HRF-PPHN, in the United States, Canada, Australia, Mexico and Japan. The Linde Group has marketing rights to INOMAX® in Europe. Air Liquide sells a similar product in Europe, called VasoKINOX™, together with their delivery platform called OptiKINOX™, for the treatment of pulmonary hypertension that occurs during or after heart surgery. In Europe, Bedfont Scientific Ltd. has a delivery system called NOxBOX® and Air Products PLC has a gas product called NOXAP®, each used in delivering inhaled NO formulations. Bellepheron Therapeutics is developing NO-based products for persistent arterial hypertension and pulmonary hypertension associated with chronic obstructive pulmonary disease. Geno LLC is developing NO-based products for the treatment of a variety of pulmonary and cardiac diseases such as acute vasoreactivity testing, pulmonary arterial hypertension and pulmonary hypertension associated with idiopathic pulmonary fibrosis. In addition, other companies may be developing generic NO formulation delivery systems for various dosages. Ceretec, Inc., a company affiliated with 12th Man Technologies Inc., recently obtained clearance from the FDA to market an NO gas product for use in membrane diffusing capacity testing in pulmonary function laboratories in the United States. Novoteris, LLC recently received orphan drug designation from the FDA and EMA for the use of inhaled NO-based treatments in treating CF. If the FDA approves Novoteris’ product candidate, then Novoteris may be eligible for orphan drug exclusivity. In January 2015, Ikaria entered into an agreement with Novoteris to collaborate on the development of an outpatient program for treating bacterial infections associated with cystic fibrosis. Recently, we have become aware that Ikaria and Novoteris are planning a Phase 2 clinical trial using a 160 ppm NO formulation to treat patients with CF.

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Our competitors, either alone or through their strategic partners, might have substantially greater name recognition and financial, technical, manufacturing, marketing and human resources than we do and significantly greater experience and infrastructure in the research and clinical development of pharmaceutical products, obtaining FDA and other regulatory approvals of those products and commercializing those products around the world.

Manufacturing

We rely on third-party contract manufacturers for the supply of NO and for our NOxSysBSTM delivery system. We purchase the material used in our clinical trial activities from various companies and suppliers.

Intellectual Property

The drug component of our technology is NO.  This molecule has been in the public domain for many years and cannot be the subject of any patent exclusivity rights, per se.  We do, however, have patent filings that relate to systems and devices configured for delivering NO to patients by inhalation. We also have other patent filings which pertain to methods of exposing patients to inhalation of NO, and to utilizing these methods for treating subjects in need of NO inhalation.  In addition, we are in possession of trade secrets and know-how regarding the practice of these methods.

Our intellectual property portfolio consists of seven issued patents and one patent application, their continuations and foreign counterparts, which we have obtained through a non-exclusive worldwide license from CareFusion and 17 patent applications developed internally, including PCT patent applications.

CareFusion Non-Exclusive License Agreement. In October 2013, we entered into a non-exclusive worldwide license agreement with CareFusion, whereby we licensed seven issued U.S. patents, and one U.S. patent application, including corresponding foreign counterparts – including patents granted in Australia, Mexico and China. Our intellectual property licensed from CareFusion, for which the earliest expiring patent term is 2019, covers devices and methods for delivering NO formulations to a patient at steady and alternating concentrations, including intermittent delivery of NO. Our CareFusion license also covers patents relating to devices and methods for delivering alternating concentrations of NO topically, nasally and to an upper respiratory tract, for which the expiring patent terms range from 2020 to 2025. The term of the agreement extends through the life of applicable patents and may be terminated by either party with 60 days' prior written notice in the event of a breach of the agreement, and may be terminated unilaterally by CareFusion with 30 days' prior written notice in the event that we do not meet certain milestones. Pursuant to the agreement, we are required to pay CareFusion, in addition to a one-time up-front fee, a certain annual fee and a royalty payment in the mid-single-digit percentages.

Patent Applications. We have filed 17 patent applications, including one in Canada, five in the United States, one in Israel, four in Europe, two PCT patent applications and four provisional patent applications in the United States.

A PCT patent application is a filing under the Patent Cooperation Treaty to which the United States and a number of other countries are a party. It provides a unified procedure for filing a single patent application to protect inventions in those countries. A search with respect to the application is conducted by the International Searching Authority, accompanied by a written opinion regarding the patentability of the invention. A PCT application does not itself result in the grant of a patent, and the grant of patent is a prerogative of each national or regional authority where the PCT application is filed during national phase filings.

A provisional patent application is a lower-cost first patent filing. It allows filing without a formal patent claim, oath or declaration, or any information disclosure (prior art) statement. It provides the means to establish an early effective filing date in a later filed non-provisional patent application. A provisional application must be followed within 12 months by a corresponding non-provisional patent application in order to benefit from the earlier filing of the provisional application.

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Our patent applications are generally directed to methods and devices for treating a human subject by intermittent inhalation of an NO formulation at a therapeutically effective amount (e.g., of about 160 ppm), which are based on a Phase 1 safety study. More specifically, our patent applications are directed to the following:

•	methods and devices for treating a human subject by intermittent delivery of about 160 ppm NO while showing that such a delivery can be effected while various physiological parameters of the subject remain unchanged;
•	methods and devices for treating a human subject by intermittent delivery of about 160 ppm NO, aimed at treating subjects suffering or being prone to suffer from various diseases and disorders that are treatable by delivering NO formulations to the respiratory tract, including diseases such as bronchiolitis, CF, asthma, COPD and nosocomial infections; and
•	devices and systems configured for delivering NO formulations to the respiratory tract, including large and small volume systems, and stationary and portable systems.

The patent expiration dates of any patents maturing from these pending patent applications would likely be 2033-2036.

Other intellectual property. We have also entered into a license agreement and collaborative research agreement (CRA) with the UBC, where Dr. Yossef Av-Gay, one of our directors and our Chief Scientific Officer, is a professor. Under the license agreement we have an exclusive license to use anonymized data from the Phase 1 clinical trial and the data which was used to get the approval for Phase 1 for the longer of 10 years or for so long as the CRA is in effect.

The proprietary nature of, and protection for, our product candidates, processes and know-how are important to our business. Our success depends in part on our ability to protect the proprietary nature of our product candidates, technology and know-how, to operate without infringing on the proprietary rights of others and to prevent others from infringing our proprietary rights. We will continue to seek patent protection in the United States and internationally for our product candidates and other technology. Our policy is to patent or in-license the technology, inventions and improvements that we consider important to the development of our business. In addition to patent protection, we intend to use other means to protect our proprietary rights, including pursuing marketing or data exclusivity periods, orphan drug status and similar rights that are available under regulatory provisions in certain countries, including the United States, Europe, Japan and China. See “United States Regulation—New Drug Applications,” “United States Regulation—Orphan Drug Designation and Exclusivity,” “United States Regulation—Pediatric Exclusivity,” and “European Regulation—Orphan Designation and Exclusivity” below for additional information.

We also rely on trade secrets, know-how and continuing innovation to develop and maintain our competitive position. We cannot be certain that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications filed by us in the future, nor can we be sure that any of our existing patents or any patents granted to us in the future will be commercially useful in protecting our technology.

Despite these measures, any of our intellectual property and proprietary rights could be challenged, invalidated, circumvented, infringed or misappropriated, or such intellectual property and proprietary rights may not be sufficient to permit us to take advantage of current market trends or otherwise to provide competitive advantages. For more information, please see “Risk Factors—Risks Related to our Intellectual Property.”

Government Regulation

United States Regulation

In the United States, the FDA regulates drug and medical device products under the Federal Food, Drug, and Cosmetic Act (FFDCA), and its implementing regulations. Our products will be regulated by the FDA as a “combination product” comprised of both a drug product (NO formulation) and a medical device. If marketed individually, each component would be subject to different regulatory pathways and reviewed by different centers within the FDA. A combination product, however, is assigned to a center that will have primary jurisdiction over its pre-market review and regulation based on a determination of its primary mode of action, which is the single mode of action that provides the most important therapeutic action. For many drug/delivery device combination treatments, FDA typically requires a single marketing application submitted to the center selected to have primary jurisdiction, although the agency has the discretion to require separate applications to more than one center. If multiple applications are submitted, each may be evaluated by a different center. In the case of our products, the primary mode of action is attributable to NO, the drug component of the product. This means that the FDA’s Center for Drug Evaluation and Research (CDER) has primary jurisdiction over the pre-market development and review of these potential products. By the end of 2018, we are planning to submit a New Drug Application (NDA) to CDER seeking approval of an NO formulation as a drug product, delivered using our first-generation drug delivery system.

Among other things, we will have to demonstrate compliance with both current Good Manufacturing Practices (cGMP), to ensure that the drug possesses adequate strength, quality, identity and purity and applicable Quality System Regulation (QSR), to ensure that the device is in compliance with applicable performance standards. Although cGMP and QSR overlap in many respects, each is tailored to the particular characteristics of the types of products to which they apply, such that compliance with both cGMP and QSR may present unique problems and manufacturing challenges.

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Approval of Drug Products. The process required by the FDA before drug product candidates maybe marketed in the United States generally involves the following:

•	completion of extensive preclinical laboratory tests;
•	completion of preclinical animal studies, all performed in accordance with the FDA’s Good Laboratory Practices (GLP) regulations and the United States Department of Agriculture’s Animal Welfare Act and implementing regulations;
•	submission to the FDA of an investigational new drug application (IND), which must become effective before human clinical trials may begin in the United States;
•	performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the product candidate for each proposed indication;
•	performance of additional studies, such as pharmacokinetics, to support the desired product label;
•	submission to the FDA of an NDA after completion of all necessary clinical trials;
•	a determination by the FDA that the NDA is sufficiently complete to be accepted for review;
•	satisfactory completion of an FDA pre-approval inspection of the manufacturing facilities at which the product is produced and tested to assess compliance with current cGMP requirements; and
•	FDA review and approval of the NDA prior to any commercial marketing or sale of the drug in the United States.

The development and approval process requires substantial time, effort and financial resources, and we cannot be certain that any approvals for our product will be granted on a timely basis, if at all.

The results of preclinical studies (which include laboratory evaluation as well as GLP studies to evaluate toxicity in animals), together with related manufacturing information and analytical data and a proposed clinical trial, are submitted as part of an IND to the FDA. The FDA must evaluate whether there is an adequate basis for testing the drug in the proposed clinical study. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the conduct of the proposed clinical trial, including concerns that human research subjects will be exposed to unreasonable health risks. In this case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. IND submissions may fail to result in FDA authorization to commence a clinical trial. A separate submission to an existing IND must also be made for each successive clinical trial conducted during product development. Further, an Institutional Review Board (IRB) must review and approve any clinical trial before it commences at a study site, and an IRB must monitor the study until it is completed. The FDA, an IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk. Clinical testing must satisfy extensive current cGCP requirements, which establish standards for conducting, recording data from, and reporting the results of, clinical trials. These requirements are intended to ensure that the data and reported results are credible and accurate, and that the rights, safety and well-being of study participants are protected. Requirements similar to those for a U.S. IND are also in place in the European Economic Area (EEA) and other jurisdictions in which we may conduct clinical trials.

Clinical Trials. For purposes of NDA submission and approval, clinical trials are typically conducted in the following sequential phases, which may overlap. Success in early-stage clinical trials does not ensure success in later-stage clinical trials. Additionally, data obtained from clinical activities are not always conclusive and may be subject to alternative interpretations that could delay, limit or prevent regulatory approval.

Phase 1 Clinical Trials. Studies are initially conducted in a limited population to test the product candidate for safety, dose tolerance, absorption, distribution, metabolism and excretion, typically in healthy humans, but in some cases in patients with the targeted disease or condition.

Phase 2 Clinical Trials. Studies are generally conducted in a limited patient population to identify possible adverse effects and safety risks, explore the initial efficacy of the product for specific targeted indications and to determine dose range or pharmacodynamics. Multiple Phase 2 clinical trials may be conducted by the sponsor to obtain information prior to beginning larger and more expensive Phase 3 clinical trials.

Phase 3 Clinical Trials. These are commonly referred to as pivotal studies. When Phase 2 evaluations demonstrate that a dose range of the product is effective and has an acceptable safety profile, Phase 3 clinical trials are undertaken in large patient populations to further evaluate dosage, provide substantial evidence of clinical efficacy and further test for safety in an expanded and diverse patient population, often at multiple, geographically dispersed clinical trial centers.

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Because NO is the active ingredient in an already-approved drug, its safety under certain conditions of use has been previously established. We believe that nonclinical testing already conducted with NO may support the safety of our product, and permit us to advance quickly with our clinical studies in anticipation of a 505(b)(2) NDA.

New Drug Applications. The results of preclinical studies and clinical trials are submitted to the FDA as part of an NDA. NDAs also must contain extensive chemistry, manufacturing and control information. An NDA must be accompanied by a significant user fee, typically over a million dollars, which may be waived in certain limited circumstances. When an NDA is submitted, the FDA conducts a preliminary review to determine whether the application is sufficiently complete to be accepted for filing. If it is not, the FDA may refuse to file the application and request additional information, in which case the application must be resubmitted with the supplemental information, and review of the application is delayed. Once the submission has been accepted for filing, although the FFDCA states that the FDA must review and act on an NDA within 180 days, in practice, the process often takes longer. The FDA’s goal is to review applications within 10 months of filing or, if the application relates to an unmet medical need in a serious or life-threatening indication, six months from filing. However, the review process is often significantly extended by the FDA requests for additional information or clarification. As part of the review process, the FDA may refer the application to an advisory committee composed of independent experts for review, evaluation and a recommendation as to whether the application should be approved. Although the FDA is not bound by the recommendation of an advisory committee, the agency usually has followed these recommendations.

The FDA may determine that a Risk Evaluation and Mitigation Strategy (REMS) is necessary for approval to ensure that the benefits of a new product outweigh its risks. A REMS may include various elements, ranging from a medication guide or patient package insert to limitations on who may prescribe or dispense the drug, depending on what the FDA considers necessary for the safe use of the drug. Under the Pediatric Research Equity Act, certain applications for approval must include an assessment, generally based on clinical study data, of the safety and effectiveness of the drug in relevant pediatric populations. The FDA may waive or defer the requirement for a pediatric assessment, either at our request or by the agency’s initiative.

After completing its evaluation of the NDA and the manufacturing facilities, the FDA either approves the NDA or issues a complete response letter. A complete response letter communicates the FDA’s decision not to approve the NDA and generally outlines the deficiencies in the submission. The FDA may require substantial additional testing or information to address the deficiencies and reconsider the application. Even if this additional information and data are submitted, the FDA may decide that the NDA still does not meet the standards for approval. If and when those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue a letter approving the NDA. The FDA’s goal is to review these resubmissions in two or six months, depending on the type of information included.

An approval letter authorizes commercial marketing of the drug with specific prescribing information for a specific indication. The FDA may impose substantial post-approval commitments as a condition of NDA approval, including the completion within a specified time period of additional clinical studies (often referred to as Phase 4 or post-marketing clinical studies), additional preclinical testing or surveillance to monitor the drug’s safety or efficacy. The FDA may approve the drug for more limited indications than requested or impose labeling or distribution restrictions that can materially affect the potential marketing and profitability of the drug. Once granted, a product approval may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing. Post-approval modifications to the drug product, such as changes in indications, labeling or manufacturing processes or facilities, may require a sponsor to conduct additional preclinical studies or clinical trials and submit a new or supplemental NDA requiring FDA approval.

A 505(b)(2) NDA typically is submitted for a product that is similar, but (unlike a generic equivalent) not identical, to an already approved product. A 505(b)(2) NDA relies to some degree on the FDA’s previous finding of safety and effectiveness for the reference product, but usually also contains new, product-specific data that address safety or effectiveness issues raised by the differences between the proposed product and the reference product. A 505(b)(2) NDA rarely leads to a finding of therapeutic equivalence, and therefore usually cannot be dispensed as a substitute for a prescription for the reference product.

A 505(b)(2) NDA applicant is required to make one of the following certifications to the FDA with regard to each patent listed for the reference product in the Orange Book (an FDA resource listing approved drug products with therapeutic equivalence evaluations): (i) the required patent information has not been filed; (ii) the listed patent has expired; (iii) the listed patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or (iv) the listed patent is invalid or will not be infringed by the new product. If the listed patent concerns a method of using the approved product, the 505(b)(2) NDA applicant has another option: the applicant may “carve out,” or seek to delete from its product labeling, the patent-protected use and make a statement to that effect to the FDA. A certification that a reference product patent is invalid or will not be infringed by the proposed 505(b)(2) NDA product is commonly called a “Paragraph IV certification,” after the section of the FFDCA that provides for it. If the 505(b)(2) NDA applicant does not challenge the listed patents (or with regard to a method of use patent, does not “carve out” the protected indication), the application cannot be approved until all the listed patents claiming the reference product have expired.

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A 505(b)(2) NDA applicant making a Paragraph IV certification must send notice of the Paragraph IV certification to the sponsor of the reference product NDA and the patent holder within 20 days of the application having been accepted for filing by the FDA. The reference product sponsor or patent holder may then initiate a lawsuit claiming patent infringement by the 505(b)(2) NDA product. If a suit is filed within 45 days after receipt of the Paragraph IV notice, and the subject patent was listed in the Orange Book before the 505(b)(2) NDA was submitted, the FDA may not grant final approval of the NDA or 505(b)(2) NDA until the earlier of 30 months from receipt of notice of the Paragraph IV certification, a settlement of the lawsuit that states the patent is invalid or not infringed or a decision in the case that the patent is invalid or not infringed (including a substantial determination that there is no cause of action for patent infringement or invalidity).

The Hatch-Waxman Act also provides periods of regulatory exclusivity that affect the timing of submission and approval of 505(b)(2) NDAs. If the reference product is a new chemical entity (NCE) (which generally means the active moiety was not previously approved in another product), a 505(b)(2) NDA cannot be submitted until five years after the reference product’s approval, unless the application contains a Paragraph IV certification, in which case the application may be submitted four years after the reference product’s approval, but may not receive final approval until seven and a half years after the reference product’s approval. If the reference product is not an NCE but approval of the product required submission of new clinical data (for example, to demonstrate the safety and effectiveness of a new indication, dosage form or route of administration), there is no restriction on when an NDA or 505(b)(2) NDA referencing the product may be submitted, but if the proposed product shares the characteristic(s) that necessitated the submission of clinical data by the reference product sponsor, the application cannot receive final approval until three years after the reference product’s approval.

Orphan Drug Designation and Exclusivity. Under the Orphan Drug Act, the FDA may grant orphan drug designation to products that are intended to treat rare diseases or conditions (i.e., those affecting fewer than 200,000 patients in the United States). Although orphan drug designation does not convey any advantage in the regulatory review and approval process, it can provide certain tax benefits and access to grants. Additionally, FDA user fees, which can be substantial, are waived for products that obtain Orphan Drug designation. Further, if a product with orphan drug designation subsequently receives FDA approval for the designated disease or condition, the product is entitled to orphan product exclusivity, which (with certain limited exceptions) blocks for seven years FDA approval of another product with the same active ingredient for the same indication.

Approval or Clearance of Medical Devices. To varying degrees, each of the regulatory agencies having oversight over medical devices, including the FDA and comparable foreign regulators, has laws and regulations governing the development, testing, manufacturing, labeling, marketing and distribution of medical devices. In the United States, medical device products are subject to regulation that is intended to calibrate regulatory requirements to the issues of safety and efficacy presented by specific devices. Medical devices are classified into one of three classes based on the level of control necessary to assure the safety and effectiveness of the device. The three classes and the requirements that apply to them are: (i) Class I General Controls, with exemptions and without exemptions, (ii) Class II General Controls and Special Controls, with exemptions and without exemptions and (iii) Class III General Controls and Premarket Marketing authorization. The class to which a device is assigned determines the process that applies for gaining marketing authorization. Most Class I devices are exempt from Premarket Notification 510(k); most Class II devices require Premarket Notification 510(k); and most Class III devices require Premarket Marketing Authorization.

A brief summary overview of the three classifications is set forth below.

Exempt Class I Medical Device: Prior to marketing an exempt Class I medical device, the manufacturer must register its establishment, list the generic category or classification name of the medical device being marketed and pay a registration fee.

510(k) Clearance Process: A Class II medical device requires FDA clearance in the United States pursuant to the 510(k) clearance process. The 510(k) clearance process is available to medical device developers that can demonstrate that their device is substantially equivalent to a legally marketed medical device. In this process, the developer would be required to submit data that supports the equivalence claim and wait for an order from the FDA finding substantial equivalence to another legally marketed medical device before distributing the device for commercial sale. Modifications to cleared medical devices can be made without using the 510(k) process if the changes do not significantly affect safety or effectiveness.

Pre-market Marketing Authorization: A more rigorous and time-consuming process applicable to Class III medical devices, known as pre-market marketing authorization (PMA) would require the developer to independently demonstrate that a medical device is safe and effective. This is done by submitting data regarding design, materials, bench and animal testing and human clinical data for the medical device. The FDA will authorize commercial release of a Class III medical device if it determines there is reasonable assurance that the medical device is safe and effective. This determination is based on benefit outweighing risk for the population intended to be treated with the device. This process is much more detailed, time-consuming and expensive than the 510(k) clearance process.

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The basic design of our delivery system will be similar to those functions used in current predicate devices. However, our therapy requires the administration of a higher concentration of NO than is currently approved by the FDA. Therefore, the FDA could reject a Class II-510(k) and declare it non-substantially equivalent to a legally marketed device, and set it on the regulatory path of Class III-PMA.

Pediatric Exclusivity. The FFDCA provides for six months of additional exclusivity and patent protection if an NDA sponsor submits pediatric data that fairly respond to a written request from the FDA for these data. The data do not need to show the product to be effective in the pediatric population studied; rather, if the clinical trial is deemed to fairly respond to the FDA’s request, the additional protection is granted. If reports of requested pediatric studies are submitted to and accepted by the FDA within the statutory time limits, whatever statutory or regulatory periods of exclusivity or Orange Book listed patent protection cover the drug are extended by six months. This is not a patent term extension, but it effectively extends the regulatory period during which the FDA cannot approve an 505(b)(2) NDA application owing to regulatory exclusivity or listed patents.

Continuing Regulation of Approved or Cleared Drugs and Medical Devices. Products manufactured or distributed pursuant to FDA approval or clearance are subject to continuing regulation by the FDA, including requirements for ongoing recordkeeping, annual product quality review, annual reporting, post-market surveillance requirements, post-market study commitments, drug adverse experience reporting in a timely fashion, maintenance of pharmacovigilance program to proactively monitor for adverse events and medical device reporting regulations, which require that manufacturers comply with FDA requirements to report if their device may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction of the device or a similar device were to recur.

Good Manufacturing Practices and Quality System Regulation. Companies engaged in the manufacture of finished drug products, medical devices or their components are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with ongoing regulatory requirements. Drugs and medical devices must comply with cGMP and QSR requirements. These requirements impose certain procedural and documentation requirements upon us and our third-party manufacturers related to the methods used in and the facilities and controls used for designing, manufacturing, packaging, labeling, storing, drugs and medical devices. Following these inspections, the FDA may assert noncompliance with cGMP or QSR requirements on a Form 483, which is a report of observations from an inspection, or by way of “untitled letters” or “warning letters” that could cause us or any third-party manufacturers to modify certain activities. A Form 483 notice, if issued at the conclusion of an FDA inspection, can list conditions the FDA investigators believe may have violated cGMP, QSR or other FDA requirements. We cannot be certain that we or our present or any future third-party manufacturers or suppliers will be able to comply with cGMP, QSR or other FDA regulatory requirements to the agency’s satisfaction. Failure to comply with these obligations may lead to possible legal or regulatory enforcement action by the FDA, such as suspension of manufacturing, operating restrictions, seizure or recall of product, injunctive action, withdrawal of approval or clearance, import detention, refusal or delay in approving or clearing new products or supplemental applications, fines, civil penalties and criminal prosecution.

Advertising and Promotion. The FDA and other regulatory agencies closely regulate the post-approval marketing and promotion of drugs and medical devices, including standards and regulations for direct-to-consumer advertising, communications about unapproved uses, industry-sponsored scientific and educational activities and promotional activities involving the internet. Drugs and devices may be marketed only for the approved or cleared indications and in accordance with the provisions of the approved or cleared label.

Healthcare providers are permitted to prescribe approved drugs for “off-label” uses—that is, uses not approved by the FDA and therefore not described in the product’s labeling. These off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, impose stringent restrictions on manufacturers’ communications regarding off-label use. Thus, we may market our products, if approved by the FDA, only for their approved indications, but under certain conditions may engage in non-promotional, balanced communication regarding off-label uses. Failure to comply with applicable FDA requirements and restrictions in this area may subject us to adverse publicity and a variety of sanctions, which could harm our business and financial condition.

Anti-Kickback, False Claims Act and Other Laws. In addition to the FDA’s ongoing post-approval regulation of drugs, devices and combination products discussed above, several other types of laws and regulations, subject to differing enforcement regimes, govern advertising and promotion. In recent years, promotional activities regarding FDA-regulated products have come under intense scrutiny and have been the subject of enforcement action brought by the Department of Justice and the Office of Inspector General of the Department of Health and Human Services, as well as state authorities and even private individuals.

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A development affecting the healthcare industry is the increased use of the federal civil False Claims Act to impose liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal healthcare program. In addition, many states have enacted false claim laws similar to the federal False Claims Act. If certain conditions are met, the False Claims Act allows a private individual (typically a “whistleblower”) to bring a civil action on behalf of the federal government and to share in any monetary recovery. Engaging in impermissible promotion of our products for off-label uses can subject us to false claims litigation under federal and state statutes, which can lead to civil money penalties, restitution, criminal fines and imprisonment and exclusion from participation in Medicare, Medicaid and other federal and state health care programs In recent years, the number of suits brought by private individuals against pharmaceutical and device companies for off-label promotion has increased dramatically.

The federal Anti-Kickback statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration to induce or in return for purchasing, leasing, ordering or arranging for the purchase, lease or order of any healthcare item or service reimbursable under Medicare, Medicaid or other federally financed healthcare programs. This statute has been interpreted to apply to arrangements between pharmaceutical or device manufacturers, on the one hand, and prescribers, purchasers and formulary managers on the other. Violations are punishable by imprisonment, criminal fines, civil monetary penalties and exclusion from participation in federal healthcare programs. Any sales or marketing practices that involve remuneration intended to induce prescribing, purchases or recommendations may be subject to scrutiny under the Anti-Kickback statute. Many states have likewise adopted state anti-kickback statutes and enforcement has been significant.

A host of other laws and regulations govern the advertising and promotion of drugs and devices. The federal Sunshine Law, which is part of the Health Care Reform Law, each enacted in March 2010, imposes federal “sunshine” provisions, requiring annual reporting of various types of payments to physicians and teaching hospitals. Centers for Medicare & Medicaid Services (CMS) published the first set of data about these financial relationships on its website on September 30, 2014. Inaccurate or incomplete reports may be subject to enforcement. Like the federal Sunshine Law, several states have existing laws that require manufacturers to report transfers of value to select healthcare providers licensed within the state. Additionally, other laws such as the federal Lanham Act and similar state laws allow competitors and others to initiate litigation relating to advertising claims. Additionally, the U.S. Foreign Corrupt Practices Act and local laws of other countries potentially implicate the sale and marketing of drugs and devices internationally. This complex patchwork of laws can change rapidly with relatively short notice.

Environmental Laws. Elements of our potential products may be classified as hazardous materials, subject to regulation by the Department of Transportation, the International Air Transportation Association, the International Maritime Organization, the Environmental Protection Agency and the Occupational Safety and Health Administration, which may impose various requirements pertaining to the way we manufacture, transport, store, handle and dispose of our products.

European Regulation

In order for our products to be marketed and sold in the EEA, we must obtain the required regulatory approvals and comply with the extensive regulations regarding safety, manufacturing processes and quality requirements of the respective countries. These regulations, including the requirements for approvals to market, and the various regulatory frameworks may differ. In addition, there may be foreign regulatory barriers other than approval or clearance.

Medicinal Product Approval. In the EEA, we expect our products to be regulated as a combination drug-delivery device product falling within the scope of Directive 2001/83/EC, commonly known as the Community Code on medicinal products. Under this Directive, we are required to obtain a marketing authorization for our products before they are placed on the market. Medicinal products must be authorized in one of two ways, either through the decentralized procedure or mutual recognition procedure by the competent authorities of the EEA Member States, or through the centralized procedure by the European Commission following a positive opinion by the EMA. The authorization process is essentially the same irrespective of which route is used, and requires us to demonstrate the quality, safety and efficacy of the NO delivered to the patient by our product. We are also required to demonstrate that the drug delivery component of our products complies with the relevant Essential Requirements contained in Annex I to the Medical Devices Directive.

Innovative medicinal products are authorized in the EEA on the basis of a full marketing authorization application that must contain the results of pharmaceutical tests, pre-clinical tests and clinical trials conducted with the medicinal product for which marketing authorization is sought, and demonstrating the product’s quality, safety and efficacy. Once approved, an innovative medicinal product is entitled to eight years of data exclusivity. During this period, no application for approval of a generic version of the innovative product relying on data contained in the marketing authorization dossier for the innovative product may be submitted. Innovative medicinal products are also entitled to 10 years of market exclusivity. During this 10-year period, no generic medicinal product can be placed on the EU market. The 10-year period of market exclusivity can be extended to a maximum of 11 years if, during the first eight years of those 10 years, the holder of the marketing authorization for the innovative product obtains an authorization for one or more new therapeutic indications that are held to bring a significant clinical benefit in comparison with existing therapies.

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After expiration of the data exclusivity period, an application for marketing authorization for a generic version of an approved innovative medicinal product may be submitted. Such an application does not contain data demonstrating the proposed product’s quality, safety and efficacy, but instead relies on the data in the dossier for the related innovative product, and a demonstration that the two products are the same and bioequivalent. If approved, the generic product may not be placed on the market until expiration of the 10-year marketing exclusivity period for the innovative medicinal product.

A marketing application for a product that, although similar to an approved medicinal product does not qualify as a generic, may also seek to rely to some degree on the data in the dossier for the approved product. As with a generic product, the application may not be submitted until expiration of the data exclusivity period, and the product, if approved, may not be placed on the market until expiration of the market exclusivity period. Such an application must also contain data specific to the proposed product, however. The extent to which such a “hybrid” application requires new data is determined on a case-by-case basis by the competent authorities, based on the differences between the innovative medicinal product and the medicinal product subject to the hybrid application for marketing authorization. The purpose of the pre-clinical tests and clinical trials is to generate additional data that complement the data relating to the innovative medicinal product and to demonstrate the quality, safety and efficacy of the medicinal product for which authorization is sought.

Because an NO formulation is already authorized in the EEA for treating pulmonary hypertension, we expect to be able to seek marketing authorization for our products under the “hybrid” approach described in the previous paragraph. We anticipate that the hybrid application for marketing authorization will require the successful completion of limited studies confirming the quality, safety and efficacy of the NO formulation delivered using our proprietary delivery technology.

Continuing Regulation. As in the United States, marketing authorization holders and manufacturers of medicinal products are subject to comprehensive regulatory oversight by the EMA and/or the competent authorities of the EEA Member States. This oversight applies both before and after grant of manufacturing and marketing authorizations. It includes control of compliance with EU GMP rules and pharmacovigilance rules.

In the EEA, the advertising and promotion of our products will also be subject to EEA Member States’ laws concerning promotion of medicinal products, interactions with physicians, misleading and comparative advertising and unfair commercial practices, as well as other EEA Member State legislation that may apply to the advertising and promotion of medicinal products. These laws require that promotional materials and advertising in relation to medicinal products comply with the product’s Summary of Product Characteristics (SmPC), as approved by the competent authorities. The SmPC is the document that provides information to physicians concerning the safe and effective use of the medicinal product. Promotion of a medicinal product that does not comply with the SmPC is considered to constitute off-label promotion, which is prohibited. The applicable laws at the EU level and in the individual EEA Member States also prohibit the direct-to-consumer advertising of prescription-only medicinal products. Violations of the rules governing the promotion of medicinal products in the EEA could be penalized by administrative measures, fines and imprisonment. These laws may further limit or restrict the advertising and promotion of our products to the general public and may also impose limitations on our promotional activities with health care professionals.

Interactions between pharmaceutical companies and physicians are also governed by strict laws, regulations, industry self-regulation codes of conduct and physicians’ codes of professional conduct in the individual EEA Member States. The provision of benefits or advantages to physicians to induce or encourage the prescription, recommendation, endorsement, purchase, supply, order or use of medicinal products is prohibited. The provision of benefits or advantages to physicians is also governed by the national anti-bribery laws of the EEA Members states, including the UK Bribery Act 2010. Payments made to physicians in certain EEA Member States must be publicly disclosed. Moreover, agreements with physicians must often be the subject of prior notification and approval by the physician’s employer, his/her competent professional organization and/or the competent authorities of the individual EEA Member States. These requirements are provided in the national laws, industry codes or professional codes of conduct, applicable in the EEA Member States.

Pricing and Reimbursement. Each EEA Member State is free to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices and/or reimbursement levels of medicinal products for human use. An EEA Member State may approve a specific price or level of reimbursement for the medicinal product, or alternatively adopt a system of direct or indirect controls on the profitability of the company responsible for placing the medicinal product on the market, including volume-based arrangements and reference pricing mechanisms.

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Health technology assessment (HTA) of medicinal products is becoming an increasingly common part of the pricing and reimbursement procedures in some EEA Member States, particularly the United Kingdom, France, Germany and Sweden. The HTA process in each EEA Member State is governed by the national laws of the country. HTA is the procedure according to which an assessment is conducted of the public health impact, therapeutic impact and the economic and societal impact of use of a given medicinal product in the national healthcare systems of the individual country. HTA generally focuses on the clinical efficacy and effectiveness, safety, cost and cost-effectiveness of individual medicinal products, as well as their potential implications for the healthcare system. Those elements of medicinal products are compared with other treatment options available on the market. The outcome of HTA regarding specific medicinal products will often influence the pricing and reimbursement status granted to these medicinal products by the competent authorities of individual EEA Member States. The extents to which pricing and reimbursement decisions are influenced by the HTA of the specific medicinal product vary between EEA Member States.

Data Privacy Regulation. The collection and use of personal health data in the EEA is governed by the provisions of the Data Protection Directive. This Directive imposes a number of requirements relating to the consent of the individuals to whom the personal data relates, the information provided to the individuals, notification of data processing obligations to the competent national data protection authorities and the security and confidentiality of the personal data. The Data Protection Directive also imposes strict rules on the transfer of personal data out of the EEA to the United States. Failure to comply with the requirements of the Data Protection Directive and the related national data protection laws of the EEA Member States may result in fines.

Orphan Designation and Exclusivity. In the European Union, the Committee for Medicinal Products for Human Use grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions affecting not more than 5 in 10,000 persons in the European Union Community and for which no satisfactory method of diagnosis, prevention or treatment has been authorized (or the product would be a significant benefit to those affected). Additionally, designation is granted for products intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the medicinal product.

In the European Union, orphan drug designation entitles a party to financial incentives such as reduction of fees or fee waivers and 10 years of market exclusivity is granted following medicinal product approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity.

Orphan drug designation must be requested before submitting an application for marketing approval. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

Exceptional Circumstances/Conditional Approval. Orphan drugs or drugs with unmet medical needs may be eligible for EU approval under exceptional circumstances or with conditional approval. Approval under exceptional circumstances is applicable to orphan products and is used when an applicant is unable to provide comprehensive data on the efficacy and safety under normal conditions of use because the indication for which the product is intended is encountered so rarely that the applicant cannot reasonably be expected to provide comprehensive evidence, when the present state of scientific knowledge does not allow comprehensive information to be provided, or when it is medically unethical to collect such information. Conditional marketing authorization is applicable to orphan medicinal products, medicinal products for seriously debilitating or life-threatening diseases or medicinal products to be used in emergency situations in response to recognized public threats. Conditional marketing authorization can be granted on the basis of less complete data than is normally required in order to meet unmet medical needs and in the interest of public health, provided the risk-benefit balance is positive, it is likely that the applicant will be able to provide the comprehensive clinical data, and unmet medical needs will be fulfilled. Conditional marketing authorization is subject to certain specific obligations to be reviewed annually.

Other Regulations

We are also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with such laws and regulations now or in the future.

Regulation in Israel

In order to conduct clinical testing on humans in the State of Israel, special authorization must first be obtained from the ethics committee and general manager of the institution in which the clinical studies are scheduled to be conducted, as required under the Guidelines for Clinical Trials in Human Subjects implemented pursuant to the Israeli Public Health Regulations (Clinical Trials in Human Subjects), as amended from time to time, and other applicable legislation. These regulations require authorization by the institutional ethics committee and general manager as well as from the Israeli Ministry of Health, except in certain circumstances, and in the case of genetic trials, special fertility trials and complex clinical trials, an additional authorization of the Ministry of Health’s overseeing ethics committee. The institutional ethics committee must, among other things, evaluate the anticipated benefits that are likely to be derived from the project to determine if it justifies the risks and inconvenience to be inflicted on the human subjects, and the committee must ensure that adequate protection exists for the rights and safety of the participants as well as the accuracy of the information gathered in the course of the clinical testing. Since we perform a portion of the clinical studies on certain of our therapeutic candidates in Israel, we are required to obtain authorization from the ethics committee and general manager of each institution in which we intend to conduct our clinical trials, and in most cases, from the Israeli Ministry of Health.

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Employees and Consultants

We have five full-time employees, one part-time employee and five dedicated consultants. In addition, we rely on outside contractors to assist us with our clinical trials. Our Chief Executive Officer is based in the United States, and all of our other employees and dedicated consultants are based in Israel and Canada. None of our employees are represented by labor unions or covered by collective bargaining agreements. We believe that we maintain good relations with all of our employees. However, in Israel, we are subject to certain Israeli labor laws, regulations and national labor court precedent rulings, as well as certain provisions of collective bargaining agreements applicable to us by virtue of extension orders issued in accordance with relevant labor laws by the Israeli Ministry of Economy and which apply such agreement provisions to our employees even though they are not part of a union that has signed a collective bargaining agreement.

All of our employment and consulting agreements include employees’ and consultants’ undertakings with respect to non-competition and assignment to us of intellectual property rights developed in the course of employment and confidentiality. The enforceability of such provisions is limited by Israeli law.

Research and Development

We invested approximately $1,167,000 and $898,000 in research and development during the years ended December 31, 2014 and 2013, respectively.

Property and Facilities

Our headquarters is currently located in Rehovot, Israel and consists of approximately 750 square feet of leased office space under a lease until April 2016. We may require additional space and facilities as our business expands.

Legal Proceedings

We are not currently subject to any material legal proceedings.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors as of August 1, 2015:

Name	Age	Position

Ron Bentsur	50	Executive Chairman of the Board of Directors
Amir Avniel	42	Chief Executive Officer and Director
Yossef Av-Gay	53	Chief Scientific Officer and Director
Ifat Tal	39	Vice President of Finance (Principal Financial and Accounting Officer)
Racheli Vizman	34	Chief Operation Officer
Pinchas Yizchak Ben-Elazar (1)	46	Director
Ari Raved	62	Director

(1)          Mr. Ben-Elazar will resign from our board of directors immediately prior to the declaration of effectiveness of the registration statement of which this prospectus forms a part.

The Company intends to add additional members to its board of directors prior to the closing of this offering. These directors will be “independent directors” and nominees for the purposes of election as “external directors” as contemplated by The NASDAQ Stock Market rules and Israeli law. The Company will also establish an Audit Committee and a Compensation Committee.

Ron Bentsur, joined our board as Executive Chairman in August 2015.  From 2009 through April 2015, Mr. Bentsur served as Chief Executive Officer of Keryx Biopharmaceuticals, Inc. and as a member of its board of directors. Mr. Bentsur's tenure as CEO of Keryx Biopharmaceuticals culminated in the September 2014 FDA approval of AuryxiaTM (ferric citrate) and its December 2014 U.S. launch.  Prior to joining Keryx Biopharmaceuticals, Inc., from 2006 to 2009, Mr. Bentsur served as Chief Executive Officer of XTL Biopharmaceuticals, Ltd. Prior to that, Mr. Bentsur served as Vice President Finance and Chief Financial Officer of Keryx Biopharmaceuticals, Inc., as Director of Technology Investment Banking at Leumi Underwriters, where he was responsible for all technology and biotechnology private placement and advisory transactions, and as a New York City-based investment banker, primarily at ING Barings Furman Selz. Mr. Bentsur holds a B.A. in Economics and Business Administration with distinction from the Hebrew University of Jerusalem and an M.B.A., magna cum laude, from New York University's Stern Graduate School of Business.

Amir Avniel has served on our board since 2011 and became our Chief Executive Officer in August 2014. He has more than ten years of management experience in the biotechnology industry. From 2013 through 2014, Mr. Avniel served as Strategy and Business Development of A.B. Seeds, a wholly owned subsidiary of Monsanto Company. Mr. Avniel served as the Chief Executive Officer of Rosetta Green Ltd. from 2010 through 2013 and led Rosetta Green in its acquisition by Monsanto. He also served as the president and the Chief Executive Officer of Rosetta Genomics from 2006 to 2009, and Mr. Avniel is a named inventor in over 20 patent applications. He studied computer science at the Academic College of Tel Aviv - Jaffa Israel and earned a Bachelor’s degree in Social Sciences and Humanities - from Open University in Israel. Prior to his academic studies, he served as an officer in the Israel Defense Force, where he was awarded four commendations for excellence.

Professor Yossef Av-Gay, PhD, co-founded the Company in 2011 and became a director at that time. Prof. Av-Gay became our Chief Scientific Officer in 2012, and was our Chairman from January 2014 until July 2015. He has been a professor of microbiology at the University of British Columbia, Faculty of Medicine and the Division of Infectious Diseases since 1997. He is engaged in basic research in microbial genetics and biochemistry of microorganisms, and his research focuses on translational research of bacterial pathogens aiming at antimicrobial drug development. He is a consultant to several pharmaceutical and biotechnology companies, and is a member of the scientific review panels of the Canadian Institute of Health Research (since 2010), the French Agence Nationale de la Rechereche (since 2008), Innovative Medicine Innovations, the U.S. National Institutes of Health (since 2010), the European Commission FP6, FP7 (since 2002) and Horizon 2020 (since 2014). Dr. Av-Guy received a B.Sc. in biology, a M.Sc. in microbiology and a Ph.D. in molecular microbiology from Tel Aviv University.

Ifat Tal has served as our Vice President of Finance since April 2015. She has 14 years of experience in the financial field. From 2005 through 2014, Ms. Tal has served as the Chief Financial Officer of Top Ramdor Systems and Computers (1990) Ltd., a public company traded on the Tel Aviv Stock Exchange. Ms. Tal has been certified as a public accountant since 2004. She holds a B.A. in finance and accounting and an M.B.A in finance from the College of Management Academic Studies in Rishon LeZion, Israel.

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Racheli Vizman became our Chief Operation Officer in 2012. Ms. Vizman has over ten years of management experience in the biotechnology and medical device industries. Ms. Vizman served as a director of regulatory affairs of SharpLight Technologies Ltd., an Israeli medical device company, from 2011 through 2012. She also served as the senior director of regulatory affairs and quality assurance of Rosetta Genomics (NASDAQ: ROSG) from 2007 through 2011. She has a B.Sc. in chemical and biotechnological engineering from Ariel University in Israel.

Pinchas Yizchak “Pini” Ben-Elazar joined our board in 2012. He has over 18 years of management experience in the healthcare field. Mr. Ben-Elazar was a founder and the chief executive officer of Bio-Gal Advanced Biotechnology Ltd., which was acquired by XTL Pharmaceuticals Ltd (NASDAQ: XTLB) in 2010. Since 2003 he has served as the chief executive officer of Mor Research Applications, the technology transfer company of Clalit Health Services, the largest health maintenance organization (HMO) in Israel and the second largest in the world. Mr. Ben-Elazar holds an MBA from Johnson & Wales University in Rhode Island.

Ari Raved has served on our board since 2012. Since 2012 Mr. Raved serves as a director of Property and Building Corp. (PBC) Ltd. (TASE: PTBL).  From 2004 until 2014, Mr. Raved served as a Senior Vice President of the IDB Development Corp. Ltd., a subsidiary of IDB Holding Corp. Ltd. (TASE: IDBH). In addition, from 2006 until 2014 he was the Chairman of the Board at Bartan Holdings and Investments Ltd.  Mr. Raved holds an M.A. in Labor Studies from the Tel Aviv University.

Scientific Advisory Board

We have a Scientific Advisory Board of eight clinical researchers in the field(s) of pediatrics, pulmonary and infectious diseases. We consult with the members of our Scientific Advisory Board on a regular basis. The members are as follows:

Prof. Asher Tal, M.D. Dr. Tal is a professor of pediatrics and he was the Head of the Department of Pediatrics at Soroka Medical Center until January 31, 2015, which is affiliated with the Faculty of Health Sciences of Ben-Gurion University of the Negev in Israel. Dr. Tal’s research interests include childhood asthma, bronchiolitis and wheezing in infancy, sleep-disordered breathing, pediatric and adult obstructive sleep apnea syndrome and insomnia. He is the author or co-author of more than 100 publications, and is a member of the editorial board of the journal “Pediatric Pulmonology.” Since 2008, Dr. Tal has been Chair of the Israeli Association of Pediatric Pulmonology.

Prof. Hugh O’Brodovich, M.D., FRCP(C). Dr. O’Brodovich has been chair of the Department of Pediatrics at Stanford University School of Medicine and the Adalyn Jay Physician in Chief at Lucile Packard Children’s Hospital since 2008. In 2010 he was appointed as the inaugural Director of the Child Health Research Institute at Stanford. His laboratory has conducted research on how the lung’s airspaces become fluid filled (mechanisms of pulmonary edema) and how airspace fluid is cleared under both physiologic (fetal lung liquid at birth) and pathophysiologic (pulmonary edema) conditions. His current research involves population-based studies to discover the genetic influences on the development of Bronchopulmonary Dysplasia and the long term outcomes of neonatal lung disease. Dr. O’Brodovich has been the Associate Editor of the American Review of Respiratory Disease, Editor of Pediatric Research, and a member of the editorial board of the American Journal of Physiology and President of the Fleischner Society. He has published 171 peer reviewed manuscripts and 21 book chapters and holds two patents.

John P. Clancy, M.D. Dr. Clancy has served in several leadership roles at the University of Alabama, Cincinnati Children’s Hospital and within the international CF community. Some of his leadership roles include membership on several committees associated with the Cystic Fibrosis Foundation, design safety and monitoring board and membership for the Rare Lung Disease Consortium within the NIH Rare Disease Research Network (2005-2009, among other associations and committees. He has been the initial recipient of two endowed chairs, including the Raymond K. Lyrene Chair in Pediatric Pulmonary Medicine at the University of Alabama (2005), and the Tom Boat Chair in Cystic Fibrosis Clinical and Translational Research at Cincinnati Children’s (2011).

Prof. Andrew R. Colin, M.D. Dr. Colin is a Professor of Pediatrics and the Director of the Division of Pediatric Pulmonology at the University of Miami Leonard M. Miller School of Medicine. He is certified by the American Board of Pediatrics in Pediatrics and Pediatric Pulmonology. He served as Associate-Chief of a Technion-affiliated Department of Pediatrics in Haifa, Israel. In 1990 he joined the Faculty of Boston’s Children’s Hospital. He served as Clinical Director of the Division of Respiratory Diseases and was Associate Professor at Harvard Medical School. He also was the Associate-Director of the Cystic Fibrosis Center, and Director of the Pulmonary Function Lab including development and directorship of the only Infant Pulmonary Function Lab in New England. Dr. Colin has participated in over 20 studies in his field (including ones sponsored by the NIH, Genentech, GlaxoSmithKline and the Cystic Fibrosis Foundation’s Therapeutic Development Network). He has authored or co-authored over 80 peer-reviewed publications, as well as multiple reviews and book chapters.

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Prof. Hannah Blau, M.D. Dr. Blau is the Director of the Pulmonology Institute and the Kathy and Lee Graub Cystic Fibrosis Center at Schneider Children’s Medical Center of Israel. Her fields of research include CF, asthma, lung cell biology and inflammation. In particular, recent work has focused on induced sputum in the very young for early markers of inflammation and infection; emerging infections in CF, spectrum of CF phenotypes, preschool pulmonary function testing. Dr. Blau is a founding member (now Secretary) of the Israeli Society for Cystic Fibrosis and was a founding member of the Israel Society for Pediatric Pulmonology. She is a member of the International Pediatric Pulmonary Network of the American Thoracic Society, has been on the Program Committee for the ATS conference through the Pediatric Assembly, and is a member of the Pediatric Infection and Immunology Committee of the European Respiratory Society Pediatric Assembly. The Graub CF Centre, which she heads, is part of the Clinical Trials Network (CTN) of the European CF Society (ECFS). Dr. Blau is a member of the Newborn Screening Working Group of the European Cystic Fibrosis Society as well as the author of the Standards of Practice for Sputum Induction as part of the ECFS. Dr. Blau is a reviewer for eight international medical journals and is an author or co-author of 85 peer-reviewed manuscripts.

Prof. Gidi Paret, M.D. Dr. Paret is the director of the department of pediatric intensive care at the Sheba Medical Center in Israel and of the laboratory of molecular biology of the Department of Critical Care. His research interests are in both clinical and bench research. His clinical research is focused on inflammatory response to critical care illness. His bench research is performed at the laboratory of molecular biology of the Department of Critical Care and focuses on the epigenetic consequences of hypoxia. Prof. Paret has authored more than 150 scientific peer review publications, review articles and book chapters. He is a member of the editorial board of “Pediatric Critical Care Medicine” as well as the “Journal of Pediatric Intensive Care” and “F1000.” Prof Paret is director of the MD graduate program of Tel-Aviv University’s Sackler School of Medicine. He served as head of the Israeli Society of Pediatric Critical Care, and is a member of the world federation of Pediatric Intensive Care and of the National Council of Health.

Jerome B. Zeldis, M.D., Ph.D. Dr. Zeldis is the CEO of Celgene Global Health and the CMO of Celgene Corporation, and he previously served as Celgene’s Senior Vice President of Clinical Research and Medical Affairs. Since June 2011, he has served on the board of directors of Soligenix, Inc., and on the board of directors of Alliqua, Inc. and Bionor Pharma ASA since May 2012. In addition, Dr. Zeldis has previously served as Assistant Professor of Medicine at Harvard Medical School, Associate Professor of Medicine at the University of California, Davis, Clinical Associate Professor of Medicine at Cornell Medical School and Professor of Clinical Medicine at the Robert Wood Johnson Medical School. Dr. Zeldis received an A.B. and M.S. from Brown University and an M.Phil., M.D. and Ph.D. in Molecular Biophysics and Biochemistry (immunochemistry) from Yale University.

Dr. Richard Malley, M.D. Dr. Malley is a Senior Associate Physician in Medicine and a specialist in pediatric infectious diseases in Boston, Massachusetts, and is affiliated with Boston Children's Hospital. He is an Associate Professor of Pediatrics at Harvard Medical School. His research interests include Pneumococcal pathogenesis and immunity as well as vaccine development. He has authored more than 85 scientific articles. Dr. Malley is certified in Pediatrics, Pediatric Emergency Medicine and Pediatric Infectious Diseases by the American Board of Pediatrics. Dr. Malley received his M.D. from Tufts University School of Medicine and has been in practice for 24 years. He completed an internship, residency and fellowship at the Boston Children's Hospital.

Arrangements Concerning Election of Directors; Family Relationships

We currently have five directors. Three of our directors were elected pursuant to a founder’s agreement, and two additional directors were appointed pursuant our amended articles of association. The provisions concerning election of directors existing in the founder’s agreement were terminated in November 2012. Our articles of association will be replaced upon the closing of this offering, and such provisions will expire. Upon the termination of these provisions, there will be no further contractual obligations regarding the election of our directors. There are no family relationships among our executive officers and directors.

Corporate Governance Practices

As an Israeli company issuing shares to the public, we are subject to various corporate governance requirements under Israeli law relating to such matters as the election of external directors, the appointment of the audit committee, the compensation committee and an internal auditor. These requirements are in addition to the corporate governance requirements imposed by the Listing Rules of the NASDAQ Stock Market and other applicable provisions of U.S. securities laws as applicable to foreign private issuers to which we will become subject upon consummation of this offering and the listing of our ordinary shares on the NASDAQ Capital Market. Under the Listing Rules of the NASDAQ Stock Market, a foreign private issuer may generally follow its home country rules of corporate governance in lieu of the comparable requirements of the Listing Rules of the NASDAQ Stock Market, except for certain matters, including (among others) the composition and responsibilities of the audit committee and the independence of its members within the meaning of the rules and regulations of the SEC. For further information, see “Risk Factors” and “—NASDAQ Listing Rules and Home Country Practices.”

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Board Practices

Board of Directors

Under the Israeli Companies Law, the responsibility for setting up the Company’s policy and oversight over our business is vested in our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to management. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our board of directors. Our Chief Executive Officer is appointed by, and serves at the discretion of, our board of directors, subject to the service agreement that we have entered into with him. All other executive officers are appointed by our Chief Executive Officer, and are subject to the terms of any applicable employment agreements that we may enter into with them.

Under our amended and restated articles of association, which will be effective immediately prior and subject to the consummation of this offering, our board of directors must consist of at least five and not more than eleven directors, including at least two external directors required to be appointed under the Israeli Companies Law. Accordingly, at any time, the minimum number of directors (other than the external directors) may not fall below three. Our board of directors will consist of directors upon the consummation of this offering, which will include new directors and two nominees as external directors whose service as directors will commence upon the consummation of this offering and, in the case of the external directors, their appointment as external directors shall be subject to ratification at a meeting of our shareholders to be held no later than three months following the completion of this offering. We have only one class of directors.

Other than external directors, for whom special election requirements apply under the Israeli Companies Law as detailed below, our directors are each elected at a general meeting of our shareholders and serve for a term of one year. Directors (other than external directors) shall nevertheless be removed prior to the end of their term by the majority of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, all in accordance with the Israeli Companies Law and our amended and restated articles of association.

In addition, our amended and restated articles of association allow our board of directors to appoint directors, other than external directors, to fill vacancies on our board of directors, for a term of office equal to the remaining period of the term of office of the director(s) whose office(s) have been vacated. External directors are elected for an initial term of three years and may be elected for additional three-year terms under the circumstances described below. External directors may be removed from office only under the limited circumstances set forth in the Israeli Companies Law. See “—External directors.”

In accordance with the exemption available to foreign private issuers under NASDAQ rules, we do not intend to follow the requirements of the NASDAQ rules with regard to the process of nominating directors, and instead, will follow Israeli law and practice, in accordance with which our board of directors (or a committee thereof, or a certain number of directors serving thereon) is authorized to recommend to our shareholders director nominees for election. Under the Israeli Companies Law and our amended and restated articles of association, nominations for directors may also be added to the agenda of future general meetings, which has yet to have been convened by the Board of Directors, upon the request of any one or more shareholders holding at least 1% of our outstanding voting power. Furthermore, under the Israeli Companies Law, one or more shareholders holding, in the aggregate, either (i) 5% of our outstanding shares and 1% of our outstanding voting power; or (ii) 5% of our outstanding voting power, may request the board of directors to summon a general meeting in order to nominate one or more persons for election as directors at a special meeting. However, any such shareholders may make such a nomination only if a written notice of such shareholder’s intent to make such nomination has been given to our chairman of the board (or, if we have no chairman of the board, our chief executive officer). Any such notice must include certain information we are required under the Israeli Companies Law to provide to our shareholders, the consent of the proposed director nominee(s) to serve as our director(s) if elected and a declaration signed by the nominee(s) declaring that there is no limitation under the Israeli Companies Law preventing their election and that all of the information that is required under the Israeli Companies Law to be provided to us in connection with such election has been provided.

In addition to its role in making director nominations, under the Israeli Companies Law, our board of directors must determine the minimum number of directors who are required to have accounting and financial expertise. Under applicable regulations, a director with accounting and financial expertise is a director who, by reason of his or her education, professional experience and skill, has a high level of proficiency in and understanding of business accounting matters and financial statements, sufficient to be able to thoroughly comprehend the financial statements of the Company and initiate debate regarding the manner in which financial information is presented. In determining the number of directors required to have such expertise, our board of directors must consider, among other things, the type and size of our company and the scope and complexity of its operations. Our board of directors has determined that our company requires one director with such expertise.

External Directors

Under the Israeli Companies Law, the boards of directors of companies whose shares are publicly traded, including companies with shares listed on the NASDAQ Capital Market, are required to include at least two members elected to serve as external directors.          and          have agreed to serve as our external directors following the consummation of this offering, subject to ratification at a meeting of our shareholders to be held no later than three months following the completion of this offering.

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The Israeli Companies Law provides that external directors must be elected by a majority vote of the shares present and voting at a shareholders meeting, provided that either:

•	the majority voted in favor of election includes a majority of the shares held by non-controlling shareholders who do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding for such purpose any abstentions, which we refer to as a disinterested majority; or
•	the total number of shares held by non-controlling disinterested shareholders (as described in the previous bullet-point) that voted against the election of the director does not exceed 2% of the aggregate voting rights in the Company.

The term controlling shareholder is defined in the Israeli Companies Law as a shareholder with the ability to direct the activities of the Company, other than by virtue of being an office holder. A shareholder is in any case deemed to be a controlling shareholder if the shareholder holds 50% or more of the means of control, which include the right to vote at a shareholders meeting and the right to appoint the directors of the Company or its general manager. In connection with approval by shareholders of: (i) extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, (ii) certain private placements in which the controlling shareholder has a personal interest, (iii) certain transactions with a controlling shareholder or relative with respect to services provided to or employment by the company, (iv) the terms of employment and compensation of the general manager and (v) the terms of employment and compensation of office holders of the company when such terms deviate from the compensation policy previously approved by the company’s shareholders, any shareholder (or group of shareholders having interest in the same matter being brought for approval) who hold(s) in the aggregate 25% or more of the means of control if no other shareholder holds more than 50% of the voting rights, would also be deemed a controlling shareholder.

After an initial term of three years, external directors may be reelected to serve in that capacity for up to two additional three year terms, provided that either (i) (1) his or her service for each such additional term is recommended by one or more shareholders holding in aggregate at least 1% of the Company’s voting rights and is approved at a shareholders meeting by a majority of the shares held by non-controlling shareholders who do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding for such purpose any abstentions, where the total number of shares held by non-controlling, disinterested shareholders voting for such reelection exceeds 2% of the aggregate voting rights in the Company and (2) the external director who has been nominated in such fashion by the shareholders is not a linked or competing shareholder, and does not have or has not had, on or within the two years preceding the date of such person’s appointment to serve as another term as external director, any affiliation with a linked or competing shareholder. The term “linked or competing shareholder” means the shareholder(s) who nominated the external director for reappointment or a material shareholder of the company holding more than 5% of the shares in the company, provided that at the time of the reappointment, such shareholder(s) of the company, the controlling shareholder of such shareholder(s) of the company or a company under such shareholder(s) of the company’s control, has a business relationship with the company or are competitors of the company; the Israeli Minister of Justice, in consultation with the Israeli Securities Authority, may determine that certain matters will not constitute a business relationship or competition with the company; or (ii) his or her service for each such additional term is recommended by the board of directors and is approved at a shareholders meeting by the same disinterested majority required for the initial election of an external director (as described above). The term of office for external directors for Israeli companies traded on certain foreign stock exchanges, including the NASDAQ Capital Market, may be further extended, indefinitely, in increments of additional three-year terms, in each case provided that, in addition to reelection in such manner described above, (i) the audit committee and subsequently the board of directors of the Company confirm that, in light of the external director’s expertise and special contribution to the work of the board of directors and its committees, the reelection for such additional period is beneficial to the Company and (ii) prior to the approval of the reelection of the external director, the Company’s shareholders have been informed of the term previously served by such nominee and of the reasons why the board of directors and audit committee recommended the extension of such nominee’s term.

If an external directorship becomes vacant and there are less than two external directors on the board of directors at the time, then the board of directors is required under the Israeli Companies Law to call a shareholders’ meeting as soon as possible to appoint a replacement external director.

Each committee of the board of directors that is authorized to exercise the powers of the board of directors must include at least one external director, except that the audit committee and compensation committee must each include all external directors then serving on the board of directors. Under the Israeli Companies Law, external directors of a company are prohibited from receiving, directly or indirectly, any compensation for their services as external directors, other than compensation and reimbursement of expenses pursuant to applicable regulations promulgated under the Israeli Companies Law. Compensation of an external director is determined prior to his or her appointment and may not be changed during his or her term subject to certain exceptions.

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The Israeli Companies Law provides that a person is not qualified to serve as an external director if (i) the person is a relative of the controlling shareholder of the Company or (ii) if that person or his or her relative, partner, employer, another person to whom he or she was directly or indirectly subject or any entity under the person’s control, has or had, during the two years preceding the date of appointment as an external director: (a) any affiliation or other prohibited relationship with the Company, with any person or entity who is a controlling shareholder of the Company at the date of appointment or a relative of such person, or with any entity controlled, during the two years preceding the date of appointment as an external director, by the Company or a controlling shareholder of the Company; or (b) in the case of a company with no controlling shareholder, any affiliation or other prohibited relationship with a person serving, at the date of appointment as external director, as chairman of the board, chief executive officer, a substantial shareholder who holds at least 5% of the issued and outstanding shares of the company or voting rights which entitle him to vote at least 5% of the votes in a shareholders meeting or the most senior office holder in the Company’s finance department.

The term relative is defined as (i) a spouse, sibling, parent, grandparent or descendant, (ii) spouse’s sibling, parent or descendant or (iii) and the spouse of each of the foregoing persons. The term affiliation and the similar types of prohibited relationships include (subject to certain exemptions):

•	an employment relationship;
•	a business or professional relationship even if not maintained on a regular basis (excluding insignificant relationships);
•	control; and
•	service as an office holder, excluding service as a director in a private company prior to the first offering of its shares to the public if such director was appointed as a director of the private company in order to be nominated to serve as an external director following the initial public offering.

The term office holder is defined under the Israeli Companies Law as the general manager (chief executive officer), chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of that person’s title, a director or a manager directly subordinate to the general manager.

In addition, no person may serve as an external director if that person’s position or professional or other activities create, or may create, a conflict of interest with that person’s responsibilities as a director or otherwise interfere with that person’s ability to serve as an external director or if the person is an employee of the Israel Securities Authority or of an Israeli stock exchange. A person may furthermore not continue to serve as an external director if he or she received direct or indirect compensation for his or her role as a director, other than compensation paid or given in accordance with Israeli Companies Law regulations or amounts paid pursuant to indemnification and/or exculpation contracts or commitments and insurance coverage. Following the termination of an external director’s service on a board of directors, such former external director and his or her spouse and children may not be provided with direct or indirect benefit by the Company, its controlling shareholder or any entity under its controlling shareholder’s control. This includes appointment as an office holder of the Company or a company controlled by its controlling shareholder, employment as an employee or receipt of professional services for consideration, either directly or indirectly, including through a corporation in his or her control. These restrictions extend for a period of two years with regard to the former external director and his or her spouse or child, and for one year with respect to other relatives of the former external director.

If at the time at which an external director is appointed all members of the board of directors, who are not controlling shareholders or relatives thereof, are of the same gender, the external director must be of the other gender. A director of one company may not be appointed as an external director of another company if a director of the other company is acting as an external director of the first company at such time.

According to the Israeli Companies Law, a person may be appointed as an external director only if he or she has professional qualifications or if he or she has accounting and financial expertise (each, as defined below). In addition, at least one of the external directors must be determined by our board of directors to have accounting and financial expertise. However, if at least one of our other directors (i) meets the independence requirements under the Exchange Act, (ii) meets the standards of the listing rules of the NASDAQ Stock Market for membership on the audit committee and (iii) has accounting and financial expertise as defined under Israeli law, then neither of our external directors is required to possess accounting and financial expertise as long as both possess other requisite professional qualifications.

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A director with accounting and financial expertise is a director who, due to his or her education, experience and skills, possesses an expertise in, and an understanding of, financial and accounting matters and financial statements, in such a manner which allows him or her to understand the financial statements of the Company and initiate a discussion about the presentation of financial data. A director is deemed to have professional qualifications if he or she has any of (i) an academic degree in economics, business management, accounting, law or public service, (ii) an academic degree or has completed other higher education, in the main field of business of the Company or a field relevant for the position or (iii) at least five years of experience as one of the following, or at least five years accumulated experience as two or more of the following: (a) a senior officer in the business management of a company with a significant volume of business, (b) a senior public officer or senior position in the public service and (c) a senior position in the Company’s main line of business.

Our board of directors has determined that     has accounting and financial expertise and     possesses professional qualifications as required under the Israeli Companies Law.

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Leadership Structure of the Board

In accordance with the Israeli Companies Law and our amended and restated articles of association, our board of directors is required to appoint one of its members to serve as Chairman of the board of directors. Our board of directors has appointed Ron Bentsur to serve as Executive Chairman of the board of directors.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Board Committees

Audit Committee

Under the Israeli Companies Law, the board of directors of a public company must appoint an audit committee. The audit committee must be comprised of at least three directors, including all of the external directors, one of whom must serve as chairman of the committee. The audit committee may not include the chairman of the board, any director employed by or otherwise providing services on a regular basis to the Company, to a controlling shareholder or to any entity controlled by a controlling shareholder, any director whose main livelihood is dependent on a controlling shareholder or a controlling shareholder or a relative thereof.

Under the Israeli Companies Law, the audit committee of a publicly traded company must consist of a majority of unaffiliated directors. An “unaffiliated director” is defined as either an external director or as a director, classified as an “unaffiliated director” by the Company, who meets the following criteria:

•	he or she meets the qualifications for being appointed as an external director, except for (i) the requirement that the director be an Israeli resident (which requirement does not, in any event, apply to external directors at public companies such as ours whose securities have been offered outside of Israel or are listed outside of Israel) and (ii) the requirement for accounting and financial expertise or professional qualifications with respect to the proposed unaffiliated director; and
•	he or she has not served as a director of the Company for a period exceeding nine consecutive years. For this purpose, a break of less than two years in the service shall not be deemed to interrupt the continuation of the service.

Prior to the consummation of this initial public offering, our board of directors intends to appoint an audit committee and adopt an audit committee charter that will set forth the responsibilities of the Audit Committee consistent with the rules of the SEC and the Listing Rules of the NASDAQ Stock Market, as well as subjecting the audit committee charter to the requirements under the Israeli Companies Law, as described below.

Our Audit Committee will provide assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our Audit Committee will also oversee the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management.

Under the Israeli Companies Law, our Audit Committee is responsible for (i) determining whether there are deficiencies in the business management practices of our company, including in consultation with our internal auditor or the independent auditor, and making recommendations to the board of directors to improve such practices and amend such deficiencies, (ii) determining whether certain related party transactions (including transactions in which an office holder has a personal interest) should be deemed as material or extraordinary, and to approve such transactions (which may be approved according to certain criteria set out by our Audit Committee on an annual basis) (see “—Approval of Related Party Transactions under Israeli Law”), (iii) establishing procedures to be followed in respect of related party transactions with a controlling shareholder (where such are not extraordinary transactions), which may include, where applicable, the establishment of a competitive process for such transaction, under the supervision of the audit committee, or individual, or other committee or body selected by the audit committee, in accordance with criteria determined by the audit committee, (iv) determining procedures for approving certain related party transactions with a controlling shareholder, which having been determined by the audit committee not to be extraordinary transactions, were also determined by the audit committee not to be negligible transactions, (v) where the board of directors approves the working plan of the internal auditor, examining such working plan before its submission to the board of directors and propose amendments thereto, (vi) examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities, (vii) examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our board of directors or shareholders, depending on which of them is considering the appointment of our auditor and (viii) establishing procedures for the handling of employees’ complaints as to the management of our business and the protection to be provided to such employees. Our Audit Committee may not approve an action or a related party transaction, or take any other action required under the Israeli Companies Law, unless at the time of approval a majority of the committee’s members are present, which majority consists of unaffiliated directors including at least one external director, and it further complies with the committee composition set forth above.

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NASDAQ requirements

Under the listing rules of the NASDAQ Stock Market, we are required to maintain an audit committee consisting of at least three independent directors, all of whom are financially literate and one of whom has accounting or related financial management expertise.

Compensation Committee

We intend to rely upon the exemption available to foreign private issuers under the Listing Rules of the NASDAQ Stock Market with respect to the determination of the compensation of our Chief Executive Officer and other executive officers in lieu of forming a compensation committee consisting entirely of independent directors (or the determination of such compensation solely by the independent members of our board of directors), and rather form a compensation committee in compliance with the Israeli Companies Law. See “—NASDAQ Listing Rules and Home Country Practices.”

Under the Israeli Companies Law, the board of directors of a public company must appoint a compensation committee. The compensation committee must be comprised of at least three directors, including all of the external directors, which shall be a majority of the members of the compensation committee and one of whom must serve as chairman of the committee. However, subject to certain exceptions, Israeli companies whose securities are traded on stock exchanges such as NASDAQ, and who do not have a controlling party, do not have to meet this majority requirement; provided, however, that the compensation committee meets other Israeli Companies Law composition requirements, as well as the requirements of the non-Israeli jurisdiction where the company’s securities are traded. Other than the external directors, the rest of the members of the compensation committee shall be directors who will receive compensation for their role as directors only in accordance with Israeli Companies Law regulations which are applicable to compensation of external directors, and/or the provision of or amounts paid pursuant to indemnification and/or exculpation contracts or commitments and insurance coverage.

The compensation committee may not include the chairman of the board, any director employed by or otherwise providing services on a regular basis to the Company, to a controlling shareholder or to any entity controlled by a controlling shareholder, any director whose main livelihood is dependent on a controlling shareholder, nor a controlling shareholder or a relative thereof.

The members of our compensation committee, which will be formed prior to the consummation of this offering, will be            , along with our two external director nominees, Messrs.       and       .

Under the Israeli Companies Law, our compensation committee is responsible for (i) proposing an office holder compensation policy to the board of directors, (ii) proposing necessary revisions to the compensation policy and examine its implementation, (iii) determining whether to approve transactions with respect to the terms of office and employment of office holders and (iv) determining, in accordance with our office holder compensation policy, whether to exempt an engagement with an unaffiliated nominee for the position of chief executive officer from requiring shareholders’ approval.

Under the Israeli Companies Law, our compensation policy must generally serve as the basis for corporate approvals with respect to the financial terms of employment or engagement of office holders, including exemption, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the company’s objective, the company’s business plan and its long term strategy and creation of appropriate incentives for office holders. It must also consider, among other things, the company’s risk management, size and nature of its operations. The compensation policy must furthermore consider the following additional factors:

•	the knowledge, skills, expertise and accomplishments of the relevant office holder;
•	the office holder’s roles and responsibilities and prior compensation agreements with him or her;

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•	the relationship between the terms offered and the average compensation of the other employees of the company, including those employed through manpower companies;
•	the impact of disparities in salary upon work relationships in the company;
•	the possibility of reducing variable compensation at the discretion of the board of directors or the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and
•	as to severance compensation, the period of service of the office holder, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contributions towards the company’s achievement of its goals and the maximization of its profits and the circumstances under which the person is leaving the company.

The compensation policy must also include the following principles:

•	the link between variable compensation and the long term performance and measurable criteria;
•	the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation;
•	the conditions under which an office holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements;
•	the minimum holding or vesting period for variable, equity-based compensation; and
•	maximum limits for severance compensation.

Under the amendment to the Israeli Companies Law, we are required to adopt an office holder compensation policy no later than nine months after the date of this initial public offering, i.e., by no later than          , 2015.

Compensation Committee—Charter

Our board of directors intends to adopt a compensation committee charter setting forth the responsibilities of the committee, subjecting the compensation committee charter to the requirements under the Israeli Companies Law, as described above.

Compensation Committee—NASDAQ Requirements

    and          are independent under the listing rules of the NASDAQ Stock Market.

Nominating Committee

Our board of directors does not currently have a nominating committee, as director nominees are presented by our board of directors to our shareholders based upon the nominations made by the board of directors itself. We intend to rely upon the exemption available to foreign private issuers under the Listing Rules of the NASDAQ Stock Market from the NASDAQ listing requirements related to independent director oversight of nominations to our board of directors and the adoption of a formal written charter or board resolution addressing the nominations process. See “—NASDAQ Listing Rules and Home Country Practices.”

Internal auditor

Under the Israeli Companies Law, the board of directors of an Israeli public company must appoint an internal auditor recommended by the audit committee and nominated by the board of directors. An internal auditor may not be:

•	a person (or a relative of a person) who holds more than 5% of the Company’s outstanding shares or voting rights;
•	a person (or a relative of a person) who has the power to appoint a director or the general manager of the Company;
•	an office holder (including a director) of the Company (or a relative thereof); or
•	a member of the Company’s independent accounting firm, or anyone on his or her behalf.

The role of the internal auditor is to examine, among other things, our compliance with applicable law and orderly business procedures.

NASDAQ Listing Rules and Home Country Practices

The Sarbanes-Oxley Act, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, such as us, to comply with various corporate governance practices. In addition, upon the contemplated listing of our ordinary shares on the NASDAQ Capital Market, we will need to comply with the Listing Rules of the NASDAQ Stock Market. Under those Listing Rules, we may elect to follow certain corporate governance practices permitted under the Israeli Companies Law in lieu of compliance with corresponding corporate governance requirements otherwise imposed by the Listing Rules of the NASDAQ Stock Market for U.S. domestic issuers.

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In accordance with Israeli law and practice and subject to the exemption set forth in Rule 5615 of the Listing Rules of the NASDAQ Stock Market, if we list on the NASDAQ Capital Market we intend to follow the provisions of the Israeli Companies Law, rather than the Listing Rules of the NASDAQ Stock Market, with respect to the following requirements:

•	Distribution of periodic reports to shareholders; proxy solicitation. As opposed to the Listing Rules of the NASDAQ Stock Market, which require listed issuers to make such reports available to shareholders in one of a number of specific manners, Israeli law does not require us to distribute periodic reports directly to shareholders, and the generally accepted business practice in Israel is not to distribute such reports to shareholders but to make such reports available through a public website. In addition to making such reports available on a public website, we plan to make our audited financial statements available to our shareholders at our offices and will only mail such reports to shareholders upon request. As a foreign private issuer, we are generally exempt from the SEC’s proxy solicitation rules.

•	Nomination of our directors. With the exception of our external directors and directors elected by our board of directors due to vacancy, or our CEO who will serve as a director ex-officio, our directors are elected by an annual meeting of our shareholders to hold office until the next annual meeting following one year from his or her election. See “Management—Board Practices—Board of Directors.” The nominations for directors, which are presented to our shareholders by our board of directors, are generally made by the board of directors itself, in accordance with the provisions of our amended and restated articles of association and the Israeli Companies Law. Nominations need not be made by a nominating committee of our board of directors consisting solely of independent directors, as required under the Listing Rules of the NASDAQ Stock Market. Nominations may also be made by one or more of our shareholders, as provided in our Articles of Association, or under the Israeli Companies Law.

•	Compensation of officers. Israeli law and our amended and restated articles of association do not require that the independent members of our board of directors (or a compensation committee composed solely of independent members of our board of directors) determine an executive officer’s compensation, as is generally required under the Listing Rules of the NASDAQ Stock Market with respect to the Chief Executive Officer and all other executive officers.

Instead, compensation of executive officers is determined and approved by our board of directors and our Compensation Committee, either in consistency with our office holder compensation policy or, in special circumstances, taking into account certain considerations stated in the Israeli Companies Law.

Shareholder approval shall be further required in the event (i) approval by our board of directors and our Compensation Committee is not consistent with our office holders compensation policy or (ii) compensation required to be approved is that of our chief executive officer or an executive officer who is also the controlling shareholder of our company (including an affiliate thereof). Such shareholder approval shall require a majority vote of the shares present and voting at a shareholders meeting, provided either (i) such majority includes a majority of the shares held by non-controlling shareholders who do not have a personal interest in the compensation arrangement that are voted at the meeting, excluding for such purpose any abstentions disinterested majority or (ii) the total shares held by non-controlling disinterested shareholders voted against the arrangement does not exceed 2% of the voting rights in our company.

Additionally, approval of the compensation of an executive officer, who is also a director, shall require a simple majority vote of the shares present and voting at a shareholders meeting, if consistent with our office holders compensation policy or a special majority as set forth above if the proposed compensation for the director is not consistent with our office holders compensation policy. Our Compensation Committee may, in special circumstances, approve the compensation of an executive officer (other than a director or a controlling shareholder) despite shareholders objection, based on specified arguments and taking shareholders’ objection into account. Our Compensation Committee may exempt an engagement with a nominee for the position of chief executive officer, who meets the non-affiliation requirements set forth for an external director, from requiring shareholders’ approval, if such engagement is consistent with our office holders compensation policy and our Compensation Committee determines based on specified arguments that presentation of such engagement to shareholders’ approval is likely to prevent such engagement. To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval is required once every three years.

A director or executive officer may not be present when the compensation committee or board of directors of a company discusses or votes upon the terms of his or her compensation, unless the chairman of the compensation committee or board of directors (as applicable) determines that he or she should be present to present the transaction that is subject to approval.

•	Independent directors. Israeli law does not require that a majority of the directors serving on our board of directors be “independent,” as defined under NASDAQ Listing Rule 5605(a)(2), and rather requires we have at least two external directors who meet the requirements of the Israeli Companies Law, as described above under “Management—Board Practices—External Directors.” We are required, however, to ensure that all members of our Audit Committee are “independent” under the applicable NASDAQ and SEC criteria for independence (as we cannot exempt ourselves from compliance with that SEC independence requirement, despite our status as a foreign private issuer), and we must also ensure that a majority of the members of our Audit Committee are “unaffiliated directors” as defined in the Israeli Companies Law. Furthermore, Israeli law does not require, nor do our independent directors conduct, regularly scheduled meetings at which only they are present, which the Listing Rules of the NASDAQ Stock Market otherwise require.

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•	Shareholder approval. We will seek shareholder approval for all corporate actions requiring such approval under the requirements of the Israeli Companies Law, rather than seeking approval for corporation actions in accordance with NASDAQ Listing Rule 5635. In particular, under this NASDAQ rule, shareholder approval is generally required for: (i) an acquisition of shares/assets of another company that involves the issuance of 20% or more of the acquirer’s shares or voting rights or if a director, officer or 5% shareholder has greater than a 5% interest in the target company or the consideration to be received; (ii) the issuance of shares leading to a change of control; (iii) adoption/amendment of equity compensation arrangements; and (iv) issuances of 20% or more of the shares or voting rights (including securities convertible into, or exercisable for, equity) of a listed company via a private placement (and/or via sales by directors, officers and 5% shareholders) if such equity is issued (or sold) at below the greater of the book or market value of shares. By contrast, under the Israeli Companies Law, shareholder approval is required for, among other things: (i) transactions with directors concerning the terms of their service or indemnification, exemption and insurance for their service (or for any other position that they may hold at a company), for which approvals of the compensation committee, board of directors and shareholders are all required, (ii) extraordinary transactions with controlling shareholders of publicly held companies, which require the special approval described below under “Approval of Related Party Transactions under Israeli Law—Disclosure of Personal Interests of Controlling Shareholders,” and (iii) terms of employment or other engagement of the controlling shareholder of the Company or such controlling shareholder’s relative, which require the special approval described below under “Approval of Related Party Transactions under Israeli Law—Disclosure of Personal Interests of Controlling Shareholders.” In addition, under the Israeli Companies Law, a merger requires approval of the shareholders of each of the merging companies.

Approval of Related Party Transactions under Israeli Law

Fiduciary Duties of Directors and Executive Officers

The Israeli Companies Law codifies the fiduciary duties that office holders owe to a company. Each person listed in the table under “Management—Executive Officers and Directors” is an office holder under the Israeli Companies Law.

An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of loyalty requires that an office holder act in good faith and in the best interests of the Company. The duty of care includes a duty to use reasonable means to obtain:

•	information on the advisability of a given action brought for his or her approval or performed by virtue of his or her position; and

•	all other important information pertaining to these actions.

The duty of loyalty requires an office holder to act in good faith and for the benefit of the Company, and includes a duty to:

•	refrain from any conflict of interest between the performance of his or her duties to the Company and his or her other duties or personal affairs;

•	refrain from any activity that is competitive with the Company;

•	refrain from exploiting any business opportunity of the Company to receive a personal gain for himself or herself or others; and

•	disclose to the Company any information or documents relating to the Company’s affairs which the office holder received as a result of his or her position as an office holder.

Disclosure of Personal Interests of an Office Holder

The Israeli Companies Law requires that an office holder promptly disclose to the board of directors any personal interest that he or she may have concerning any existing or proposed transaction with the Company, as well as any substantial information or document with respect thereof. An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the board of directors at which the transaction is considered. A personal interest includes an interest of any person in an act or transaction of a company, including a personal interest of one’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager, but excluding a personal interest stemming from one’s ownership of shares in the Company. Furthermore, a personal interest includes the personal interest of a person for whom the office holder holds a voting proxy, or the interest of the office holder with respect to his or her vote on behalf of the shareholder for whom he or she holds a proxy even if such shareholder itself has no personal interest in the approval of the matter. An office holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of a relative of such office holder in a transaction that is not considered an extraordinary transaction. Under the Israeli Companies Law, an extraordinary transaction is defined as any of the following:

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•	a transaction other than in the ordinary course of business;
•	a transaction that is not on market terms; or
•	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

If it is determined that an office holder has a personal interest in a transaction which is not an extraordinary transaction, approval by the board of directors is required for the transaction, unless the Company’s articles of association provide for a different method of approval. Further, so long as an office holder has disclosed his or her personal interest in a transaction, the board of directors may approve an action by the office holder that would otherwise be deemed a breach of duty of loyalty. However, a company may not approve a transaction or action that is adverse to the Company’s interest or that is not performed by the office holder in good faith. Approval first by the Company’s audit committee and subsequently by the board of directors is required for an extraordinary transaction in which an office holder has a personal interest. Arrangements regarding the compensation, indemnification or insurance of an office holder require the approval of the compensation committee, board of directors and, in certain circumstances, the shareholders, in that order, as described above under “—NASDAQ Listing Rules and Home Country Practices—Compensation of officers” and “—NASDAQ Listing Rules and Home Country Practices—Shareholder approval.”

Generally, except with respect to non-extraordinary transactions, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting or vote on that matter unless a majority of the directors or members of the audit committee have a personal interest in the matter, or unless the chairman of the audit committee or board of directors (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. Generally, if a majority of the members of the audit committee and/or the board of directors has a personal interest in the approval of a transaction, then all directors may participate in discussions of the audit committee and/or the board of directors on such transaction and the voting on approval thereof, but shareholder approval is also required for such transaction.

Disclosure of a personal interest is also required of a person who is an interested party with respect to (i) a private placement submitted for approval whereby 20% or more of the company’s outstanding share capital prior to the placement is offered, and the payment for which is not only in cash or in tradable securities registered in a stock exchange, or that is not at market terms, and which will result in an increase of the holdings of a shareholder that already holds 5% or more of the company’s outstanding share capital or voting rights or will cause any person to become, as a result of the issuance, a holder of more than 5% of the company’s outstanding share capital or voting rights or (ii) a private placement submitted for approval that as a result of which will become a controlling shareholder. Such personal interest disclosure requirements also apply to certain shareholders of a public company who have a personal interest in the adoption by the shareholders of certain proposals with respect to (i) certain special tender offers or forced bring along share purchase transactions, (ii) election of external directors, (iii) approval of a compensation policy governing the terms of employment and compensation of office holders, (iv) approval of the terms of employment and compensation of the general manager, (v) approval of the terms of employment and compensation of office holders of the company when such terms deviate from the compensation policy previously approved by the company’s shareholders and (vi) approving the appointment of either (1) the chairman of the board or his/her relative as the chief executive officer of the company or (2) the chief executive officer or his/her relative as the chairman of the board of directors of the company. If any shareholder casting a vote at a shareholders meeting in connection with such proposals as aforesaid does not notify the company if he, she or it has a personal interest with respect to such proposal, his, her or its vote with respect to the proposal will be disqualified.

Disclosure of Personal Interests of Controlling Shareholders

The disclosure requirements regarding personal interests that apply to directors and executive officers also apply to controlling shareholders, as defined below. The Israeli Companies Law requires a special approval procedure for (1) extraordinary transactions with controlling shareholders, (2) extraordinary transactions with a third party where a controlling shareholder has a personal interest in the transaction and (3) any transaction with the controlling shareholder or the controlling shareholder’s relative regarding terms of service provided directly or indirectly (including through a company controlled by the controlling shareholder) and terms of employment (for a controlling shareholder who is not an office holder). A “relative” is defined in the Companies Law as spouse, sibling, parent, grandparent, descendant, spouse’s descendant, sibling, parent or the spouse of any of the foregoing.

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Such extraordinary transactions with controlling shareholders require the approval of the audit committee or the compensation committee, as applicable, the board of directors and the majority of the voting power of the shareholders present and voting at the general meeting of the company (not including abstentions), provided that either:

•	the majority of the shares of shareholders who have no personal interest in the transaction and who are present and voting, vote in favor; or

•	shareholders who have no personal interest in the transaction who vote against the transaction do not represent more than 2% of the aggregate voting rights in the company.

Any shareholder participating in the vote on approval of an extraordinary transaction with a controlling shareholder must inform the company prior to the voting whether or not he or she has a personal interest in the approval of the transaction and if he or she fails to do so, his or her vote will be disregarded.

Further, extraordinary transactions with controlling shareholders, extraordinary transactions with a third party where a controlling shareholder has a personal interest in the transaction or transactions with a controlling shareholder or his or her relative concerning terms of service or employment need to be re-approved once every three years; provided, however, that with respect to extraordinary transactions with controlling shareholders or extraordinary transaction with a third party where a controlling shareholder has a personal interest in the transaction, the audit committee may determine that the duration of the transaction in excess of three years is reasonable given the circumstances related thereto.

In accordance with regulations promulgated under the Israeli Companies Law, certain defined types of extraordinary transactions between a public company and its controlling shareholder or controlling shareholders are exempt from the shareholder approval requirements. However, such exemptions will not apply if one or more shareholders holding at least 1% of the issued and outstanding shares or voting rights, objects to the use of these exemptions in writing not later than 14 days from the date the company notifies its shareholders of the adoption by the relevant corporate bodies of the resolution regarding the transaction without shareholder approval in reliance upon such exemption.

In addition, the approval of the audit committee, followed by the approval of the board of directors and the shareholders, is required in order to effect a private placement of securities, in which either (i) 20% or more of the company’s outstanding share capital prior to the placement is offered, and the payment for which is not only in cash or in tradable securities registered in a stock exchange, or that is not at market terms, and which will result in an increase of the holdings of a shareholder that already holds 5% or more of the company’s outstanding share capital or voting rights or will cause any person to become, as a result of the issuance, a holder of more than 5% of the company’s outstanding share capital or voting rights or (ii) a person will become a controlling party in the company.

A “controlling shareholder” is defined in the Israeli Companies Law for purposes of the provisions governing related party transactions and office holder compensation as a person with the ability to direct the actions of a company, or a person who holds 25% or more of the voting power in a public company if no other shareholder owns more than 50% of the voting power in the company, but excluding a person whose power derives solely from his or her position as a director of the company or any other position with the company. Any two or more persons holding voting rights in the company, who each have a personal interest in the approval of the same such transaction, shall be deemed to be one holder with respect thereto.

Arrangements regarding the terms of engagement and compensation of a controlling shareholder who is an office holder, and the terms of employment of a controlling shareholder who is an employee of the Company, require the approval of the compensation committee, board of directors and, generally, the shareholders, in that order, as described above under “—NASDAQ Listing Rules and Home Country Practices—Compensation of officers.”

Shareholder Duties

Pursuant to the Israeli Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the Company and other shareholders and to refrain from abusing his or her power in the Company, including, among other things, in voting at the general meeting of shareholders and at class shareholder meetings with respect to the following matters:

•	an amendment to the Company’s articles of association;
•	an increase of the Company’s authorized share capital;
•	a merger; or
•	approval of interested party transactions and acts of office holders that require shareholder approval.

In addition, a shareholder also has a general duty to refrain from discriminating against other shareholders.

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Certain shareholders have a further duty of fairness toward the Company. These shareholders include any controlling shareholder, any shareholder who knows that it has the power to determine the outcome of a shareholder vote or a shareholder class vote and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the Company or other power towards the Company. The Israeli Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness.

Exculpation, Insurance and Indemnification of Directors and Officers

Under the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the Company, in whole or in part, for damages caused to the Company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, a company may indemnify, or undertake in advance to indemnify, an office holder for the following liabilities and expenses, imposed on office holder or incurred by office holder due to acts performed by him or her as an office holder, provided its articles of association include a provision authorizing such indemnification:

•	Financial liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the Company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria.

•	Reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or as a monetary sanction (the items (i) and (ii) above shall have the meanings ascribed to them in section 260(a)(1a) of the Israeli Companies Law).

•	Reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the Company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

•	Expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments required to be made to an injured party, pursuant to certain provisions of the Israeli Securities Law.

Under the Israeli Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the Company’s articles of association:

•	a breach of the duty of loyalty to the Company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the Company;

•	a breach of duty of care to the Company or to a third party; and

•	a financial liability imposed on the office holder in favor of a third party.

Without derogating from the aforementioned, subject to the provisions of the Israeli Companies Law and the Israeli Securities Law, we may also enter into a contract to insure an office holder, in respect of expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or payment required to be made to an injured party, pursuant to certain provisions of the Israeli Securities Law.

Nevertheless, under the Israeli Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

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•	a breach of fiduciary duty, except for indemnification and insurance for a breach of the duty of loyalty to the Company in the event office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the Company;

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive unlawful personal benefit; or

•	a fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders require the approval of the compensation committee, board of directors and, in certain circumstances, the shareholders, as described above under “—NASDAQ Listing Rules and Home Country Practices—Compensation of officers”

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted by the Israeli Companies Law and Israeli Securities Law.

We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law and Israeli Securities Law. In addition, we have entered into agreements with each of our office holders undertaking to indemnify them to the fullest extent permitted by Israeli law, including with respect to liabilities resulting from this offering to the extent that these liabilities are not covered by insurance.

Code of Business Conduct and Ethics

We have adopted, effective upon the consummation of this offering, a Code of Business Conduct and Ethics applicable to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, controller or principal accounting officer, or other persons performing similar functions, which is a “code of ethics” as defined in Item 16B of Form 20-F promulgated by the SEC. Upon the effectiveness of the registration statement of which this prospectus forms a part, the full text of the Code of Business Conduct and Ethics will be posted on our website at www.ait-pharm.com. If we make any amendment to the Code of Business Conduct and Ethics or grant any waivers, including any implicit waiver, from a provision of the code of ethics, we will disclose the nature of such amendment or waiver to the extent required by the rules and regulations of the SEC. Under Item 16B of the SEC’s Form 20-F, if a waiver or amendment of the Code of Business Conduct and Ethics applies to our principal executive officer, principal financial officer, principal accounting officer or controller and relates to standards promoting any of the values described in Item 16B(b) of such Form 20-F, we will disclose such waiver or amendment in accordance with the requirements of Instruction 4 to such Item 16B.

Compensation of Executive Officers and Directors

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our Chief Executive Officer and other two most highly compensated executive officers on an individual, rather than an aggregate, basis. Nevertheless, a recent amendment to the Israeli Companies Law will require us, after we become a public company, to disclose the annual compensation of our five most highly compensated officers on an individual basis, rather than on an aggregate basis, as was previously permitted for Israeli public companies listed overseas. This disclosure will not be as extensive as that required of a U.S. domestic issuer. We intend to commence providing such disclosure, at the latest, in the annual proxy statement for our 2016 annual meeting of shareholders, which will be filed under cover of a Form 6-K.

The aggregate compensation, including share-based compensation, paid by us to our directors and executive officers with respect to the year ended December 31, 2014 was approximately $405,000. This amount includes approximately $5,000 set aside or accrued to provide pension, severance, retirement or similar benefits or expenses, but does not include business travel, relocation, professional and business association due and expenses reimbursed to office holders and other benefits commonly reimbursed or paid by companies in our industry.

As of August 1, 2015, options to purchase 724,719 ordinary shares were issued to officers and directors as a group. Of such outstanding options, options to purchase 433,052 ordinary shares were vested as of August 1, 2015, with an exercise price of $0.287 per share. 724,719 options will vest immediately upon this initial public offering. The latest expiration date of all of these options is April 2025.

We do not have written agreements with any director providing for benefits upon the termination of their employment with our company.

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Employment or Service Agreements with Executive Officers; Consulting and Directorship Services Provided by Directors

We have entered into written agreements with Ron Bentsur, our Executive Chairman of the Board of Directors, Amir Avniel, our Chief Executive Officer, Dr. Yossef Av-Gay, our Chief Scientific Officer, Ifat Tal, our Vice President of Finance and Racheli Vizman, our Chief Operation Officer. These agreements contains provisions standard for a company in our industry regarding non-competition, confidentiality of information and assignment of inventions.

Under current applicable Israeli employment laws, we may not be able to enforce (either in whole or in part) covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees. Please see “Risk factors—Risks Relating to Intellectual Property” for a further description of the enforceability of non-competition clauses. See “Management—Agreements and Arrangements with, and Compensation of, Directors and Executive Officers” for additional information.

2013 Share Option Plan

We maintain one share option plan. Our 2013 Plan. As of August 1, 2015, a total of 1,746,680 shares were reserved for issuance under our 2013 Plan, of which options to purchase 1,713,311 ordinary shares were issued and outstanding thereunder. Of such outstanding options, options to purchase 721,869 ordinary shares were vested as of August 1, 2015, with a weighted average exercise price of $0.22 per share. Our 2013 Plan, which was adopted by our board of directors on February 20, 2013, provides for grant of options to our employees (including officers), directors and consultants.

The 2013 Plan is administrated by our board of directors or by a compensation committee appointed and maintained by the board of directors for such purpose, which shall determine, subject to applicable law, the grantees of awards and various terms of the grant. The 2013 Plan provides for granting options to purchase our ordinary shares to directors, officers and employees, who are not holders of 10% or more of our total share capital and are not otherwise controlling shareholders, in compliance with Section 102 of the Israeli Income Tax Ordinance, 1961 (Ordinance), under the capital gains track, and for grants to non-employee Israeli service providers, consultants and shareholders who hold 10% or more of our total share capital or are otherwise controlling shareholders pursuant to section 3(i) of the Ordinance, as further detailed below. For individual citizens or residents of the United States (U.S. Participant), such grants are either incentive stock options (ISOs) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (Code), or non-statutory stock options (NSOs) pursuant to the Code.

Section 102 of the Ordinance allows employees, directors and officers, who are not controlling shareholders and are considered Israeli residents, to receive favorable tax treatment for compensation in the form of shares or options. Our non-employee Israeli service providers, consultants and controlling shareholders, which includes any shareholder holding 10% or more of the Company’s ordinary shares on a fully diluted basis, may only be granted options under section 3(i) of the Ordinance, which does not provide for similar tax benefits. Section 102 of the Ordinance includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantee and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, the most favorable tax treatment for the grantee, permits the issuance to a trustee under the “capital gains track.” However, under this track we are not allowed to deduct an expense with respect to the issuance of the options or shares. In order to comply with the terms of the capital gains track, all options granted under the 2013 Plan pursuant and subject to the provisions of Section 102 of the Ordinance, as well as the ordinary shares issued upon exercise of these options and other shares received subsequently following any realization of rights with respect to such options, such as share dividends and share splits, must be granted to a trustee for the benefit of the relevant employee, director or officer and should be held by the trustee for at least two years after the date of the grant.

A U.S. Participant generally does not recognize taxable income upon the grant of a NSO if structured to be exempt from or comply with Section 409A of the Code. Upon the exercise of a NSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the ordinary shares acquired on the date of exercise over the exercise price thereof, and we (assuming we were subject to U.S. federal income tax on our net income) generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells ordinary shares acquired pursuant to the exercise of a NSO, the U.S. Participant (assuming the participant held his or her shares as capital assets within the meaning of Section 1221 of the Code, and we are not treated as a PFIC) generally recognizes a long-term or short-term capital gain or loss, depending on the period for which the ordinary shares were held. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

A U.S. Participant generally does not recognize taxable income upon the grant or, except for purposes of the U.S. alternative minimum tax (AMT), the exercise of an ISO. For purposes of the AMT, which is payable to the extent it exceeds the U.S. Participant’s regular income tax, upon the exercise of an ISO, the excess of the fair market value of the ordinary shares subject to the ISO over the exercise price is a preference item for AMT purposes. If the U.S. Participant disposes of the ordinary shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the ordinary shares to the U.S. Participant, the U.S. Participant (assuming the participant held his or her shares as capital assets within the meaning of Section 1221 of the Code, and we are not treated as a PFIC) generally recognizes a long-term capital gain or loss, and we will not be entitled to a deduction. However, if the U.S. Participant disposes of such ordinary shares prior to the end of either of the required holding periods, the U.S. Participant generally will have ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and we (assuming we were subject to U.S. federal income tax on our net income) generally will be entitled to deduct such amount.

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Unless otherwise prescribed by the compensation committee or the board of directors, options granted under the 2013 Plan will not be exercisable before the first anniversary of the date of grant, with respect to 33.33% of the shares subject to the option, and with respect to the remaining shares subject to the option, on a quarterly basis, such that 8.33% of such options shall become vested upon the lapse of each quarter after the first anniversary of the date grant, respectively.

Options that are not exercised within 10 years from the grant date shall expire, or in the event of ISOs, such options expire five years from the grant date in the case of an ISO held by an optionee who holds more than 10% of the total combined voting power of all classes of shares of the Company or of the shares of any subsidiary of the Company or any parent corporation of the Company; at that time, such options, or the unexercised part thereof, will be terminated and all interests and rights of the optionee thereunder shall automatically and conclusively expire.

In the event of termination of an optionee’s employment with the Company or any of its related entities, all unvested options granted to him shall expire. Unless otherwise prescribed by the board of directors, in case of termination for reasons of disability or death, the options which are already vested and unexpired shall be exercisable within 12 months. If an optionee’s employment or service is terminated for any other reason, the optionee may exercise his or her vested options within 90 days of the date of termination. Any expired or unvested options shall return to the pool for issuance.

In the event of a merger or consolidation of our company subsequent to which we shall no longer exist as a legal entity, or a sale of all, or substantially all, of our shares or assets or other transaction having a similar effect on us, then any unexercised options then outstanding shall be cancelled. Notwithstanding the foregoing, and subject to Section 409A of the Code, our board of directors may resolve, that the vesting period defined in each optionee’s option agreement shall be accelerated so that any unvested option shall be immediately vested in full prior to the effective date of such transaction (or any other dates as shall be resolved by the board of directors).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the executive and director compensation and indemnification arrangements discussed in “Management,” and the transaction described below, we have not entered into any transactions since January 1, 2011 to which we have been or are a party and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Shareholder Loan Agreement

In September 2012, we entered into a loan agreement with each of Mor Research Application Ltd. (Mor Research) and our director, Mr. Amir Avniel, pursuant to which we received an aggregate amount of $47,500 with an interest rate of 3% per annum. The agreement with Mor Research was amended in July 10, 2015, to provide for an extension to the repayment of the loan. As of August 1, 2015, there is currently $7,500 in principal owed under the loan agreement, which will be repaid prior to the completion of this initial public offering.

In February 2014, we entered into a loan agreement with Mor Research, as amended on June 28, 2015, pursuant to which we received an aggregate amount of NIS 75,000 with an interest rate at the minimal rate allowed pursuant to the Israeli Income Tax Ordinance (New Version) 1961, currently 3.23%, and will be repaid prior to the completion of this initial public offering.

2014 Convertible Promissory Notes

As of August 1, 2015, we had issued convertible promissory notes in a total principal amount of $2,950,000 to certain of our investors, officers and directors, including Mr. Amir Avniel, Ms. Racheli Vizman and Mr. Ari Raved, bearing an annual interest rate of 8%. The principal amount of the convertible promissory notes, including interest accrued, will convert automatically into 4,633,254 ordinary shares immediately prior and subject to the consummation of this offering, at a conversion rate of $0.680056 per share.

Under the terms of the convertible promissory notes, upon the consummation of this offering, holders of such convertible promissory notes will receive options to purchase an aggregate of 4,337,878 ordinary shares at an exercise price of $0.680056 per share.

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Agreements and Arrangements With, and Compensation of, Directors and Executive Officers

Agreement with Ron Bentsur

We entered into an agreement, dated August 3, 2015, with our Executive Chairman of the Board of Directors, Mr. Ron Bentsur. Under the terms of his agreement, Mr. Bentsur is entitled to an annual gross fee of $75,000. Mr. Bentsur’s agreement is terminable by either party upon 60 days’ prior written notice.

Pursuant to the agreement, and subject to the consummation of this initial public offering, we have undertaken to grant Mr. Bentsur an aggregate of 3,955,000 restricted ordinary shares, fifty percent of which shall vest on the six month anniversary of this initial public offering, and the remaining fifty percent shall vest on the eighteen month anniversary of this initial public offering.

Services Agreement with Amir Avniel

We entered into a services agreement, dated October 1, 2014, with our Chief Executive Officer, Mr. Amir Avniel, through his wholly owned service providing company, Dandelion Investments Ltd. Under the terms of his services agreement, Mr. Avniel will be entitled to a gross monthly fee of NIS 55,485 plus value added tax (currently at 18%). Mr. Avniel’s service agreement is terminable by either party upon 90 days prior written notice, and contains customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. In addition, Mr. Avniel is entitled to certain bonus payments in connection with this offering.

Consulting Agreement with Dr. Yossef Av-Gay

We entered into a consulting agreement with Dr. Yossef Av-Gay, our Chief Scientific Officer, dated December 15, 2012, and amended on October 21, 2014. Under his agreement, Dr. Av-Gay will provide Chief Scientific Officer services on a part-time to full-time basis, as shall be agreed upon from time to time between us and Dr. Av-Gay. Pursuant to the agreement, Dr. Av-Gay is entitled to receive $7,500 per month. The initial term of the agreement is for two years, and may be renewed with the consent of both parties. The agreement is terminable by either party upon 120 days’ prior written notice, provided that Dr. Av-Gay is not entitled to terminate this agreement prior to the expiration of the initial term of 2 years. The agreement contains customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. In addition, Dr. Av-Gay is entitled to certain bonus payments in connection with this offering.

Employment Agreement with Ms. Racheli Vizman

We entered into an employment agreement, dated September 9, 2012, with our Chief Operation Officer, Ms. Racheli Vizman. This employment agreement was amended on May 30, 2013 April 8, 2014 and on July 12, 2015. Under the terms of her amended employment agreement, Ms. Vizman will be entitled to a gross monthly salary of NIS 37,000. In addition to an annual bonus in an amount equal to one (1) month’s salary, Ms. Vizman will be eligible to receive performance based bonuses pursuant to the achievement of certain milestones. In addition, Ms. Vizman receives under the agreement other benefits that are provided for by Israeli law or that are customary for senior executives in Israel, including the right to use a cellular phone and a leased Company car and related costs. Ms. Vizman is also entitled to company contributions equivalent to 6%, 2.5%, 8.33% and 7.5% of her gross monthly salary towards certain pension, disability insurance policy, severance compensation fund and study fund, respectively. Ms. Vizman also contributes 5.5% and 2.5% of her gross monthly salary towards her insurance policy and study fund, respectively. Ms. Vizman’s employment engagement is terminable by either party upon 90 days’ prior written notice and contains customary provisions regarding noncompetition and confidentiality of information.

We granted Ms. Vizman an aggregate of 724,719 options to purchase our ordinary shares at an exercise price of $0.287 per share, all of which shall become vested upon the consummation of this initial public offering. In addition, Ms. Vizman is entitled to certain bonus payments in connection with this offering. Indemnification Agreements

Our amended and restated articles of association permit us to exculpate, indemnify and insure each of our directors and office holders to the fullest extent permitted by the Israeli Companies Law and the Israeli Securities Law. We have also obtained Directors & Officers insurance for each of our officers and directors. For further information, see “Management—Exculpation, Insurance and Indemnification of Directors and Officers.”

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our ordinary shares as of August 1, 2015 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

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Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to ordinary shares. Ordinary shares issuable under share options or warrants that are exercisable within 60 days after August 1, 2015 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage of shares beneficially owned before this offering is based on 16,693,050 shares outstanding on August 1, 2015. The number of ordinary shares deemed outstanding after this offering includes the ordinary shares being offered for sale in this offering but assumes no exercise of the underwriters’ over-allotment option.

As of August 1, 2015, there were ten record holders of our ordinary shares. None of our shareholders has different voting rights from other shareholders. To the best of our knowledge, we are not owned or controlled, directly or indirectly, by another corporation or by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise noted below, each shareholder’s address is: c/o Advanced Inhalation Therapies (AIT) Ltd., 2 Derech Meir Weisgal, Rehovot, 7632605 Israel.

	No. of Shares Beneficially Owned Prior to this Offering	Percentage Owned Before this Offering	Percentage Owned After this Offering

Holders of more than 5% of our voting securities:
Mor Research Application Ltd.(1)	2,500,000	15.0%
David Greenberg	2,529,718	15.1%
Amir Avniel* (2)	3,523,556	20.4%
Rony and Ari Raved* (3)	3,951,866	21.9%
Enrique Derzavich (4)	1,706,138	9.7%
Yossef Av-Gay* (5)	3,056,143	18.1%
Directors and executive officers who are not 5% holders:
Ron Bentsur*	-	-
Pinchas Yizchak Ben-Elazar **	-	-
Ifat Tal*	-	-
Racheli Vizman* (6)	755,581	4.3%

All directors and executive officers as a group (7 persons)	13,816,865	70.4%

* Indicates directors or officers of the Company.

** Will resign from our board of directors immediately prior to the declaration of effectiveness of the registration statement of which this prospectus forms a part.

(1) Mor Research Application Ltd. is a wholly owned subsidiary of Clalit Health Services.

(2) Includes: (i) 322,413 ordinary shares issuable upon conversion of loans in the aggregate amount of approximately 200,000 bearing interest at the rate of 8% per annum, pursuant to convertible promissory notes issued by the Company; and (ii) options issuable upon the conversion of such notes to purchase 294,093 ordinary shares at an exercise price which equals $0.68 per share.

(3) Includes: (i) 816,928 ordinary shares issuable upon the exercise of a warrant, at an exercise price of $0.31 per share; (ii) 283,393 ordinary shares issuable upon conversion of loans in the aggregate amount of approximately $185,000 bearing interest at the rate of 8% per annum, pursuant to convertible promissory notes issued by the Company; and (iii) options issuable upon the conversion of such notes to purchase 272,036 ordinary shares at an exercise price which equals $0.68 per share.

(4) Includes: (i) 130,708 ordinary shares issuable upon the exercise of a warrant, at an exercise price of $0.31 per share; (ii) 390,885 ordinary shares issuable upon conversion of loans in the aggregate amount of approximately $250,000 bearing interest at the rate of 8% per annum, pursuant to convertible promissory notes issued by the Company; and (iii) options issuable upon the conversion of such notes to purchase 367,617 ordinary shares at an exercise price which equals $0.68 per share.

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(5) Includes: (i) 75,570 ordinary shares issuable upon conversion of loans in the aggregate amount of approximately $50,000 bearing interest at the rate of 8% per annum, pursuant to convertible promissory notes issued by the Company; and (ii) options issuable upon the conversion of such notes to purchase 73,523 ordinary shares at an exercise price which equals $0.68 per share.

(6) Includes: (i) 724,719 ordinary shares issuable upon the exercise of options that will become fully vested upon completion of this offering. The exercise price of these options is par value per share, and 424,719 of the options expire on October 10, 2023 and 300,000 of the options expire on July 23, 2025; (ii) 16,157 ordinary shares issuable upon conversion of loans in the aggregate amount of approximately $10,000 bearing interest at the rate of 8% per annum, pursuant to convertible promissory notes issued by the Company; and (iii) options issuable upon the conversion of such notes to purchase 14,705 ordinary shares at an exercise price which equals $0.68 per share.

Record Holders

As of August 1, 2015, there were 10 holders of record of our ordinary shares, of which one record holder, holding approximately 20% of our outstanding shares, had a registered addresses in the United States.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated articles of association which will be adopted immediately prior and subject to the consummation of this offering are summaries and do not purport to be complete.

General

Ordinary Shares

Immediately prior and subject to the consummation of this offering, effective upon the adoption of our amended and restated articles of association, our authorized share capital will consist of ordinary shares, par value NIS 0.01 per share, of which shares will be issued and outstanding.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. They are not redeemable and do not have any preemptive rights.

Warrants

As of August 1, 2015, we had the following warrants outstanding:

•	Warrants issued in the November 5, 2012, Share Purchase Agreement. In connection with the November 2012 Share Purchase Agreement, as further detailed below, on November 5, 2012 and on August 31, 2013, we issued to the investors warrants to purchase up to 1,633,855 and 130,708, respectively, of our series A preferred shares (which will be automatically converted on a one-for-one basis into ordinary shares immediately prior and subject to the closing of this offering) at an exercise price of $0.306 per share. On January 15, 2015, one of our investors exercised a warrant to purchase 816,927 of our series A preferred shares. The remaining warrants issued to investors will expire as follows: (i) warrants to purchase 65,354 of our series A preferred shares will expire prior to the closing of this offering and (ii) warrants to purchase 882,282 of our series A preferred shares will expire upon the earlier of (a) expiry of 24 months from the date of consummation of this offering and (b) consummation of the next equity financing, following this offering, by non-affiliated investors in an aggregate consideration of at least $1,000,000. We assume the warrants will be exercised for cash prior to their respective expiration dates.

•	Warrants issued to professional advisor. As consideration for certain professional services, on October 3, 2013, we issued to Landslide IP Group, LLC (Landslide) warrants to purchase up to 686,220 ordinary shares at an exercise price of $1.02 per share. On February 6, 2014, Landslide transferred warrants to purchase up to 196,062 ordinary shares to Botein & Company LLC and INF Pro Enterprises Inc. These warrants will expire upon the closing of this offering. We assume the warrants will be exercised for cash, or by cashless mechanism, prior to their expiration.

Options

As of August 1, 2015, we had the ability, pursuant to the 2013 Plan, to issue options to purchase up to 1,746,680 of our ordinary shares. As of August 1, 2015, options to purchase 1,713,311 ordinary shares were outstanding under the 2013 Plan at a weighted average exercise price of $0.42 per share. Of such outstanding options, options to purchase 721,869 of our ordinary shares, with a weighted average exercise price per share of $0.22, were vested as of August 1, 2015.

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On April 8, 2014, we issued to a third party consultant options to purchase up to 65,355 of our series A preferred shares (which will be automatically converted on a one-for-one basis into ordinary shares immediately prior and subject to the consummation of this offering) and up to 24,231 of our ordinary shares at an exercise price of par value per share, calculated as of August 1, 2015. The options will become vested pending certain milestones agreed between the Company and such consultant.

Convertible Promissory Notes

As of August 1, 2015, we issued convertible promissory notes in a total principal amount of $2,950,000. The principal amount of the convertible promissory notes, including interest accrued, will automatically convert into 4,633,254 ordinary shares immediately prior and subject to the closing of this offering, at a conversion rate of $0.680056 per share.

Under the terms of the convertible promissory notes, subject to completion of this offering holders of the convertible promissory notes will be issued options to purchase an aggregate of 4,337,878 ordinary shares at an exercise price of $0.680056 per share. The options will expire upon the earlier of two years from the date of the consummation of this offering, or upon an acquisition of substantially all of the assets or a majority of the voting securities of the Company.

Share History

The following is a summary of the history of our share capital since our inception.

Inception. Upon the Company’s inception, we issued 100 ordinary shares to one of our founders. In June 2012, we issued an aggregate of 300 ordinary shares pursuant to a founder’s agreement.

July 2012 Bonus Share issuance. In July 2012, we issued an aggregate of 9,999,600 ordinary shares, pursuant to a grant of bonus shares to holders of our ordinary shares at a rate of 1: 25,000.

August 2012 Issuance. On August 15, 2012, we issued an aggregate of 1,628,100 ordinary shares as consideration for services given upon our incorporation.

November 2012 Series A Share Purchase Agreement First Closing. On November 5, 2012, we closed the November 2012 Series A Share Purchase Agreement, pursuant to which we sold an aggregate of 2,450,783 of our series A preferred shares (which will be automatically converted on a one-for-one basis into ordinary shares immediately prior and subject to the closing of this offering) at a price of $ $0.31 per share and issued warrants to purchase up to an aggregate of 1,633,855 series A preferred shares with an exercise price of $0.31 per share. On January 15, one of our investors exercised a warrant to purchase 816,927 of our series A preferred shares. The remaining warrants will expire as follows: warrants to purchase 816,928 of our series A preferred shares will expire upon the earlier of (a) 24 months from the date of consummation of this offering and (b) consummation of the next equity financing, following this offering, by non-affiliated investors in an aggregate consideration of at least $1,000,000. We believe that the warrants will be exercised for cash prior to their respective expiration dates.

Consultant Series A Preferred Shares. In November 2012, we issued 78,425 series A preferred shares (which will be automatically converted on a one-for-one basis into ordinary shares immediately prior and subject to the closing of this offering) pursuant to the exercise of consultant options at an exercise price of par value per share.

Additional Closing to November 2012 Series A Share Purchase Agreement. On August 31, 2013, we closed an additional closing of the November 2012 Series A Share Purchase Agreement, pursuant to which we sold an aggregate of 1,021,159 series A preferred shares (which will be automatically converted on a one-for-one basis into ordinary shares immediately prior and subject to the closing of this offering) with an exercise price of $0.31 per share and issued warrants to purchase up to an aggregate of 130,708 series A preferred shares with an exercise price of $0.31 per share. These warrants will expire as follows: (i) warrants to purchase 65,534 of our series A preferred shares will expire prior to the closing of this offering and (ii) warrants to purchase 65,534 of our series A preferred shares will expire upon the earlier of (a) 24 months from the date of consummation of this offering and (b) consummation of the next equity financing, following this offering, by non-affiliated investors in an aggregate consideration of at least $1,000,000. We believe that the warrants will be exercised for cash prior to their respective expiration dates.

Consultant Series A Preferred Shares. In August 2013, we issued 32,677 series A preferred shares (which will be automatically converted on a one-for-one basis into ordinary shares immediately prior and subject to the closing of this offering) pursuant to the exercise of consultant options at an exercise price of par value per share.

Option Grants. On September 8, 2013 we granted options to employees and consultants under our 2013 Plan covering an aggregate of 609,997 ordinary shares, at a weighted average exercise price of $0.14 per share. Options to purchase 14,670 of these ordinary shares were subsequently forfeited.

Professional Advisor Warrants. On October 3, 2013, we issued warrants to purchase up to 686,220 ordinary shares to Landslide as consideration for professional services, at an exercise price of $1.02 per share. The warrants will expire prior to the closing of this initial public offering. On February 6, 2014, Landslide transferred warrants to purchase up to 196,062 ordinary shares to Botein & Company LLC and INF Pro Enterprises Inc. The warrants will expire upon the closing of this offering. We assume the warrants will be exercised for cash, or by cashless mechanism, prior to their expiration.

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Option Grants. On December 29, 2013, we granted options to employees and consultants under our 2013 Plan covering an aggregate of 43,184 ordinary shares, at a weighted average exercise price of $0.43 per share.

Option Grants. On April 8, 2014, we granted options to a consultant under our 2013 Plan covering an aggregate of 73,523 ordinary shares, at an exercise price of par value per share. In addition, we granted the consultant options to purchase 65,355 series A preferred shares (which will be automatically converted on a one-for-one basis into ordinary shares immediately prior and subject to the closing of this offering), issuable subject to the exercise of another investor’s warrants and options to purchase 24,132 ordinary shares, issuable subject to the conversion of a convertible note of another investor.

Additional Closing to November 2012 Series A Share Purchase Agreement. On April 24, 2014, we closed an additional closing of the November 2012 Series A Share Purchase Agreement, pursuant to which we sold an aggregate of 612,696 series A preferred shares (which will be automatically converted on a one-for-one basis into ordinary shares immediately prior and subject to the closing of this offering) with an exercise price of $0.31 per share.

Consultant Series A Preferred Shares . On April 24, 2014, we issued 19,606 series A preferred shares (which will be automatically converted on a one-for-one basis into ordinary shares immediately prior and subject to the closing of this offering) pursuant to the exercise of consultant options at an exercise price of par value per share.

Option Grants. In May 2014, we granted options to an officer of the Company under our 2013 Plan covering an aggregate of 103,913 ordinary shares, at an exercise price of $0.68 per share. During the third quarter of 2014, we granted additional 9,200 options to employees and 20,000 options to consultants.

2014 Convertible Promissory Notes. Since December 2013 and as of August 1, 2015, we issued convertible promissory notes in a total principal amount of $2,950,000. The principal amount under the convertible promissory notes, including interest accrued, will automatically convert into 4,633,254 ordinary shares immediately prior to the closing of this initial public offering, at a conversion rate of $0.680056 per share. Under the terms of the convertible promissory notes, upon the consummation of this offering, the holders of such convertible promissory notes will receive options to purchase an aggregate of 4,337,878 ordinary shares at an exercise price of $0.680056 per share.

2015 Warrant Exercise. On January 15, 2015, we issued 816,927 series A preferred shares (which will be automatically converted on a one-for-one basis into ordinary shares immediately prior and subject to the closing of this offering) at an exercise price of $0.31 per share, pursuant to the exercise of a warrant.

Option Grants. On March 1, 2015, we granted options to a consultant of the Company under our 2013 Plan covering an aggregate of 463,876 ordinary shares, at an exercise price of $0.68 per share.

Option Grants. On June 8, 2015, we granted options to an employee of the Company under our 2013 Plan covering an aggregate of 18,978 ordinary shares, at an exercise price of $0.68 per share.

Option Grants. On July 1, 2015, we granted options to an employee of the Company under our 2013 Plan covering an aggregate of 300,000 ordinary shares, at an exercise price of $0.68 per share.

Consultant Series A Preferred Shares. On August 1, 2015, we issued 32,677 series A preferred shares (which will be automatically converted on a one-for-one basis into ordinary shares immediately prior and subject to the closing of this offering) pursuant to the exercise of consultant options at an exercise price of par value per share.

Options Grants. On August 8, 2015, we granted options to a consultant of the Company under our 2013 Plan covering an aggregate of 100,000 ordinary shares, at an exercise price of $0.68 per share.

Voting Rights

Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting.

Registration Rights

We have agreed to register 686,220 of our ordinary shares issuable upon exercise of a warrant issued to a service provider in the event that we file a registration statement with the Securities and Exchange Commission covering the sale of our ordinary shares (other than a registration statement on Form S-4, S-8 or any successor forms thereto or similar form). We intend to get a waiver from the holder of such warrant that such holder has waived this right with respect to this registration statement.

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Transfer of Shares

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except under certain circumstances for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights in the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors in accordance with Israeli Companies Law which are described under “Management—Board Practices—External Directors.”

Our directors hold office for their scheduled term unless they are removed from office upon the occurrence of certain events, in accordance with the Israeli Companies Law and our amended and restated articles of association. In addition, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on the board of directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances and may be removed from office pursuant to the terms of the Israeli Companies Law. See “Management—Board Practices—External Directors.”

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the Company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, as such are defined in the Israeli Companies Law, according to our then last reviewed or audited financial reports, provided that the date of the financial reports is not more than six months prior to the date of distribution, or we may distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to pay a dividend if our board of directors or the court, as applicable, determined that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except under certain circumstances for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% of our outstanding issued shares and 1% of our outstanding voting power or (b) 5% of our outstanding voting power. This is different from the Delaware General Corporation Law, or the DGCL, which allows such right of shareholders to be denied by a provision in a company’s certificate of incorporation as opposed to the Israeli law with respect to publicly traded companies.

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Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may generally be between four and 40 days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

•	amendments to our amended and restated articles of association;
•	the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;
•	appointment or termination of our auditors;
•	appointment of external directors;
•	approval of acts and transactions involving related parties, as defined by the Israeli Companies Law;
•	increases or reductions of our authorized share capital; and
•	a merger.

The Israeli Companies Law and our amended and restated articles of association require that a notice of any annual general meeting or special shareholders meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes matters upon which shareholders may vote by means of a voting deed, including the appointment or removal of directors, the approval of a compensation policy with respect to office holders, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law and our amended and restated articles of association, shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum Requirements

The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least one-third of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time/date if so specified in the summons or notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy shall constitute a lawful quorum.

Vote Requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our amended and restated articles of association. Under the Israeli Companies Law certain actions require a special majority, which may include (i) appointing external directors, requiring the approval of certain transactions described above under “Management—Board Practices—External Directors,” (ii) approving an extraordinary transaction with a controlling shareholder and the terms of employment or other engagement of the controlling shareholder of the Company or such controlling shareholder’s relative (even if not extraordinary), requiring the approval described above under “Approval of Related Party Transactions under Israeli Law—Disclosure of Personal Interests of Controlling Shareholders,” (iii) approving executive officers’ compensation inconsistent with our office holder compensation policy, compensation of our chief executive officer or the compensation of an executive officer who is also the controlling shareholder of our company (including an affiliate thereof), all of which require the special majority approval described above under “Management—NASDAQ Listing Rules and Home Country Practices—Compensation of officers,” (iv) approving the authorization of the chairman of the board or a relative thereof to assume the role or responsibilities of the chief executive officer, or the authorization of the chief executive officer or a relative thereof to assume the role or responsibilities of the chairman of the board, for periods of no longer than three years each and subject to receipt of the approval of a majority of the shares voting on the matter, providing that either (1) included in such majority are at least two-thirds of the shares of shareholders who are non-controlling parties and do not have a personal interest in the said resolution (excluding for such purpose any abstentions) or (2) the total number of shares of shareholders specified in clause (3) who voted against the resolution does not exceed 2% of the voting rights in the company and (v) approving mergers, certain private placements that will increase certain types of shareholders’ relative holdings in the company or certain special tender offers or forced bring along share purchase transactions, all of which require the approval described below under “Acquisitions under Israeli Law.”

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Under our amended and restated articles of association, the alteration of the rights, privileges, preferences or obligations of any class of our share capital requires a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting.

Further exceptions to the simple majority vote requirement are a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the Company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of the majority of the shareholders in each class of shareholders present at the meeting and who are together the holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Israeli law provides that a shareholder of a public company may vote in a meeting and in a class meeting by means of a voting deed in which the shareholder indicates how he or she votes on resolutions relating to the following matters:

•	appointment or removal of directors;
•	approval of transactions with office holders or interested or related parties;
•	approval of a merger;
•	authorization of the chairman of the board or a relative thereof to assume the role or responsibilities of our chief executive officer, and authorization of our chief executive officer or a relative thereof to assume the role or responsibilities of the chairman of the board;
•	approval of an arrangement or reorganization of the Company pursuant to Section 350 of the Israeli Companies Law;
•	approval of the compensation policy with respect to the terms of office and employment of office holders; and
•	other matters in respect of which there is a provision in the articles of association providing that decisions of the general meeting may also be passed by voting deed or which may be prescribed by Israel’s Minister of Justice.

The provision allowing the vote by voting deed does not apply if, to the best knowledge of the Company at the time of calling the general shareholders meeting, a controlling shareholder will hold on the record date for such shareholders meeting, voting power sufficient to determine the outcome of the vote.

The Israeli Companies Law provides that a shareholder, in exercising his or her rights and performing his or her obligations toward the Company and its other shareholders, including voting at general meetings, must act in good faith and in a customary manner and avoid abusing his or her power. See “Approval of Related Party Transactions under Israeli Law—Shareholder Duties” above for further detail.

Access to Corporate Records

Under the Israeli Companies Law and our amended and restated articles of association, shareholders are provided access to the following corporate records: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may submit a reasoned request to be provided with any document related to an action or transaction requiring shareholder approval under the approval of related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been submitted in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

The rights attached to any class of shares, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority (or a special majority, as may be applicable to the particular matter) of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company and who could as a result hold over 90% of the target company’s issued and outstanding share capital or voting rights is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who could as a result hold over 90% of the issued and outstanding share capital or voting rights of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital and voting rights of the company or of the applicable class, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved it, which condition shall not apply if, following consummation of the tender offer, the acquirer would hold at least 98% of all of the company’s outstanding shares and voting rights (or shares and voting rights of the relevant class)). However, shareholders may, at any time within six months following the completion of the tender offer, petition the court to alter the consideration for the acquisition. Even shareholders who indicated their acceptance of the tender offer may so petition the court, unless the acquirer stipulated that a shareholder that accepts the offer may not seek appraisal rights. If the shareholders who did not accept the tender offer hold 5% or more of the issued and outstanding share capital or voting rights of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or voting rights or 90% of the shares or voting rights of the applicable class, from shareholders who accepted the tender offer.

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Special Tender Offer

The Israeli Companies Law provides that an acquisition of a control block of shares in a public Israeli company must be made by means of a special tender offer if as a result of the transaction the shareholder could become a holder of 25% or more of the voting rights in the company, unless one of the exemptions in the Israeli Companies Law (as described below) is met. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser could become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, unless one of the exemptions in the Israeli Companies Law is met. Such exemptions include (a) acquisition of shares issued in the course of a private placement approved by the general meeting of the company as a private placement intended to provide purchaser with holdings of 25% or more of the voting rights in the company, if there is no other shareholder of the company who holds more than 25% of the voting rights in the company, or as a private placement intended to provide purchaser with holdings of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, (b) acquisition of shares from a holder of 25% or more of the voting rights in the company following which purchaser shall hold 25% or more of the voting rights in the company or (c) acquisition of shares from a holder of 45% or more of the voting rights in the company following which purchaser shall hold 45% or more of the voting rights in the company.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (disregarding holders who control the offeror and who have a personal interest in the acceptance of the offer or the holder of 25% or more of the voting rights of the company, any of their relatives or corporations controlled by any of the above).

If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under the DGCL there are no provisions relating to mandatory tender offers.

Merger

The Israeli Companies Law permits merger transactions between Israeli companies if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting called with at least 35 days’ prior notice.

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For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the shareholders meeting (disregarding abstentions) that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger, or anyone on such parties’ behalf, including relatives of such parties and corporations controlled them, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders (as described above in this prospectus under “Management—NASDAQ Listing Rules and Home Country Practices—Shareholder approval”).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders of the company that have petitioned the court to approve the merger.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-takeover Measures under Israeli Law

The Israeli Companies Law allow us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights, distributions or other matters and shares having preemptive rights. As of the closing of this offering, no preferred shares will be authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law as described above in “—Voting Rights.”

As an Israeli company we are not subject to the provisions of Section 203 of the DGCL, which in general prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

Borrowing Powers

Pursuant to the Israeli Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders or other corporate bodies, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits and, in certain circumstances, an issuance of shares for less than their nominal value, require the approval of both our board of directors and an Israeli court.

Transfer Agent

Our transfer agent and registrar for our ordinary shares will be Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, no public market existed for our ordinary shares. Sales of substantial amounts of our ordinary shares following this offering, or the perception that these sales could occur, could adversely affect prevailing market prices of our ordinary shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming that the underwriters do not exercise their over-allotment option with respect to this offering and assuming no exercise of options outstanding following the offering, we will have an aggregate of                 ordinary shares outstanding upon completion of this offering. Of these shares, the ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below.

The remaining ordinary shares will be held by our existing shareholders. Because substantially all of these shares were sold outside the United States to persons residing outside the United States at the time, they also will be freely tradable without restriction or further registration, except that shares held by affiliates must be sold under Rule 144, and except for the lock-up restrictions described below. Further, substantially all of our outstanding shares are subject to the lock-up agreements.

Lock-up agreements

We, all of our directors and executive officers and holders of 1% or more of our outstanding ordinary shares have signed lock-up agreements pursuant to which, subject to certain exceptions, they have agreed not to sell or otherwise dispose of their ordinary shares or any securities convertible into or exchangeable for ordinary shares for a period of 180 days after the date of this prospectus without the prior written consent of the underwriter. In addition, certain holders of options to purchase our shares have entered into similar lock-up agreements.

Rule 144

In general, under Rule 144, beginning 90 days after the date of this prospectus, any person who is not our affiliate and has held their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available.

Beginning 90 days after the date of this prospectus, a person who is our affiliate or who was our affiliate at any time during the preceding three months and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of shares within any three-month period that does not exceed the greater of:

•	1% of the number of ordinary shares then outstanding, which will equal shares; or

•	the average weekly trading volume of our ordinary shares on the NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

If an affiliate acquires “restricted securities,” those securities will also be subject to holding period requirements.

Upon expiration of the 180-day lock-up period described above, substantially all of our outstanding ordinary shares will either be unrestricted or will be eligible for sale under Rule 144. We cannot estimate the number of our ordinary shares that our existing stockholders will elect to sell.

Form S-8 Registration Statements

Following the completion of this offering, we intend to file one or more registration statements on Form S-8 under the Securities Act to register up the ordinary shares issued or reserved for issuance under our 2013 Plan. The registration statement on Form S-8 will become effective automatically upon filing. Ordinary shares issued to individuals upon exercise of a share option and registered under the Form S-8 registration statement will, subject to vesting and lock-up provisions and Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market immediately unless they are subject to the 180-day lock-up or, if subject to the lock-up, immediately after the 180-day lock-up period expires.

Registration Rights

We have agreed to register 686,220 of our ordinary shares issuable upon exercise of a warrant issued to a service provider in the event that we file a registration statement with the Securities and Exchange Commission covering the sale of our ordinary shares (other than a registration statement on Form S-4, S-8 or any successor forms thereto or similar form). We intend to get a waiver from the holder of such warrant that such holder has waived this right with respect to this registration statement.

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TAXATION

The following summarizes the material Israeli and U.S. federal income tax consequences related to this offering. This description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any other jurisdiction.

ISRAELI TAX CONSIDERATIONS

The following is a summary of the material Israeli income tax laws applicable to us. This section also contains a discussion of material Israeli income tax consequences concerning the ownership and disposition of our ordinary shares. This summary does not discuss all the aspects of Israeli income tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of this kind of investor include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. This summary is based on laws and regulations in effect as of the date of this prospectus and does not take into account possible future amendments which may be under consideration.

General corporate tax structure in Israel

Israeli resident companies, such as the Company, are generally subject to corporate tax at the rate of 26.5% as of 2014.

Capital gains derived by an Israeli resident company are generally subject to tax at the same rate as the corporate tax rate. Under Israeli tax legislation, a corporation will be considered as an “Israeli Resident” if it meets one of the following: (a) it was incorporated in Israel; or (b) the control and management of its business are exercised in Israel.

Taxation of our Israeli individual shareholders on receipt of dividends

Israeli residents who are individuals are generally subject to Israeli income tax for dividends paid on our ordinary shares (other than bonus shares or share dividends) at a rate of 25% or 30% if the recipient of such dividend is a “substantial shareholder” (as defined below) at the time of distribution or at any time during the preceding 12-month period.

As of January 1, 2013, an additional income tax at a rate of 2% is imposed on high earners whose annual income or gain exceeds NIS 811,560.

A “substantial shareholder” is generally a person who alone, or together with his relative or another person who collaborates with him on a regular basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an officer, receive assets upon liquidation or instruct someone who holds any of the aforesaid rights regarding the manner in which he or she is to exercise such right(s), and all regardless of the source of such right.

The term “Israeli Resident” is generally defined under Israeli tax legislation with respect to individuals as a person whose center of life is in Israel. The Israeli Tax Ordinance New Version, 1961 provides that in order to determine the center of life of an individual, account will be taken of the individual’s family, economic and social connections, including: (a) place of permanent home; (b) place of residential dwelling of the individual and the individual’s immediate family; (c) place of the individual’s regular or permanent occupation or the place of his permanent employment; (d) place of the individual’s active and substantial economic interests; and (e) place of the individual’s activities in organizations, associations and other institutions. The center of life of an individual will be presumed to be in Israel if: (a) the individual was present in Israel for 183 days or more in the tax year; or (b) the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual’s presence in Israel in that tax year and the two previous tax years is 425 days or more. The presumption in this paragraph may be rebutted either by the individual or by the assessing officer.

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Taxation of Israeli resident corporations on receipt of dividends

Israeli resident corporations are generally exempt from Israeli corporate income tax with respect to dividends paid on our ordinary shares as long as the profits from which the dividends were distributed were derived in Israel.

Capital gains taxes applicable to Israeli resident shareholders

The income tax rate applicable to Real Capital Gain derived by an Israeli individual from the sale of shares which had been purchased after January 1, 2012, whether listed on a stock exchange or not, is 25%. However, if such shareholder is considered a “substantial shareholder” (as defined above) at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%. As of January 1, 2013, an additional tax at a rate of 2% is imposed on high earners whose annual income or gains exceed NIS 811,560.

Moreover, capital gains derived by a shareholder who is a dealer or trader in securities, or to whom such income is otherwise taxable as ordinary business income, are taxed in Israel at ordinary income rates (26.5% as of 2014 for corporations and up to 50% for individuals).

Taxation of Non-Israeli shareholders on receipt of dividends

Non-Israeli residents are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25% (or 30% for individuals, if such person is a “substantial shareholder” at the time receiving the dividend or on any date in the 12 months preceding such date), which tax will be withheld at source, unless a lower tax rate is provided in a tax treaty between Israel and the shareholder’s country of residence.

For example, under the Convention Between the Government of the United States of America and the Government of the State of Israel with Respect to Taxes on Income, as amended (U.S.-Israeli Tax Treaty), Israeli withholding tax on dividends paid to a U.S. resident for treaty purposes may not, in general, exceed 25%, or 15% in the case of dividends paid out of the profits of a Benefited Enterprise, subject to certain conditions. Where the recipient is a U.S. corporation owning 10% or more of the voting shares of the paying corporation during the part of the paying corporation’s taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any) and the dividend is not paid from the profits of a Benefited Enterprise, the Israeli tax withheld may not exceed 12.5%, subject to certain conditions.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the duty to file returns in Israel in respect of such income; provided such income was not derived from a business conducted in Israel by the taxpayer, and the taxpayer has no other taxable sources of income in Israel.

Capital gains income taxes applicable to non-Israeli shareholders.

Non-Israeli resident shareholders are generally exempt from Israeli capital gains tax on any gains derived from the sale, exchange or disposition of our ordinary shares, provided that such gains were not derived from a permanent establishment or business activity of such shareholders in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemptions if an Israeli resident (i) has a controlling interest of more than 25% in such non-Israeli corporation or (ii) is the beneficiary of or is entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

However, in such a case the sale of securities may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the US-Israel Income Tax Treaty, the sale, exchange or disposition of our ordinary shares by a shareholder who is a U.S. resident (for purposes of the U.S.-Israel Tax Treaty) holding the ordinary shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S.-Israel Tax Treaty (Treaty U.S. Resident) is generally exempt from Israeli capital gains tax unless (i) such Treaty U.S. Resident is an individual and was present in Israel for more than 183 days during the relevant taxable year; (ii) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of our voting power during any part of the 12 month period preceding such sale, exchange or disposition, subject to certain conditions; or (iii) the capital gains arising from such sale, exchange or disposition are attributable to a permanent establishment of the Treaty U.S. Resident located in Israel. In any such case, the sale, exchange or disposition of ordinary shares would be subject to Israeli tax, to the extent applicable.

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Regardless of whether shareholders may be liable for Israeli income tax on the sale of our ordinary shares, the payment of the consideration may be subject to withholding of Israeli tax at the source. Accordingly, shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale.

Estate and gift tax

Israeli law presently does not impose estate or gift taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR ISRAELI TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

U.S. FEDERAL INCOME TAXATION

General

The following are the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares covered by this prospectus.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our ordinary shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A beneficial owner of our ordinary shares that is described above is referred to herein as a “U.S. Holder.” If a beneficial owner of our ordinary shares is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Code, its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase our ordinary shares pursuant to this offering and own and hold the ordinary shares as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;

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•	real estate investment trusts;
•	certain expatriates or former long term residents of the United States;
•	persons that actually or constructively own 5% or more of our voting shares;
•	persons that acquired the ordinary shares pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;
•	persons that hold the ordinary shares as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;
•	persons whose functional currency is not the U.S. dollar;
•	passive foreign investment companies; or
•	controlled foreign corporations.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our ordinary shares. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) to a holder in respect of our ordinary shares and any consideration received (or deemed received) by a holder in connection with the sale or other disposition of our ordinary shares will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS, or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

EACH PROSPECTIVE INVESTOR IN OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Taxation of Cash Distributions

Subject to the “Passive Foreign Investment Company Rules” discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid in respect of our ordinary shares. A cash distribution on our ordinary shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividend generally will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The portion of such cash distribution, if any, in excess of such earnings and profits will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the ordinary shares. Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such ordinary shares.

With respect to non-corporate U.S. Holders, any such cash dividends may be subject to U.S. federal income tax at the lower applicable regular long term capital gains tax rate (see “―Taxation on the Disposition of Ordinary Shares” below) provided that (a) the ordinary shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of the U.S.-Israeli Tax Treaty, (b) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year and (c) certain holding period requirements are met. Therefore, if our ordinary shares are not readily tradable on an established securities market, and we are not eligible for the benefits of the U.S.-Israel Tax Treaty, then cash dividends paid by us to non-corporate U.S. Holders will not be subject to U.S. federal income tax at the lower regular long term capital gains tax rate. Under published IRS authority, shares are considered for purposes of clause (a) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the NASDAQ Capital Market. Although we intend to apply to have our ordinary shares listed and traded on the NASDAQ Capital Market, we cannot guarantee that our application will be approved or, if approved, that our ordinary shares will continue to be listed and traded on the NASDAQ Capital Market. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

If an Israeli income tax applies to cash dividends paid to a U.S. Holder on our ordinary shares, as discussed in “Taxation—Israeli Tax Considerations” above, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such Israeli tax applies to any such dividends, a U.S. Holder may be entitled to certain benefits under the U.S.-Israeli Tax Treaty, if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-Israeli Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such Israeli tax and their eligibility for the benefits of the U.S.-Israeli Tax Treaty.

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Taxation on the Disposition of Ordinary Shares

Upon a sale or other taxable disposition of our ordinary shares, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 20%. Capital gain or loss will constitute long term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares exceeds one year. The deductibility of capital losses is subject to various limitations.

If an Israeli income tax applies to any gain from the disposition of our ordinary shares by a U.S. Holder, as discussed in “Taxation—Israeli Tax Considerations” above, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such Israeli tax applies to any such gain, a U.S. Holder may be entitled to certain benefits under the U.S.-Israeli Tax Treaty, if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-Israeli Tax Treaty.

U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such Israeli tax and their eligibility for the benefits of the U.S.-Israeli Tax Treaty.

Additional Taxes

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, without limitation, dividends on, and gains from the sale or other taxable disposition of, our ordinary shares, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our ordinary shares.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if either (a) at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (b) at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the anticipated composition (and estimated values) of our assets and the nature of our expected income and operations, we do not expect to be treated as a PFIC for our current taxable year. Nevertheless, because this determination is made annually after the close of each taxable year, because we expect to hold following this offering a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of our ordinary shares, which may fluctuate after this offering and may fluctuate considerably given that market prices of emerging biopharmaceutical companies, such as us, historically often have been volatile, it is difficult to predict whether we will be a PFIC in any taxable year. Even if we determine that we are not a PFIC after the close of our taxable year, there can be no assurance that the IRS will agree with our conclusion. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of the ordinary shares, and the U.S. Holder did not make either a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) the ordinary shares, a QEF election along with a purging election or a mark-to-market election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares; and
•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

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Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;
•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we qualified as a PFIC will be taxed as ordinary income;
•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to the ordinary shares by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of our net capital gains (as long term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. However, a U.S. Holder may make a QEF election only if we agree to provide certain tax information to such holder annually. At this time, we do not intend to provide U.S. Holders with such information as may be required to make a QEF election effective.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns ordinary shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such ordinary shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) the ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above with respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that we are a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted tax basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income.

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The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NASDAQ Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply to have our ordinary shares listed and traded on the NASDAQ Capital Market, we cannot guarantee that our application will be approved or, if approved, that our ordinary shares will continue to be listed and traded on the NASDAQ Capital Market. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, a U.S. Holder of our ordinary shares generally should be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder were otherwise deemed to have disposed of an interest in, the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such a lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) ordinary shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares under their particular circumstances.

Non-U.S. Holders

Cash dividends paid or deemed paid to a Non-U.S. Holder with respect to our ordinary shares generally will not be subject to U.S. federal income tax unless such dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of the ordinary shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Cash dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates as applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to cash distributions made on our ordinary shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of the ordinary shares by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its ordinary shares and adjustments to that tax basis and whether any gain or loss with respect to such ordinary shares is long term or short term also may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our ordinary shares.

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Moreover, backup withholding of U.S. federal income tax at a rate of 28% generally will apply to cash dividends paid on the ordinary shares to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of the ordinary shares by a U.S. Holder (other than an exempt recipient), in each case who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated , 2015 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of ordinary shares listed next to its name in the following table:

Name of Underwriter	Number of Shares
Aegis Capital Corp.

The underwriters are committed to purchase all the ordinary shares offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of             additional shares (15% of the shares sold in this offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $         and the total net proceeds, before expenses, to us will be $       .

Discounts and Commissions

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option

Total
	Per Share	Without Over- Allotment	With Over- Allotment
Public offering price	$
Underwriting discount (7%)	$
Non-accountable expense allowance (.5%) (1)	$
Proceeds, before expenses, to us	$

(1) The expense allowance of .5% is not payable with respect to the shares sold upon exercise of the underwriters’ over-allotment option.

The underwriters propose to offer the shares offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $       per share. If all of the shares offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a further supplement to this prospectus supplement.

We have paid an expense deposit of $25,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, the $25,000 out-of-pocket expense deposit paid to the representative will be returned to the extent such expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

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We have also agreed to pay the underwriters’ expenses relating to the offering, including (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $5,000 per individual and $15,000 in the aggregate; (b) all fees incurred in clearing this offering with FINRA; (c) all fees, expenses and disbursements relating to registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the representative; (d) all fees, expenses and disbursements relating to registration, qualification or exemption of securities offered under the “blue sky” securities laws of such states and jurisdictions designated by the representative (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel; (e) the $29,500 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the offering, (f) the fees and expenses of the underwriters’ legal counsel not to exceed $75,000; (g) upon successfully completing this offering, up to $20,000 of the representative’s actual accountable road show expenses for the offering and (h) the costs associated with bound volumes of the public offering materials as well as commemorative tombstones.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and expense reimbursement, will be approximately $       .

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our named executive officers and directors, and all of our shareholders have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period of six months days from the closing of the offering.

The lock-up period described in the preceding paragraphs will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release, unless the representative waives this extension in writing.

Representative’s Warrants

We have agreed to issue to the representative warrants, or the Representative’s Warrants, to purchase up to a total of          ordinary shares (5% of the ordinary shares sold in this offering). The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering, at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights for the ordinary shares underlying the warrants, including a one-time demand registration rights and unlimited piggyback registration rights. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

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Right of First Refusal

Until twelve (12) months from the closing of the offering, the representative shall have a right of first refusal to act as lead investment banker, lead book-runner and/or lead placement agent, at the representative sole discretion, for all future public and private equity and debt offerings for the Company, on terms customary to the representative. The representative shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering (not to be unreasonably withheld) and the economic terms of any such participation. The representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our ordinary shares on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

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Other Relationships

Except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

This prospectus is not and under no circumstances is to be construed as a prospectus, advertisement or a public offering of the ordinary shares under Canadian securities laws. The ordinary shares offered hereunder have not been and will not be qualified by a prospectus for the offer or sale to the public in Canada under applicable Canadian securities laws. No securities commission or similar regulatory authority in Canada has reviewed this prospectus or in any way passed upon the merits of the securities offered hereunder and any representation to the contrary is an offence.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the ordinary shares under this prospectus is only made to persons to whom it is lawful to offer the ordinary shares without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the ordinary shares sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the ordinary shares, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The ordinary shares may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area - Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of ordinary shares will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of ordinary shares has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

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(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of Boxlight Corporation or any underwriter for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for the publication by Boxlight Corporation of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq . of the General Regulation of the French Autorité des marchés financiers (“AMF”). The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the ordinary shares have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the ordinary shares cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The ordinary shares have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The ordinary shares offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or ISA, nor have such ordinary shares been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the ordinary shares being offered. Any resale in Israel, directly or indirectly, to the public of the ordinary shares offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

113

Italy

The offering of the ordinary shares in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa , “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the ordinary shares may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•

to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified

Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the ordinary shares or distribution of any offer document relating to the ordinary shares in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the ordinary shares in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such ordinary shares being declared null and void and in the liability of the entity transferring the ordinary shares for any damages suffered by the investors.

Japan

The ordinary shares have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires ordinary shares may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of ordinary shares is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the ordinary shares have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of ordinary shares in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the ordinary shares be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of ordinary shares in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

114

Switzerland

The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the ordinary shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the ordinary shares have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has Boxlight Corporation received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the ordinary shares within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the ordinary shares, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by Boxlight Corporation.

No offer or invitation to subscribe for ordinary shares is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the ordinary shares. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the ordinary shares may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the ordinary shares has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to Boxlight Corporation.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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EXPENSES RELATED TO THE OFFERING

We estimate that the total expenses of this offering payable by us, excluding the underwriting discounts and commissions and expenses, will be approximately $                 as follows:

SEC filing fee		$4,209.35
FINRA filing fee		$5,000
Transfer agent fees and expenses		*
Printer fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

* To be completed by amendment

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Zysman, Aharoni, Gayer & Co., Tel Aviv, Israel. Certain legal matters related to the offering will be passed upon for the underwriters by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements of Advanced Inhalation Therapies (AIT) Ltd. for its fiscal years ended December 31, 2014 and December 31, 2013 included herein have been audited by Kost Forer Gabbay & Kasierer (a Member of EY Global), independent registered public accounting firm, as set forth in their report thereon, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1(b) to the consolidated financial statements included herein. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer (a Member of EY Global) is 3 Aminadav St., Tel-Aviv, Israel 67067.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Zysman, Aharoni, Gayer & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

116

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

•	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;
•	the judgment is final and is not subject to any right of appeal;
•	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;
•	the judgment was not obtained by fraud and do not conflict with any other valid judgments in the same matter between the same parties;
•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and
•	the judgment is enforceable according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our ordinary shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements will file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We expect to maintain a corporate website at www.ait-pharm.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus, and we have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

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ADVANCED INHALATION THERAPIES (AIT) LTD

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014

U.S. DOLLARS IN THOUSANDS

- - - - - - - - - - - - - -

F - 1

Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 6706703, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

ADVANCED INHALATION THERAPIES (AIT) LTD

We have audited the accompanying balance sheets of Advanced Inhalation Therapies (AIT) Ltd. and its subsidiary ("the Company") as of December 31, 2014 and 2013, and the related statements of comprehensive loss, changes in shareholders' deficiency and cash flows for the years ended December 31, 2014 and 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2014 and 2013 and the consolidated results of its operations and its cash flows for each of the years ended December 31, 2014 and 2013, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1c to the financial statements, the Company has incurred losses in the amount of $4,622 thousand during the year ended December 31, 2014, and has an accumulated deficit of $6,371 as of December 31, 2014. Its ability to continue to operate is dependent upon obtaining additional financial support. These conditions, among other matters described in Note 1c, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
August 24, 2015	A Member of EY Global

F - 2

ADVANCED INHALATION THERAPIES (AIT) LTD.

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	December 31,
	2014	2013

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$161	$23
Restricted bank deposits	12	13
Receivables and prepaid expenses	46	40

Total current assets	219	76

LONG-TERM ASSETS:

Long-term lease deposit	3	3
Property and equipment, net	112	114

Total long-term assets	115	117

TOTAL ASSETS	$334	$193

The accompanying notes are an integral part of the financial statements.

F - 3

ADVANCED INHALATION THERAPIES (AIT) LTD.

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, (except share and per share data)

	December 31,
	2014	2013

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Trade payables	$114	$67
Other accounts payable	344	336
Loans from a related party	28	9

Total current liabilities	486	412

LONG TERM LIABILITIES:
Convertible notes	568	13
Warrants to Preferred A Shares	2,721	588

Total long term liabilities	3,289	601

TOTAL LIABILITIES	3,775	1,013

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIENCY:

Ordinary shares of NIS 0.01 par value - 93,954,736 shares authorized at December 31, 2014 and 2013 11,628,100 issued and outstanding shares at December 31, 2014 and 2013	29	29
Preferred A shares of NIS 0.01 par value – 6,045,264 shares authorized at December 31, 2014 and 2013 4,215,346 and 3,583,044 issued and outstanding shares at December 31, 2014 and 2013, respectively Liquidation preference of Preferred shares at December 31, 2014 amounted to $ 1,475	11	9
Additional paid- in capital	2,890	891
Deficit accumulated	(6,371)	(1,749)

Total shareholders' deficiency	(3,441)	(820)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY	$334	$193

The accompanying notes are an integral part of the financial statements.

F - 4

ADVANCED INHALATION THERAPIES (AIT) LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands, (except share and per share data)

	December 31,
	2014	2013

Research and development expenses	$1,167	$898

General and administrative expenses	989	486

Operating loss	2,156	1,384

Financial expense (income), net	411	(7)
Revaluation of warrants to Preferred A Shares	2,055	197

Net comprehensive loss	$4,622	$1,574

Net basic and diluted loss per share	(0.41)	(0.14)

Weighted average number of Ordinary shares used in computing basic and diluted net loss per share	11,628,100	11,628,100

The accompanying notes are an integral part of the financial statements.

F - 5

ADVANCED INHALATION THERAPIES (AIT) LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIENCY

U.S. dollars in thousands, except share data

	Ordinary shares		Preferred A shares		Additional paid-in	Deficit	Total shareholders'
	Number	Amount	Number	Amount	capital	accumulated	deficiency

Balance as of December 31, 2012	11,628,100	29	2,529,208	6	380	(175)	240

Issuance of Series A Preferred Shares, net ($0.306 per share)	-	-	1,053,836	3	259	-	262
Share based compensation related to options granted to consultants and employees	-	-	-	-	215	-	215
Beneficial conversion feature in respect to convertible note	-	-	-	-	37	-	37
Net loss	-	-	-	-	-	(1,574)	(1,574)

Balance as of December 31, 2013	11,628,100	29	3,583,044	9	891	(1,749)	(820)

Issuance of Series A Preferred Shares, net ($0.306 per share)	-	-	632,302	2	107	-	109
Share based compensation related to options granted to consultants and employees	-	-	-	-	241	-	241
Beneficial conversion feature in respect to convertible note	-	-	-	-	1,651	-	1,651
Net loss	-	-	-	-	-	(4,622)	(4,622)

Balance as of December 31, 2014	11,628,100	$29	4,215,346	$11	$2,890	$(6,371)	$(3,441)

The accompanying notes are an integral part of the financial statements.

F - 6

ADVANCED INHALATION THERAPIES (AIT) LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2014	2013
Cash flows from operating activities

Net loss	$(4,622)	$(1,574)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	20	15
Stock based compensation	241	215
Increase in receivables and prepaid expenses	(6)	(20)
Increase in trade payables	47	57
Increase in other accounts payable	8	305
Interest on convertible note and related parties loans	91	1
Revaluation of restricted bank deposits	1	-
Amortization of beneficial conversion feature in convertible loan	290	-
Exchange rate of convertible loan and related parties loans	(8)	-
Revaluation of warrants to Preferred A Shares	2,055	197

Net cash used in operating activities	(1,883)	(804)

Cash flows from investing activities

Purchase of property and equipment	(18)	(73)
Investment in bank deposits	-	374
Increase in long – term lease deposits	-	(3)

Net cash provided by (used in) investing activities	(18)	298

Cash flows from financing activities

Loan from related party	22	-
Proceeds from convertible note	1,830	50
Proceeds from issuance of Preferred A Shares and warrants to Preferred A Shares, net	187	312

Net cash provided by financing activities	2,039	362

Increase (decrease) in cash and cash equivalents	138	(144)
Cash and cash equivalents at the beginning of the period	23	167

Cash and cash equivalents at the end of the period	$161	$23

The accompanying notes are an integral part of the financial statements.

F - 7

NOTE 1:-	GENERAL

a.	Advanced Inhalation Therapies (AIT) Ltd. (the "Company") was incorporated in Israel on May 1, 2011 and commenced its operation in May, 2012. The Company is an emerging Israeli drug development Company focusing on the development and commercialization of nitric oxide formulations for the treatment of respiratory infections and diseases. The AIT pipeline includes therapies against respiratory infections in acute and chronic diseases such as: bronchiolitis (RSV), cystic fibrosis (CF), pneumonia, and asthma.

The Company has not generated revenue from the sale of any product, and does not expect to generate significant revenue unless and until the obtaining of marketing approval and commercializing its products.

b.	On August 29, 2014, the Company established a wholly-owned subsidiary, Advanced Inhalation Therapies (AIT) Inc. ("the subsidiary") in USA. As of December 31, 2014 Advanced Inhalation Therapies (AIT) Inc. did not commence operation and is still inactive.

c.	Since its inception, the Company has devoted substantially most of its effort to business planning, research and development.

The Company has incurred losses in the amount of $4,622 during the year ended December 31, 2014, has an accumulated deficit of $6,371 as of December 31, 2014 and has accumulated negative cash flow from operating activities amounted to $1,883. These conditions raise substantial doubts about the Company's ability to continue as a going concern. The Company's ability to continue to operate is dependent upon raising additional funds to finance its activities. The Company plans to have its securities listed on the NASDAQ Stock Exchange (the "NASDAQ") in the third quarter of 2015, for the purpose of raising capital to finance its operations. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for the long-term development and commercialization of its products. The financial statements do not include any adjustments with respect to the carrying amounts of assets and liabilities and their classification that might be necessary should the Company be unable to continue as a going concern.

F - 8

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

a.	Use of estimates:

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions. The Company's management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars in thousands:

The majority of the Company's operations are currently conducted in Israel while a significant part of the Company's expenses and financing activities are denominated and determined in U.S. dollars. The Company's management believes that the U.S. dollar is the currency of the primary economic environment in which the Company operates and expects to continue to operate in the foreseeable future. Thus, the functional and reporting currency of the Company is the U.S. dollar.

The Company's transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured to U.S. dollars in accordance with ASC 830, "Foreign Currency Matters", of the Financial Accounting Standards Board ("FASB"). All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of operations as financial income or expenses, as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiary. Inter-company balances and transactions including profits from inter-company sales not yet realized have been eliminated upon consolidation.

d.	Cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less at acquisition.

F - 9

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

e.	Restricted bank deposits:

Restricted bank deposits are pledged in favor of a bank which provides to the Company guarantees with respect to office lease agreements.

f.	Property and equipment, net:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following rates:

%

Computers and electronic equipment	33
Office furniture and equipment	7-15
Clinical and medical equipment	15
Leasehold improvements	The related lease period or the economical life of the asset, the shorter

g.	Impairment for long-lived assets:

The Company's long-lived assets are reviewed for impairment in accordance with ASC 360, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. In 2014 and 2013, no impairment losses have been identified.

h.	Long-term lease deposits:

Long-term deposits include long-term deposits for motor vehicles under operating leases, presented at their cost.

F - 10

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

i.	Research and development expenses:

Research and development expenses are expensed as incurred. Those expenses include payments to third party clinical consultants, expenses related to conducting clinical trials, salaries and related personnel expenses, travel expenses, and share based compensations expenses to research and development employees.

j.	Severance pay:

The Company's liability for severance pay is pursuant to Section 14 of the Severance Compensation Act, 1963 ("Section 14"), all the employees are included under this section, and are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in the employee's name with insurance companies. Payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. The fund is made available to the employee at the time the employer-employee relationship is terminated, regardless of cause of termination. The severance pay liabilities and deposits under section 14 are not reflected in the balance sheet as the severance pay risks have been irrevocably transferred to the severance funds.

Severance pay expense for the years ended December 31, 2014 and 2013 amounted to $16 and $10, respectively.

k.	Income taxes:

The Company accounts for income taxes in accordance with ASC 740, "Income Taxes". This topic prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, to reduce deferred tax assets to the amount that is more likely than not to be realized.

The Company implements a two-step approach to recognize and measure uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% (cumulative basis) likely to be realized upon ultimate settlement.

As of December 31, 2014 and 2013, the Company has not recorded a liability for uncertain tax positions.

F - 11

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

l.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and restricted bank deposits.

Cash, cash equivalents and restricted bank deposits are invested in major banks in Israel. Management believes that the financial institutions that hold the Company's investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

m.	Fair value of financial instruments:

ASC 820, "Fair Value Measurements and Disclosures", defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., the "exit price") in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

F - 12

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

As a basis for considering such assumptions, ASC 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 -	Quoted prices (unadjusted) in active markets for identical assets that the Company has the ability to access at the measurement date.

Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 -	Unobservable inputs for the asset or liability.

Warrants to Preferred A Shares are classified within level 3 as the valuation inputs are unobservable and significant to the overall financial instrument. Refer to Note 7 for changes in fair value of the warrants to Preferred A Shares (changes in level 3).

The carrying amounts of cash and cash equivalents, restricted bank deposits, trade payables, and other accounts payable approximate their fair value due to the short-term maturities of such instruments

n.	Basic and diluted net loss per share:

Basic net loss per share is computed based on the weighted average number of Ordinary Shares outstanding during each year. Diluted net loss per share is computed based on the weighted average number of Ordinary Shares outstanding during each year plus dilutive potential equivalent Ordinary shares considered outstanding during the year, in accordance with ASC 260, "Earnings per Share."

All outstanding stock options and warrants have been excluded from the calculation of the diluted net loss per share as all such securities are anti-dilutive for all periods presented.

o.	Stock-based compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, "Compensation - Stock Compensation" that requires the measurement and recognition of compensation expense based on estimated fair values for all share-based payment awards made to employees and directors. ASC 718 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the option award is recognized as an expense over the requisite service periods in the Company's statement of operations.

The Company selected the Black-Scholes-Merton ("Black-Scholes") option-pricing model as the fair value method for its stock-options awards. The option-pricing model requires a number of assumptions as noted below:

F - 13

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Expected dividend yield - The expected dividend yield assumption is based on the Company's historical experience and expectation of no future dividend payouts. The Company has historically not paid cash dividends and has no foreseeable plans to pay cash dividends in the future.

Volatility - Since the Company is not traded on any stock exchange market, quoted prices of the Company's share are unavailable. According to ASC 718, due to insufficient or no historical data for the Company, the expected volatility determination was based on similar companies' stock volatility.

Risk free interest rate - The risk free interest rate is based on the yield of U.S Treasury bonds with equivalent terms.

Expected term - ASC 718 provides the factors to consider when estimating the expected term of an option: An option's expected term must at least include the vesting period and the employees' historical exercise and post-vesting employment termination behavior for similar grants. It also determines that if the amount of past exercise data is limited, that data may not represent a sufficiently large sample on which to base a robust conclusion on expected exercise behavior. In that circumstance, it may be appropriate to consider external data or the SEC staff's "simplified" method to the expected term. Accordingly, the Company used the "simplified" method, meaning the expected life can be set as the average of the vesting period for each vested tranche of options and the contractual term for those options.

As there has been no public market for the Company's Ordinary Shares, the fair value of the Ordinary Shares underlying the options granted in 2014 and 2013 had been determined by the Company's management, using the assistance of an independent valuation firm. The valuation of the Ordinary Shares in 2014 and 2013 was based on discounted cash flow model and by applying the option-pricing method.

The fair value for options granted in 2014 and 2013 to employees and directors of the Company is estimated at the date of grant using a Black-Scholes-Merton options pricing model with the following weighted average assumptions:

	2014	2013

Dividend yield	0%	0%
Expected volatility	93.1%	80%
Risk-free interest	1.04-1.84%	1.87-2.12%
Expected life (years)	5.3-6	5.5-6

F - 14

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company recognizes compensation expenses for the value of its awards granted based on the accelerated method over the requisite service period of each of the awards.

The Company applies ASC 505-50, "Equity-Based Payments to Non-Employees" ("ASC 505") with respect to options and warrants issued to non-employees which requires the use of option valuation models to measure the fair value of the options and warrants at the measurement date.

p.	Warrants to purchase preferred shares:

The Company accounts for freestanding warrants to purchase shares of its preferred shares as a liability on its balance sheet at fair value. The warrants to purchase preferred shares are recorded as a liability as the underlying preferred shares are contingently redeemable (upon a deemed liquidation event) and, therefore, may obligate the Company to transfer assets in the future. The warrants are subject to re-measurement to fair value at each balance sheet date and any change in fair value is recognized as a component of financial income (expense), net, on the statements of comprehensive loss. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants, the completion of deemed liquidation event or the conversion of Preferred A Shares into Ordinary Shares.

q.	New accounting pronouncement recently adopted:

In June 2014, the FASB issued ASU 2014-10 guidance to improve financial reporting by reducing the cost and complexity with the incremental reporting requirements for development stage entities. The amendments to the FASB Accounting Standards Codification under this guidance remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S GAAP.

In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and shareholders' deficit, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments are effective for annual and interim reporting periods beginning after December 15, 2014. Early application is permitted for any annual or interim period for which the entity’s financial statements have not yet been issued. The Company's management has elected to early adopt this guidance for the December 31, 2014 annual reporting period.

F - 15

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

r.	Impact of recently issued accounting standards:

In 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which defines management’s responsibility to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures if there is substantial doubt about its ability to continue as a going concern. The pronouncement is effective for annual reporting periods ending after December 15, 2016 with early adoption permitted. The Company is currently evaluating the effect, if any, that the adoption of this guidance will have on its consolidated financial statements.

NOTE 3:-	RECEIVABLES AND PREPAID EXPENSES

	December 31,
	2014	2013

Advanced to suppliers	$15	$12
Prepaid expenses	2	1
Governments authorities	29	27

	$46	$40

NOTE 4:-	PROPERTY AND EQUIPMENT, NET

	December 31,
	2014		2013
Cost:
Computers and electronic equipment	$19		$7
Office furniture and equipment	10		6
Leasehold improvement	2		-
Clinical and medical equipment	117		117

	148		130
Accumulated depreciation:
Computers and electronic equipment	4		2
Leasehold improvement	-	*)	-
Office furniture and equipment	1		-	*)
Clinical and medical equipment	31		14

	36		16

Depreciated cost	$112		$114

Depreciation expenses for the years ended December 31, 2014 and 2013 were $20 and $15, respectively.

*) Represents an amount lower than 1$.

F - 16

NOTE 5:-	OTHER ACCOUNTS PAYABLE

	December 31,
	2014	2013

Employees and payroll accruals	$59	$33
Accrued expenses	285	303

	$344	$336

NOTE 6:-	CONVERTIBLE NOTES

Starting December 2013 and until August, 2014, the Company entered into convertible notes agreements and received an aggregate amount of $1,880.

The loans bear an interest rate of 8% per annum and are convertible, with accrued interest, to the most senior shares of the Company. The maturity date of the notes, unless converted earlier, is December 12, 2017. The conversion price was set to (i) $0.31 upon voluntary conversion, and (ii) the lowest of 33.3% of the price of the most senior shares of the Company or a price per share of $0.68 ("discounted conversion price") upon mandatory conversion in the event of a "triggering event" (as defined in the agreement, e.g., initial public offering).

According to the agreement, upon a triggering event caused by a financing round of at least $2,000, the holders of the notes will have the right to participate in the next equity round, and shall have the right to purchase an amount of the most senior class of shares to be issued to the investors in such equity round, at a discounted conversion price ("participation rights"). In the event of an IPO of the Company's shares, reflecting a pre-money valuation of at least $20,000 ("qualified IPO"), the participation rights will automatically expire and the holder will instead be granted options to purchase ordinary shares of the Company, for an aggregate price of the principal amount invested via convertible notes. The exercise price of the option will be equal to the "discounted conversion price". The options will remain exercisable until the earlier of 2 years from a qualified IPO and an acquisition of the Company.

In accordance with ASC 470-20, the Company recorded a beneficial conversion feature in the amount of $1,651 and $37, in the years ended December 31, 2014 and 2013, respectively, which would be amortized along the period of the convertible notes through financial expenses unless mandatorily converted earlier. Since the Company needed to support and finance its ongoing operation, the Company entered into the convertible notes agreements based on a lower Company value (value consistent with prior financing rounds) compared to the Company's current value at the commitment date of the convertible notes. The difference between the values resulted in the aforementioned beneficial conversion feature.

In the year ended December 31, 2014, the Company recorded $290 of amortization expenses in respect to the convertible notes beneficial conversion feature.

F - 17

NOTE 6:-	CONVERTIBLE NOTES (Cont.)

In addition, subsequent to December 31, 2014, the Company received additional $1,075 ($65 of the amount was not in cash) as proceeds from convertible notes at the same terms as the above mentioned convertible notes (refer also the note 14(b) below). The beneficial conversion feature of these convertible notes is $1,075.

NOTE 7:-	LIABILITY IN RESPECT OF WARRANTS TO PREFERRED A SHARES

a.	In November 2012 and August 2013, the Company issued Preferred A Shares for a total consideration of $745 (net of issuance costs) and $312, respectively. As part of each financing round, the Company has issued 1,633,855 and 130,708 warrants to purchase Preferred A Shares, respectively. The warrants are exercisable to Preferred A Shares on a 1:1 basis with an exercise price of $0.31 per share. Half of the warrants may be exercised in whole or in part, in a fully cash payment, at any time until the earlier of: (i) the expiry of 36 months from the date of the first closing and (ii) consummation of the next equity financing round in the Company by, inter alia, non-affiliated investors, in an aggregate consideration of at least $1,000 ("the first financing"). The second half of the warrants may be exercised in whole or in part, in a fully cash payment, at any time until the earlier of: (i) the expiry of 24 months from the date of consummation of the "first financing" and (ii) consummation of the next equity financing round in the Company following the first financing by, inter alia, non-affiliated investors in an aggregate consideration of at least $1,000.

The Company has allocated the proceeds and issuance expenses in each financing round to the warrants and Preferred A shares issued.

In April 2014, following the Shares Purchase Agreement ("SPA") dated November 2012 and the related warrants issued as mentioned above, the Company committed to issue warrants to purchase up to 65,355 of the Company's Preferred A Shares to a consultant in respect to services provided as part of the SPA (refer also to note 10(c)(7)).

In accordance with ASC 480 "Distinguishing Liabilities from Equity", the warrants to preferred A Shares are classified as a liability and remeasured to fair value at each reporting date. The changes in the fair value are recorded as an expense or income in the statements of comprehensive loss.

Warrants to Preferred A Shares are classified within level 3 as the valuation inputs are unobservable and significant to the overall financial instrument. Refer to below for changes in fair value of the warrants to Preferred A Shares (changes in level 3).

F - 18

NOTE 7:-	LIABILITY IN RESPECT OF WARRANTS TO PREFERRED A SHARES (Cont.)

b.	Summary of warrants to Preferred A Shares activity is as follow:

	Warrants issued
	2012	2013	2014	Total

Fair value as of January 1, 2013	$340	$-	$-	$340

Fair value of warrants issued	-	51	-	51

Revaluation to fair value at year end	207	(10)	-	197

Fair value as of December 31, 2013	547	41	-	588

Fair value of warrants issued	-	-	78	78

Revaluation to fair value at year end	1,892	147	16	2,055

Fair value as of December 31, 2014	$2,439	$188	$94	$2,721

As of December 31, 2014 all warrants remained outstanding.

NOTE 8:-	INCOME TAXES

a.	Tax rates applicable to the Company:

Taxable income of Israeli companies is subject to tax rate of 26.5% in 2014 and 25% in 2013.

b.	Net operating losses carry forward:

Advanced Inhalation Therapies (AIT) Ltd. has accumulated losses for tax purposes as of December 31, 2014 in the amount of approximately $2,820 which may be carried forward and offset against taxable income in the future for an indefinite period.

Advanced Inhalation Therapies Inc. has not commenced operation as of December 31, 2014 and therefore does not have any carryforward losses as of that date.

F - 19

NOTE 8:-	INCOME TAXES (Cont.)

c.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	December 31,
	2014	2013
Deferred tax assets:
Operating loss carry forward	$747	$226
Reserves and allowances	6	3
Research and Development	254	181

Net deferred tax asset before valuation allowance	1,007	410
Valuation allowance	(1,007)	(410)

Net deferred tax asset	$-	$-

As of December 31, 2014, the Company has provided valuation allowances of $1,007 in respect to deferred tax assets resulting from tax loss carry forward and other temporary differences. Management currently believes that since the Company has a history of losses it is more likely than not that the deferred tax regarding the loss carry forward and other temporary differences will not be realized in the foreseeable future.

d.	No liability for uncertain tax positions was recorded as a result of implementation of ASC 740.

e.	The main reconciling item between the statutory tax rate of the Company and the effective tax rate is the recognition of valuation allowances in respect to deferred taxes relating to accumulated net operating losses carried forward due to the uncertainty of the realization of such deferred taxes.

NOTE 9:- CONTINGENT LIABILITIES AND COMMITMENTS

a.	The Company is engaged in an operating lease agreement for its office facilities. Future minimum non-cancelable rental payments under the operating lease are $25 for the year ending December 31, 2016. Rent expenses for the year ended December 31, 2014 amounted to $22.

F - 20

NOTE 9:- CONTINGENT LIABILITIES AND COMMITMENTS (Cont.)

b.	The Company leases motor vehicles under cancelable lease agreement. The Company has an option to be released from this lease agreement, which may result in penalties in a maximum amount of approximately $3.

Rent and motor vehicle expenses under operating leases for the year ended December 31, 2014 and 2013 were $33 and $19.

c.	In November 2011, one of the Company's shareholders entered into a technology license agreement with a university for a total consideration of $40 on behalf of the Company. The consideration was paid by the shareholder and subsequently after the Company commenced operation in 2012 was assumed by the Company. According to the agreement, the university grants the Company certain exclusive rights to a technology for the earlier of a period of 10 years or the termination of collaborative research agreement which will be agreed between the parties. On February 2013, the Company has entered into the collaborative research agreement with the university where the Company agreed to fund the research in the amount of $188 in four equal installments. For the year ended December 31, 2014 and 2013 the Company recorded expenses in the amount of $46 and $142, respectively, for the collaborative research agreement and the technology agreement.

d.	In October 2013, the Company entered into a certain patent license agreement with a third party. The Company is obligated to pay the third party one digit percentage royalties of the licensed product revenues. The Company did not record any revenues and therefore no royalties were paid or accrued.

e.	In September 2014, the Company entered into certain consulting agreement. Future minimum non-cancelable payments under this agreement are $19. Consulting expenses for the year ended December 31, 2014 amounted to $17.

F - 21

NOTE 10:-	SHAREHOLDERS' DEFICIENCY

a.	All ordinary shares and per share data included in these financial statements for all periods presented have been retroactively adjusted to reflect the issuance in July 2012 of 24,999-to-one bonus shares (equivalent to a 25,000-for-1 share split).

b.	Share capital:

1.	Ordinary Shares

The Ordinary Shares confer upon their holders the right to participate and vote in general shareholders meetings of the Company and to share in the distribution of dividends, if any, declared by the Company, rights to receive a distribution of assets upon liquidation.

2.	Preferred A Shares:

The Preferred A Shares confer on the holders thereof all rights accruing to holders of Ordinary Shares in the Company and, in addition, bear the following rights (and such other rights set forth in the Company's Article of Association):

Voting - Every holder of Preferred A Shares shall have one vote for each Ordinary Share into which the Preferred A Shares held by him of record could be converted, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means. The holders of each class of Preferred A Shares shall vote separately on all matters that by law or under the Articles of Association are subject to a class vote.

Conversion - Each Preferred A Share shall be convertible, without payment of additional consideration, by the holder thereof into Ordinary Shares at the option of the holder thereof, at any time after the date on which such Preferred A Share was issued by the Company. In addition, all Preferred A Shares are mandatorily convertible into Ordinary Shares simultaneously with the occurrence of the first to occur of (A) the consummation of an initial public offering of the Company’s Ordinary Shares ("IPO"), reflecting a pre-money valuation of the Company of no less than $20,000 and netting to the Company proceeds of no less than $5,000; or (B) the holders of the majority of the issued and outstanding Preferred A Shares elect to convert their Preferred A Shares into Ordinary Shares.

F - 22

NOTE 10:-	SHAREHOLDERS' EQUITY (DEFICIENCY) (Cont.)

Dividend Preference - When, as, and if a dividend is declared and distributed, the holders of the Preferred A Shares shall be entitled to receive, prior to any distribution of dividends to the holders of Ordinary Shares, a dividend, up to the cumulative aggregate amount, with respect to all dividends distributed, of the Preferred A Preference Amount (as defined below). After the dividend preferences of the Preferred A Shares have been paid in full, the Preferred A Shares will participate pro-rata with the Ordinary Shares in the receipt of any additional dividends on an as-converted basis.

Liquidation Preference- In the event of any liquidation (including a deemed-liquidation event), each of the holders of Preferred A Shares, then outstanding, shall be entitled to be paid out of the assets available for distribution to the shareholders, whether capital, surplus, earnings, securities or assets of any kind (the “Liquidation Assets”), prior and in preference to any distribution, declaration or setting apart for payment of any amount made in respect of any other shareholder an amount per share equal to the original issue price plus 8% per annum, plus any accrued but unpaid dividends thereon, but minus any dividends previously declared and paid for such share (“Preferred A Preference Amount”). In case the assets and funds thus distributed among the holders of the Preferred A Shares shall be insufficient to permit the payment to such holders of the full Preferred A Preference Amount, then all the liquidation assets shall be distributed ratably among the holders of the Preferred A Shares in proportion to the full preferential amounts such holders are entitled to receive.

Notwithstanding the above mentioned, the total amount distributed to the holders of Preferred A Shares, shall not exceed the greater of: (a) (i) if the Liquidation Event or Deemed Liquidation Event shall occur during a period of three years following the closing of the SPA, a total liquidation amount per share equal to three times the original issue price, plus any declared but unpaid dividends or (ii) if a Liquidation Event shall occur following a period of three years following the closing of the SPA, a total liquidation amount per share equal to four times the original issue price, plus any declared but unpaid dividends, and (b) the amount such holder would receive if all shares of Preferred A Shares had been converted to Ordinary Shares immediately prior to such Liquidation Event or Deemed Liquidation.

The Preferred A Preference amount or the liquidation preference as of December 31, 2014 amounted to $1,475.

F - 23

NOTE 10:-	SHAREHOLDERS' EQUITY (DEFICIENCY) (Cont.)

c.	Issuances of share:

1.	In May 2011, upon the Company`s incorporation, the Company issued 100 Ordinary Shares, to one of its founders, for their par value of 0.01 NIS per share. In June 2012, the Company issued an additional 300 Ordinary Shares to its other founders, for their par value of 0.01 NIS per share.

2.	In July 2012, the Company issued bonus shares to all existing shareholders of the Company, so that for each share of the Company, nominal value 0.01 NIS, will be issued additional 24,999 Ordinary Shares, so that following such issuance, the total outstanding shares will amount to 10,000,000 shares.

3.	In August 2012, the Company issued 1,628,100 Ordinary Shares, of which 814,100 shares were issued to then current shareholders for their par value of 0.01 NIS and 814,000 shares were issued to a legal consultant in respect to legal services. The total share based expenses recognized as general and administrative expenses were $14.

4.	In November 2012, the Company signed a Share Purchase Agreement ("SPA") with various investors to raise capital and issue up to 4,084,638 shares of the Company`s Series A Preferred Shares, par value of 0.01 NIS, for a total consideration of up to $1,250, reflecting a price per share of $0.306025. The Company has issued 2,450,783 Preferred A Shares for a total consideration of $750. In addition, the Company issued additional 78,425 Preferred A Shares at par value to a consultant in respect to services provided as part of the SPA.

In addition, as part of the SPA, the Company has issued to one of the investors 1,633,855 warrants to purchase Preferred A Shares (Refer to Note 7 for further details).

5.	In August 2013, as a second installment to the SPA dated November 2012, the Company issued 1,021,159 Preferred A Shares for a total consideration of $312. In addition, the Company issued additional 32,677 Preferred A Shares at par value to a consultant in respect to services provided as part of the SPA.

In addition, as part of the second installment of the SPA, the Company issued to one of the investors 130,708 warrants to Preferred A Shares (Refer to Note 7 for further details).

6.	In October 2013, the Company engaged into a strategic advisory agreement with a certain third party. According to the agreement, the Company issued the third party fully vested warrants to purchase 686,220 Ordinary Shares of the Company at an exercise price of $1.02 per warrant.

F - 24

NOTE 10:-	SHAREHOLDERS' DEFICIENCY (Cont.)

7.	In April 2014, as a part of the second installment to the SPA dated November 2012, the Company issued 612,696 Preferred A Shares for a total consideration of $187. In addition, the Company issued to a consultant (a) 19,606 Preferred A Shares at par value (fair value of approximately $38 based on the Preferred A Share value as of the issuance date), and (b) warrants to purchase up to 65,355 of the Company's Preferred A Shares (fair value of approximately $78 based on the Preferred A Share Warrants value as of the issuance date - refer also to note 7).

d.	Stock options granted to employees.

In September and December 2013, the Company authorized through its 2013 incentive option plan (the "2013 Plan"), the grant of options to officers, directors, advisors, management and other key employees. The Company reserved for grants of options up to 1,246,680 of the Company's Ordinary Shares. The options granted have generally between 2 to 4 years vesting terms and expire 10 years after the grant date. Certain options will be accelerated upon fulfillment of certain conditions. As of December 31, 2014, 416,223 options were still available for future grants under the Plan.

A summary of the Company's options activity (for employees and directors) under the Company's 2013 Share Option Plan is as follows:

	Year ended December 31,
	2014
	Number of options	Weighted average exercise price	Weighted average remaining contractual life

Outstanding at beginning of year 2014	439,719	$0.01	9.7

Granted	113,113	0.68	9.38
Exercised	-	-	-
Forfeited	-	-	-

Outstanding at end of year 2014	552,832	$0.15	8.84

Options vested and expected to vest	552,832	$0.15	8.84

Options exercisable	435,114	$0.04	8.73

As of December 31, 2014, the aggregated intrinsic value of outstanding options and exercisable options is $535 and $468, respectively.

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NOTE 10:-	SHAREHOLDERS' DEFICIENCY (Cont.)

As of December 31, 2014, the unrecognized compensation expenses to be recognized in 2015 through 2017 are $112.

Total weighted average grant date fair value of options granted in 2014 is $1.234.

e.	Options granted to consultants:

The Company granted options to certain service providers under the Company's EDOP plan and accounted for these options in accordance with ASC 505-50.

The outstanding options granted to the Company's consultants are as follows:

Grant date	Number of options	Exercise price		Expiration date
September 8, 2013	137,129		$0.5	September 8, 2023
September 8, 2013	18,789	$	*)	September 8, 2023
December 29, 2013	28,184		$0.5	December 29, 2023
April 8, 2014	73,523	$	*)	April 8, 2024
July 24, 2014	20,000		$0.68	July 24, 2024

	277,625

*)	Represents an amount lower than $ 1.

f.	Share-based payment:

The share based expense recognized in the financial statements for services received from employees and non-employees is shown in the following table:

	Year ended December 31,
	2014	2013

Research and development	$185	$55
General and administrative expenses	56	160

	$241	215

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NOTE 11:-	RELATED PARTIES BALANCES AND TRANSACTIONS

Balances with related parties:

	December 31,
	2014	2013

Convertible notes (e)	$280	$50

Other accounts payable (b),(f)	$21	6

Loan from related party (a)	$28	$9

Related parties' expenses:

	Year ended December 31,
	2014	2013
Amounts charged to:

General and administrative expenses (d),(f)	$96	$23

Research and Development expenses (b), (c)	$103	$77

Financial expense (a), (e)	$91	$1

a.	On April 9, 2012, the Company signed a loan agreement with one of its shareholders for a total amount of $27. The loan bears an interest of 3% per annum and is payable on the earlier of December 31, 2015 or in two installments of $20 and $7. On November 2012, an amount of $20 was repaid by the Company.

On February 10, 2014, the Company signed a loan agreement with one of its shareholders for a total amount of $22. The loan bears an annual interest rate of approximately 4% in and is payable at December 31, 2015.

b.	On September 9, 2012, the Company signed an agreement with a consultant, who is also one of the Company's shareholders, such agreement was amended on November 8, 2012. According to the agreement the consultant will provide the Company with Chief Medical Officer Services for a consideration of approximately $3 per month.

c.	On December 15, 2012, the Company signed an agreement with a consultant, who is also one of the Company's shareholders. According to the agreement the consultant will provide the Company with all Chief Scientific Officer services based on hourly rate. For the years ended December 31, 2014 and 2013 the company recorded expenses in the amount of 60$ and $17.

d.	On November 26, 2012 the Company signed an agreement with a consultant, who is also a related party of the Company. According to the agreement, the Company will receive legal and notary services from the consultant. For the years ended December 31, 2014 and 2013 the Company recorded expenses in the amounts of $51 and $23, respectively.

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NOTE 11:-	RELATED PARTIES BALANCES AND TRANSACTIONS (Cont.)

e.	In December 2013 and during the year ended 2014 the Company signed a certain convertible note agreements of which consideration of $280 and $50 were with related parties as of December 31, 2014 and 2013 respectively (refer also to the note 6 for further details).

f.	On October 1, 2014, the Company signed an agreement with a consultant, who is also one of the Company's shareholders. According to the agreement the consultant will provide the Company with all Chief Executive Officer services based on monthly rate. For the year ended December 31, 2014 the Company recorded expenses in the amount of $45.

NOTE 12:-	FINANCIAL INCOME, NET

	Year ended December 31,
	2014	2013
Financial expenses:
Interest expense	$91	$5
Exchange rate	30	-
Beneficial conversion feature in respect to convertible note	290	-

	$411	$5
Financial income:
Interest income	*)	*)
Exchange rate	-	12

	*)	$12

	$411	$(7)

*) Represents an amount lower than $ 1.

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NOTE 13:-	BASIC AND DILUTED NET LOSS PER SHARE

The following table sets forth the computation of the Company's basic and diluted net loss per share of Ordinary share:

	Year ended December 31
	2014	2013
Net comprehensive income	$(4,622)	$(1,574)
Preferred A Shares dividend	(185)	(71)

Net loss attributable to Ordinary shares as reported	$(4,807)	$(1,645)

Shares used in computing net loss per share of Ordinary shares, basic and diluted	11,628,100	11,628,100

Net loss per share of Ordinary share, basic and diluted	(0.41)	(0.14)

For the years ended December 31, 2014 and 2013, all outstanding options and warrants have been excluded from the calculation of the diluted net loss per share since their effect was anti-dilutive.

NOTE 14:-	SUBSEQUENT EVENTS

a.	The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of financial statements to identify matters that require additional disclosure. For its financial statements as of December 31, 2014 and for the year then ended, the Company evaluated subsequent events through the date that the financial statements were issued. Except as described below, the Company has concluded that no subsequent event has occurred that requires disclosure.

b.	During 2015 the Company received $1,075 ($65 of the amount was not in cash) in respect to convertible loan agreements entered in 2015 with existing and new lenders. In accordance with ASC 470-20, the Company will record a beneficial conversion feature, where applicable, which will be amortized over the period of the convertible loan through financial expenses.

c.	In January, 2015 one of the Company's shareholder's exercised 816,928 warrants to 816,928 preferred A shares of nominal value of NIS 0.01 each for a total consideration of $250 which reflects an exercise price of $0.306. In addition, the Company issued additional 32,677 Preferred A Shares at par value to a consultant in respect to services provided as part of the SPA.

d.	On March 4, 2015 the Company entered into an agreement with certain gas supplier. According to the agreement, the supplier will receive royalties and exclusivity on the US market in exchange for gas supply for clinical studies for Bronchiolitis.

F - 29

Ordinary Shares

PROSPECTUS

Aegis Capital Corp

Until and including                 , 2015, 25 days after the date of this prospectus, all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

An Israeli company may indemnify an office holder in respect of certain liabilities either in advance of an event or following an event provided that a provision authorizing such indemnification is inserted in its articles of association. Our amended and restated articles of association contain such a provision. An undertaking provided in advance by an Israeli company to indemnify an office holder with respect to a financial liability imposed on him or her in favor of another person pursuant to a judgment, settlement or arbitrator’s award approved by a court must be limited to events which in the opinion of the board of directors can be foreseen based on the Company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking must detail the abovementioned events and amount or criteria.

In addition, a company may indemnify an office holder against the following liabilities incurred for acts performed as an office holder:

•	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or as a monetary sanction;
•	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the Company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for a crime that does not require proof of criminal intent;
•	an Israeli company may insure a director or officer against the following liabilities incurred for acts performed as a director or officer;
•	a breach of duty of care to the Company or to a third party, including a breach arising out of the negligent conduct of an office holder;
•	a breach of duty of loyalty to the Company, provided the director or officer acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the Company; and
•	Financial liabilities imposed on the office holder for the benefit of a third party.

An Israeli company may not, however, indemnify or insure an office holder against any of the following:

•	a breach of duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the Company;

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive unlawful personal benefit; or

•	a fine, monetary sanction, penalty or forfeit levied against the office holder.

The Israeli Securities Law, provides that a company cannot obtain insurance against or indemnify a third party (including its officers and/or employees) for any administrative procedure conducted by the Israeli Securities Authority and/or monetary fine (other than for certain legal expenses and payments of damages to an injured party). The Israeli Securities Law permits insurance coverage and/or indemnification for certain liabilities incurred in connection with an administrative procedure, such as reasonable legal fees and certain compensation payable to injured parties for damages suffered by them, provided that such insurance and/or indemnification is permitted under the company’s articles of association.

II - 1

Under the Israeli Companies Law, indemnification and insurance of office holders must be approved by our compensation committee, our board of directors and, in certain circumstances, by our shareholders. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law, Securities Law and our articles of association. In addition, we have entered into indemnification agreements with each of our directors and officers providing them with indemnification for liabilities or expenses incurred as a result of acts performed by them in their capacity as our, or our subsidiaries’, directors and officers. This indemnification is limited both in terms of amount and coverage. In the opinion of the SEC, however, indemnification of directors and office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

It is our intention to include in our office holders compensation policy to be brought for approval of the shareholders following the initial issuance of the securities hereunder (and as required under the Israeli Companies Law) applicable provisions with respect to directors’ and officers’ liability insurance for the benefit of our office holders, as well as with respect to indemnification of office holders.

Item 7.	Recent Sales of Unregistered Securities

Set forth below are the sales of all securities by the Company since the date of the Company’s inception on May 1, 2011.

•	On May 1, 2011, we issued 100 ordinary following the Company's incorporation.

•	In June 2012, we issued an aggregate of 300 ordinary shares pursuant to a founder's agreement.

•	In July 2012, we issued an aggregate of 9,999,600 ordinary shares, pursuant to a grant of bonus shares to holders of our ordinary shares at a rate of 1: 25,000.

•	On August 15, 2012, we issued an aggregate of 1,628,100 ordinary shares as consideration for services given upon the incorporation of the Company.

•	On November 5, 2012, we issued an aggregate of 2,450,783 series A preferred shares pursuant to a private placement, at a price per share of $0.31. In addition, we issued warrants to purchase up to 1,633,855 series A preferred shares at an exercise price of $0.31 per share. These warrants will expire as follows: (i) warrants to purchase 816,927 of our series A preferred shares which were exercised on January 15, 2015 and (ii) warrants to purchase 816,928 of our series A preferred shares will expire upon the earlier of (a) expiry of 24 months from the date of consummation of this offering and (b) consummation of the next equity financing, following this offering, by non-affiliated investors in an aggregate consideration of at least $1,000,000. We assume the warrants will be exercised for cash prior to expiration.

•	On November 5, 2012, we issued 78,425 series A preferred shares pursuant to an option agreement at an exercise price of par value per share.

•	In August 2013, we issued an aggregate of 1,021,159 series A preferred shares pursuant to a private placement, at a price per share of $0.31. In addition, we issued warrants to purchase up to 130,708 series A preferred shares at an exercise price of $0.31 per share. The warrants will expire as follows: (i) warrants to purchase 65,534 of our series A preferred shares will expire prior to the closing of this offering and (ii) warrants to purchase 65,534 of our series A preferred shares will expire upon the earlier of (a) expiry of 24 months from the date of consummation of this offering and (b) consummation of the next equity financing, following this offering, by non-affiliated investors in an aggregate consideration of at least $1,000,000. We assume the warrants will be exercised for cash prior to expiration.

•	In August 2013 we issued 32,677 series A preferred shares pursuant to an option agreement an exercise price of par value per share.

•	On September 8, 2013, we granted options to employees and consultants under our 2013 Plan covering an aggregate of 609,997 ordinary shares, at a weighted average exercise price of $0.14 per share. Options to purchase 14,670 of these ordinary shares were subsequently forfeited.

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•	On October 3, 2013, we issued warrants to purchase up to 686,220 ordinary shares to Landslide IP Group, LLC (Landslide) as consideration for professional services, at an exercise price of $1.02 per share. The warrants will expire prior to the closing of this initial public offering. On February 6, 2014, Landslide transferred warrants to purchase up to 196,062 ordinary shares to Botein & Company LLC and INF Pro Enterprises Inc. The warrants will expire upon the closing of this offering. We assume the warrants will be exercised for cash, or by cashless mechanism, prior to their expiration.

•	On December 29, 2013, we granted options to employees and consultants under our 2013 Plan covering an aggregate of 43,184 ordinary shares, at a weighted average exercise price of $0.43 per share.

•	On April 8, 2014, we granted options to a consultant under our 2013 Plan covering an aggregate of 73,523 ordinary shares, at an exercise price of par value per share. In addition, we granted the consultant options to purchase 65,355 series A preferred shares (which will be automatically converted on a one-for-one basis into ordinary shares immediately prior and subject to the closing of this offering), issuable subject to the exercise of another investor’s warrants and options to purchase 24,132 ordinary shares, issuable subject to the conversion of a convertible note of another investor.

•	On April 24, 2014 we issued an aggregate of 612,696 series A preferred shares pursuant to a private placement, at a price per share of $0.31.

•	On April 24, 2014, we issued 19,606 series A preferred shares pursuant to an option agreement.

•	In May 2014, we granted options to an officer of the Company under our 2013 Plan covering an aggregate of 103,913 ordinary shares, at an exercise price of $0.68 per share.

•	In July 2014, we granted additional 9,200 options to employees and 20,000 options to consultants, at an exercise price of $0.68 per share.

•	From December 2013 and as of August 1, 2015, we issued convertible promissory notes in an aggregate principal amount of $2,950,000, and accrued interest in the amount of $200,872. The convertible promissory notes will be automatically converted immediately prior and subject to the consummation of this initial public offering into 4,633,254 ordinary shares, reflecting a conversion rate of $0.680056 per share. Under the terms of the convertible promissory notes, upon the consummation of this offering, holders of the convertible promissory notes are expected to receive options to purchase an aggregate of 4,337,878 ordinary shares at an exercise price of $0.680056 per share.

•	On January 15, 2015, we issued 816,927 series A preferred shares pursuant to the exercise of a warrant.

•	On March 1, 2015, we granted options to a consultant of the Company under our 2013 Plan covering an aggregate of 463,876 ordinary shares, at an exercise price of $0.68 per share.

•	On June 8, 2015, we granted options to an employee of the Company under our 2013 Plan covering an aggregate of 18,978 ordinary shares, at an exercise price of $0.68 per share.

•	On July 1, 2015, we granted options to an employee of the Company under our 2013 Plan covering an aggregate of 300,000 ordinary shares, at an exercise price of $0.68 per share.

•	On August 1, 2015, we issued 32,677 series A preferred shares pursuant to an option agreement.

•	On August 8, 2015, we granted options to a consultant of the Company under our 2013 Plan covering an aggregate of 100,000 ordinary shares, at an exercise price of $0.68 per share.

We claimed exemption from registration under the Securities Act for the foregoing transactions under Regulation S under the Securities Act and/or Section 4(a)(2) under the Securities Act. No underwriters were employed in connection with the securities issuances set forth in this Item 7.

II - 3

Item 8.	Exhibits and Financial Statement Schedules

Exhibits:

Number	Exhibit Description
1.1*	Form of Underwriting Agreement by and among the Company and the underwriters named therein
3.1	Articles of Association of the Company, as currently in effect
3.2*	Amended and Restated Articles of Association of the Company, to be in effect upon completion of this offering
4.1*	Form of Representative’s Warrant
4.3	Form of Convertible Promissory Note
5.1*	Opinion of Zysman, Aharoni, Gayer & Co., Israeli counsel to the Company, as to the validity of the ordinary shares being offered (including consent)
10.1	Advanced Inhalation Technologies (AIT) Ltd. 2013 Share Option Plan
10.2*	Agreement, dated August 3, 2015, by and between the Company and Ron Bentsur
10.3*	Service Agreement, dated October 1, 2014, by and between the Company and Dandelion Investments Ltd.
10.4	Employment Agreement, dated September 9, 2012, by and between the Company and Racheli Vizman
10.5	Addendum to Employment Agreement, dated May 30, 2013, by and between the Company and Racheli Vizman
10.6	Addendum to Employment Agreement, dated April 8, 2014, by and between the Company and Racheli Vizman
10.7	Addendum to Employment Agreement, dated July 12, 2015, by and between the Company and Racheli Vizman
10.8*	License Agreement, dated November 1, 2011, by and between the Company and the University of British Columbia
10.9*	Non-Exclusive License Agreement, dated October 22, 2013, by and between the Company and SensorMedics Corporation (CareFusion)
23.1	Consent of Kost Forer Gabbay & Kasierer (a Member of EY Global)
23.2*	Consent of Zysman, Aharoni, Gayer & Co. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement)

* To be filed by amendment.

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Company’s financial statements and related notes thereto.

Item 9. Undertakings

(a)          The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II - 4

(c)          The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)          The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II - 5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on August 24, 2015.

ADVANCED INHALATION THERAPIES (AIT) LTD.

By:	/s/ Amir Avniel
Amir Avniel
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Advanced Inhalation Therapies (AIT) Ltd. hereby constitute and appoint each of Amir Avniel and Racheli Vizman with full power of substitution, each of them singly our true and lawful attorneys-in-fact and agents to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form F-1, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Bentsur	Executive Chairman of the Board of Directors	August 24, 2015
Ron Bentsur

/s/ Amir Avniel	Chief Executive Officer and Director	August 24, 2015
Amir Avniel	(Principal Executive Officer)

/s/ Yossef Av-Guy	Chief Scientific Officer and Director	August 24, 2015
Yossef Av-Guy

/s/ Racheli Vizman	Chief Operation Officer	August 24, 2015
Racheli Vizman

/s/ Ifat Tal	VP of Finance	August 24, 2015
Ifat Tal	(Principal Financial and Accounting Officer)

/s/ Pinchas Yizchak Ben Elazar	Director	August 24, 2015
Pinchas Yizchak Ben Elazar

/s/ Ari Raved	Director	August 24, 2015
Ari Raved

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, the duly authorized representative in the United States of Advanced Inhalation Therapies Ltd., has signed this registration statement on August 25, 2015.

/s/ ZYSMAN, AHARONI, GAYER AND
SULLIVAN & WORCESTER LLP

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